As filed with the Securities and Exchange Commission on December 17, 2007
Registration No. 333-145765

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2
Amendment No. 6
to
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRNETX HOLDING CORPORATION
(Name of small business issuer in its charter)

Delaware	8980	77-0390628
(State of Incorporation)	(primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

5615 Scotts Valley Drive, Suite 110
Scotts Valley, California 95066
(831) 438-8200
(Address and telephone number of principal executive offices and principal place of business)

Kendall Larsen
Chief Executive Officer
VirnetX, Inc.
5615 Scotts Valley Drive, Suite 110
Scotts Valley, California 95066
(831) 438-8200
(Name, address and telephone number of agent for service)

Copies to:

Lowell D. Ness, Esq.	Adam J. Agron, Esq.
Orrick, Herrington & Sutcliffe LLP	Eric M. Vinton, Esq.
1000 Marsh Road	Brownstein Hyatt Farber Schreck, P.C.
Menlo Park, California 94025	410 17th Street, Suite 2200
(650) 614-7400	Denver, Colorado 80202
(303) 223-1100

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Each Class of	Aggregate Offering	Amount of
Securities to be Registered	Price	Registration Fee
Common stock, par value $0.0001 per share	$37,400,000(1)(2)	$1,149(3)

(1)	On a post-split basis, this includes:

•	3,000,000 shares of common stock that are being registered for sale by the Registrant;

•	450,000 shares of common stock that are being registered in connection with an over-allotment option granted to the underwriter;

•	300,000 shares of common stock underlying the warrant issued to the underwriter;

•	5,333,333 shares of common stock being registered for resale by certain stockholders of the Registrant; and

•	266,667 shares of common stock underlying certain warrants being registered for resale by certain warrant holders of the Registrant.

Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses.

The first prospectus forming a part of this registration statement is to be used in connection with the underwritten public offering of 3,750,000 shares of common stock, on a post-split basis, including 450,000 shares subject to the underwriter’s over-allotment option and 300,000 shares subject to the warrant to be issued to the underwriter. The first prospectus immediately follows this explanatory note.

The second prospectus forming a part of this registration statement is to be used in connection with the resale by named stockholders and warrant holders of VirnetX Holding Corporation of up to 5,600,000 shares of common stock of VirnetX Holding Corporation, on a post-split basis.

The second prospectus will consist of:

•	the cover page and inside cover page immediately following the first prospectus on pages SS-1 and SS-2, which will replace such pages in the first prospectus;

•	the sections entitled “Selling Security Holders” and “Plan of Distribution” on pages SS-3 and SS-4 which will appear in place of the section entitled “Underwriting” in the first prospectus;

•	pages 1 through 46 of the first prospectus, other than the section entitled “Underwriting;”

•	pages F-1 through F-48 of the first prospectus; and

•	the back cover page, which immediately follows the inside back cover page of the first prospectus, which will replace such page in the first prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 17, 2007

PRELIMINARY PROSPECTUS

VIRNETX HOLDING CORPORATION

3,000,000 Shares
Common Stock

We are offering 3,000,000 shares of our common stock.

Our common stock is quoted on the OTC Bulletin Board under the symbol “VNXH.” On December 13, 2007, the last reported sales price of our common stock as reported on the OTC Bulletin Board was $6.00 per share (on a post-split basis). We have applied for listing on the American Stock Exchange with the ticker symbol “VHC” to take effect prior to the closing of the offering.

We have also registered by a separate prospectus the resale by our existing stockholders and warrant holders of up to 5,600,000 shares of our common stock.

Investing in our common stock involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 5 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF COMMON STOCK OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total

Price to public	$	$
Underwriting discount	$	$
Proceeds, before expenses, to VirnetX Holding Corporation	$	$

Our underwriter is offering these shares on a firm commitment basis and expects that delivery of shares will be made on or about          , 2007. We have granted the underwriter a 45-day option to purchase up to 450,000 additional shares (on a post-split basis) from us at the public offering price, less the underwriting discount, to cover over-allotments. In addition, we will issue to the underwriter a warrant to purchase 300,000 shares (on a post-split basis) of our common stock. Both the underwriter’s over-allotment option and warrant are subject to adjustment for stock splits, stock dividends or similar transactions.

Gilford Securities Incorporated

          , 2007

SUMMARY

The following summary provides an overview of certain information about our company and the offering and may not contain all the information that may be important to you. This summary is qualified in its entirety by and should be read together with the information contained in other parts of this prospectus. You should carefully read this entire prospectus before making a decision about whether to invest in our common stock.

Our Company

From inception in 1992 until January 2003, VirnetX Holding Corporation (through its predecessor corporation) was engaged in the business of developing and licensing software that enabled internet and web based communications. As of January 31, 2003, we had sold all of our operating assets, and since such time our only source of revenue has been derived from nominal royalties payable to our wholly-owned Japan subsidiary, Network Research Corp. Japan, Ltd. pursuant to the terms of a single license agreement. We acquired VirnetX as a wholly-owned subsidiary on July 5, 2007 and ceased being a shell company. Additionally, pursuant to the merger with VirnetX, we experienced a change in control, with the former securityholders of VirnetX acquiring control of VirnetX Holding Corporation.

Our wholly owned subsidiary, VirnetX, was incorporated in the State of Delaware in August 2005. It is a development stage company that was formed to commercialize a patent portfolio for providing solutions for secure real-time communications such as instant messaging, or “IM,” and voice over internet protocol, or “VoIP.” VirnetX has acquired certain patents from Science Applications International Corporation, a systems, solutions and technical services company based in San Diego, California (better known as “SAIC”).

Principal Products and Services

Technology and Solutions Business

Our primary strategy for our technology and solutions business is to commercialize our patented technology in the area of secure real-time communication. We are developing technology for:

•	“single-click” and “zero-click” security solutions for real-time communications; and

•	“end-to-end” security for VoIP, video conferencing and other types of peer-to-peer collaboration without degradation in quality of service.

In addition, we expect to continue to generate nominal royalties payable to our Japan subsidiary pursuant to the terms of a single license agreement.

Contract Services Business

Our primary strategy for our contract services business is to leverage our research and development group to provide contract research, prototyping, systems integration and technical services to numerous branches of the U.S. Federal government, network service providers and other OEM partners. Our team is staffed with nationally accredited scientists who have experience with research and development projects concerning industry-wide security solutions as well as national security. We intend to provide these contract services to assist the research and development efforts of our corporate and OEM developers by providing outsourced research, deployment and testing services designed to secure and simplify networks.

We believe that the revenue generated by our contract services business will eventually partially offset the costs of our technology and solutions business and will provide us with the opportunity to generate future strategic relationships and licensing opportunities. We also anticipate that future contract services projects will enable us to develop promising new technologies that can be commercialized through our technology and solutions business.

Microsoft Litigation

We believe Microsoft Corporation is infringing certain of our patents including certain patents we acquired from SAIC. Accordingly, on February 15, 2007, we filed a complaint against Microsoft in the United States District

Court for the Eastern District of Texas, Tyler Division. Pursuant to our amended complaint, we allege that Microsoft infringes three of our U.S. patents. We are seeking both damages, in an amount subject to proof at trial, and injunctive relief. Microsoft has counterclaimed for declarations that the three patents are not infringed, are invalid and are unenforceable. Microsoft seeks an award of its attorneys’ fees and costs.

We consider this Microsoft lawsuit to be of critical importance to our company and our future business opportunities, so we are devoting a substantial portion of our resources to our litigation efforts. We expect this litigation to be extremely expensive and there is no guarantee of success. You should carefully read about the risk factors associated with this lawsuit in the section titled “Risk Factors” herein. In addition, SAIC will receive a significant percentage of any recovery we may obtain from Microsoft. You should also carefully review the section herein titled “Assignment of Patents,” which describes in detail the terms of SAIC’s rights with respect to the Microsoft litigation as well as their rights to other licensing proceeds and litigation awards we may receive in the future.

Summary Financial Data

The summary financial data set forth below is derived from our financial statements and notes thereto, and should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and notes thereto and the information contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case appearing elsewhere in this prospectus.

For accounting purposes, VirnetX Holding Corporation was a publicly-held shell company prior to the merger with VirnetX. VirnetX security holders own approximately 95% of the combined company on a fully-diluted basis post merger and VirnetX directors and executive management constitute a majority of the combined company’s board of directors and executive management, respectively. Therefore, the merger between VirnetX Holding Corporation and VirnetX is considered a reverse acquisition of assets and a recapitalization with VirnetX deemed to be the acquiror of VirnetX Holding Corporation.

In light of the fact that VirnetX is deemed to be the acquiror as described above, the historical financial information of VirnetX has been presented as the historical financial information of the Company throughout this prospectus.

Statement of Operations Data

	For the Period
	August 2,
	2005
	(Date of Inception)	Year Ended	Nine Months Ended
	to December 31,	December 31,	September 30,
	2005	2006	2007

Total operating expenses:	$882,478	$1,407,675	$4,571,749
Total other (income) expenses, net:	—	(6,336)	(23,111)

Net loss:	$882,478	$1,401,339	$4,548,196

Balance Sheet and Other Data

	As of	As of	As of
	December 31,	December 31,	September 30,
	2005	2006	2007

Cash and cash equivalents:	$86,552	$139,997	$536,263
Total assets:	$147,722	$195,123	$1,158,933
Accounts payable:	$—	$87,386	$733,988
Total stockholders’ equity (deficit):	$(82,278)	$107,737	$424,945

The Offering

Common stock offered by us	3,000,000 shares

Common stock to be outstanding after this offering	37,859,453 shares(1)

Use of proceeds	We intend to use the proceeds from the offering to fund the development of our products, to increase staffing, to fund our litigation efforts and for other general corporate purposes. See “Use of Proceeds” for more information.

Risk Factors	Investing in our common stock involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 5 of this prospectus.

OTC Bulletin Board symbol	VNXH. We have applied for listing on the American Stock Exchange with the ticker symbol “VHC” to take effect prior to the closing of the offering.

(1)	The number of shares of common stock to be outstanding after this offering includes the sum of: (a) 31,217,198 shares of our common stock outstanding as of October 31, 2007; (b) 566,667 shares of our common stock issuable upon exercise of our warrants outstanding as of October 31, 2007, including 300,000 shares of our common stock issuable upon exercise of the warrant to be issued to the underwriter in connection with this offering; and (c) 3,091,569 shares of our common stock issuable upon exercise of our options outstanding as of October 31, 2007. The number of shares of common stock to be outstanding after this offering assumes no exercise of the underwriter’s over-allotment option.

Corporate Information

Our principal executive offices are located at 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066, and our phone number is (831) 438-8200. We maintain a website at www.virnetx.com. Information contained on our website does not comprise a part of this prospectus.

VirnetX is a trademark in the United States. This prospectus includes product names, trade names and trademarks of other companies. All other product names, trade names and trademarks appearing in this prospectus are the property of their respective holders.

As used in this prospectus:

•	“VirnetX” refers to VirnetX, Inc., a Delaware corporation;

•	“VirnetX Holding Corporation (formerly PASW, Inc.)” refers to VirnetX Holding Corporation, a Delaware corporation, on and after our reincorporation which became effective on May 30, 2007 and name change which became effective on October 29, 2007, and refers to PASW, Inc., a California corporation, prior to that date;

•	“the merger” refers to the merger which became effective on July 5, 2007, by and among VirnetX, VirnetX Holding Corporation and a wholly-owned subsidiary of VirnetX Holding Corporation, whereby VirnetX merged with, and became, a wholly-owned subsidiary of VirnetX Holding Corporation and VirnetX Holding Corporation issued shares of its common stock to the stockholders of VirnetX as consideration for the merger; and

•	“we,” “our,” “us” and “the company” refer to VirnetX Holding Corporation and its wholly-owned subsidiaries, including VirnetX, collectively, on a consolidated basis after giving effect to the merger.

Unless otherwise noted in this prospectus, all information in this prospectus assumes:

•	we have completed a 1 for 3 reverse stock split, which became effective on October 29, 2007;

•	no exercise of the underwriter’s over-allotment option; and

•	no exercise of outstanding options and warrants exercisable for shares of our common stock consisting of the following:

•	266,667 shares of our common stock issuable upon exercise of our warrants outstanding as of October 31, 2007;

•	300,000 shares of our common stock issuable upon exercise of the warrant to be issued to the underwriter in connection with this offering; and

•	3,091,569 shares of our common stock issuable upon exercise of our options outstanding as of October 31, 2007.

RISK FACTORS

You should carefully consider the following material risks in addition to the other information set forth in this prospectus before making any investment in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of these risk factors occurs, you could lose substantial value or your entire investment in our stock.

Risks related to existing and future litigation

We have commenced legal proceedings against Microsoft, and we expect such litigation to be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business.

On February 15, 2007, we initiated a lawsuit by filing a complaint against Microsoft in the United States District Court for the Eastern District of Texas, Tyler Division, pursuant to which we allege that Microsoft infringes two of our patents regarding the creation of virtual private networks. We seek damages and injunctive relief. On April 5, 2007, we filed an amended complaint, pursuant to which we allege that Microsoft infringes a third patent. While these legal proceedings have just recently begun, we anticipate that they may continue for several months or years and may require significant expenditures for legal fees and other expenses. The time and effort of our management to effectively pursue the Microsoft lawsuit may adversely affect our ability to operate our business, since time spent on matters related to the lawsuit will take away from the time spent on managing and operating our business. Microsoft has counterclaimed for declarations that the three patents are not infringed are invalid and are unenforceable. If Microsoft’s counterclaims are successful, they may preclude our ability to commercialize our initial products. Additionally, we anticipate that our legal fees will be costly, which may negatively impact our financial condition.

While we believe Microsoft infringes our patents, we can provide no assurance that we will be successful in our lawsuit.

We believe that Microsoft infringes on three of our patents, but obtaining and collecting a judgment against Microsoft may be difficult. Patent litigation is inherently risky and the outcome is uncertain. Microsoft is a large, well-financed company with substantially greater resources. We believe that Microsoft will devote a substantial amount of resources in an attempt to prove that either their products do not infringe our patents or that our patents are not valid. At this time, we cannot predict the outcome of this litigation.

We are devoting a substantial amount of our financial and management resources to the Microsoft litigation, and if we are unsuccessful in this lawsuit, our financial condition may be so adversely affected, we may not survive.

Currently, we are devoting substantial time, effort and financial resources to our lawsuit against Microsoft. We are a development stage company with no finished product, and our business strategy depends greatly on obtaining a judgment in our favor from the courts and collecting such judgment before our financial resources are depleted. In the event we are not awarded and do not subsequently obtain monetary and injunctive relief, we may not have enough financial resources to continue our operations.

The burdens of being a public company may adversely affect our ability to pursue the Microsoft litigation.

As a public company, our management must devote a substantially greater amount of time, attention and financial resources to compliance with U.S. securities laws than was the case for VirnetX as a private company prior to the merger with VirnetX Holding Corporation. This shift in focus may have a material adverse affect on management’s ability to effectively pursue the Microsoft litigation as well as our other business initiatives. In addition, our disclosure obligations under U.S. securities laws require us to disclose information publicly that will be available to Microsoft as well as any other future litigation opponents. This information will enable our litigation opponents to develop more effective litigation strategies that are contrary to our interests. We may, from time to time, be required to disclose information that will have a material adverse affect on our litigation strategies.

We may commence additional legal proceedings against third parties who we believe are infringing on our intellectual property rights, and such legal proceedings may be costly and time-consuming.

We may have potential intellectual property infringement claims against other parties, in addition to our claims against Microsoft. If management decides to commence actions against any of these additional parties, doing so may be expensive and time-consuming, which may adversely affect our financial condition and operations. Moreover, there will be no assurance that we would be successful in these additional legal proceedings. Commencing lawsuits may lead to potential counterclaims which may preclude our ability to commercialize our initial products, which are currently in development.

Risks related to our business and our industry

Based on our historical financial statements, there is uncertainty as to our ability to continue as a going concern.

In the event that we are unable to achieve or sustain profitability or are otherwise unable to secure additional external financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our security holders losing their entire investment. Our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Notwithstanding the foregoing, our cash flow deficiencies raise substantial doubt as to our ability to continue as a going concern and our auditors have added an emphasis paragraph to their opinion raising a question of our ability to continue as a going concern. Also, changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, lower than anticipated revenues, increased expenses, or other events will all affect our ability to continue as a going concern.

We anticipate incurring operating losses and negative cash flows in the foreseeable future resulting in uncertainty of future profitability and limitations on our operations.

We anticipate that we will incur operating losses and negative cash flows in the foreseeable future, and we will accumulate increasing deficits as we increase our expenditures for:

•	our lawsuit against Microsoft,

•	infrastructure,

•	sales and marketing,

•	research and development,

•	personnel, and

•	general business enhancements.

Any increases in our operating expenses will require us to achieve significant revenue before we can attain profitability. In the event that we are unable to achieve profitability or raise sufficient funding to cover our losses, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern.

We will need additional capital to pursue our litigation strategy, conduct our operations and develop our products, and our ability to obtain the necessary funding is uncertain.

We will require significant additional capital resources from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop and commercialize our products and continue operations and we intend to raise such additional capital. Our current rate of expenditure is approximately $350,000 per month excluding capital expenditures. However, this rate of expenditure is expected to gradually increase to approximately $800,000 per month by 2009 due to, among other things, our anticipated need to hire additional employees, lease additional office space and increase our research and development investment. If we raise additional equity capital our existing stockholders will experience dilution.

We are a development stage company with virtually no revenues currently and for the foreseeable future.

VirnetX is a development stage company with no revenues and VirnetX Holding Corporation has a very small amount of revenue from its Japan subsidiary under a single license agreement. On a consolidated basis, we have virtually no revenues and do not expect to generate additional revenues for the foreseeable future. We will need to raise additional equity financing to fund our operations and especially our litigation against Microsoft and there can be no assurance that we will be successful in doing so on acceptable terms or at all.

If we fail to meet our obligations to SAIC, we may lose our rights to key technologies on which our business depends.

Our business depends on our rights to and under the patents we obtained from SAIC. Our agreements with SAIC impose various obligations on us, including payment obligations and minimum royalties that we must pay to SAIC. If SAIC believes that we have failed to meet these obligations, SAIC could seek to limit or reacquire the assigned patent rights, which could lead to costly and time-consuming litigation and, potentially, a loss of our rights in these patents. During the period of any such litigation, our ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If our rights in our patents were restricted or ultimately lost, our ability to continue our business based on the affected technology platform could be severely adversely affected.

Our business model is new and unproven, and therefore we can provide no assurance that we will be successful in pursuing it.

We intend to develop products to provide secure communication for IM and VoIP; however, this is not a defined market. Rather, it represents a new business model, for which there are no assurances that we will succeed in building a profitable business. We expect to depend on our intellectual property licensing fees for the majority of our revenues. Our ability to generate licensing fees is highly dependent on mainstream market adoption of real-time messaging and collaboration solutions based on session initiation protocol (better known as “SIP”). There can be no assurance that such adoption will occur. If we are unable to attract significant licensing fees, our operations and financial condition will be adversely affected.

We will rely on third parties for software and hardware development, manufacturing content and technology services.

We expect to rely on third party developers to provide software and hardware. If we experience problems with any of our third party technology or products, our customers’ satisfaction could be reduced, and our business could be adversely affected. In addition, we expect to rely on third parties to provide content through strategic relationships and other arrangements. If we experience difficulties in maintaining these relationships or developing new relationships on a timely basis and on terms favorable to us, our business and financial condition could be adversely affected.

Malfunctions of third party hosting services could adversely affect their business, which may impede our ability to attract and retain strategic partners and customers.

The products we are developing will be highly dependent on internet traffic and reliability. To the extent the number of users of networks utilizing our future products suddenly increases, the technology platform and hosting services which will be required to accommodate a higher volume of traffic may result in slower response times or service interruptions. System interruptions or increases in response time could result in a loss of potential or existing users and, if sustained or repeated, could reduce the appeal of the networks to users. In addition, users depend on real time communication: outages caused by increased traffic could result in delays and system failures. These types of occurrences could cause users to perceive that our solution does not function properly and could therefore adversely affect our ability to attract and retain licensees, strategic partners and customers.

There has been increased competition in the “real-time” communications industry, as more companies seek to provide products and services similar to our proposed products and services, and because larger and better-financed competitors may affect our ability to operate our business and achieve profitability, our business may fail.

Competition for securing IM and VoIP services is intense. We are aware of similar products and services that will compete directly with our proposed products and services, and some of the companies developing these similar products and services are larger, better-financed companies that may develop products superior to our proposed products, which could create significant competitive advantages for those companies. Our future success depends on our ability to compete effectively with our competitors. As a result, we may have difficulty competing with larger, established competitor companies. Generally, these competitors have:

•	substantially greater financial, technical and marketing resources;

•	a larger customer base;

•	better name recognition; and

•	more expansive product offerings.

These competitors are likely to command a larger market share, which may enable them to establish a stronger competitive position, in part, through greater marketing opportunities. Further, our competitors may be able to respond more quickly to new or emerging technologies and changes in user preferences and to devote greater resources to developing and operating networks of affinity websites. These competitors may develop products or services that are comparable or superior. If we fail to address competitive developments quickly and effectively, we may not be able to remain a viable entity.

Our business model depends on our ability to successfully develop and operate our networks and deploy new offerings and technology.

There can be no assurances that we will not experience reliability problems in the future. Any reliability problems that adversely affect our ability to operate our networks would likely reduce revenues and restrict the growth of our business. Our future success will also depend in part on other factors, including, but not limited to, our ability to:

•	find secure hosting;

•	enhance our offerings;

•	address the needs of our prospective users;

•	respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis; and

•	develop, enhance and improve the responsiveness, functionality and features of our infrastructure services and networks.

If we are unable to integrate and capitalize on new technologies and standards effectively, our business could be adversely affected.

Growth of internal operations and business may strain our financial resources.

We intend to significantly expand the scope of our operating and financial systems in order to build our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•	the need for continued development of the financial and information management systems;

•	the need to manage relationships with future licensees, resellers, distributors and strategic partners;

•	the need to hire and retain skilled management, technical and other personnel necessary to support and manage our business; and

•	the need to train and manage our growing employee base.

The addition of new infrastructure services, networks, vertical categories and affinity websites and the attention they demand, on top of the attention demanded by our pending litigation with Microsoft, may also strain our management resources. We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

If we do not successfully develop our planned products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for internet and IP-based communications services, our business may fail.

The market for communications services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new service and product introductions. We are currently focused on developing products to provide security solutions for real-time communications. Our future success will depend, in part, on our ability to use new technologies effectively, to continue to develop our technical expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We may not be able to adapt quickly enough to changing technology, customer requirements and industry standards. If we fail to use new technologies effectively, to develop our technical expertise and new services, or to enhance existing services on a timely basis, either internally or through arrangements with third parties, our product and service offerings may fail to meet customer needs, which would adversely affect our revenues and prospects for growth.

In addition, if we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, we could lose customers, strategic alliances and market share. Sudden changes in user and customer requirements and preferences, the frequent introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products, services and systems obsolete. The emerging nature of products and services in the technology and communications industry and their rapid evolution will require that we continually improve the performance, features and reliability of our products and services. Our success will depend, in part, on our ability to:

•	design, develop, launch and/or license our planned products, services and technologies that address the increasingly sophisticated and varied needs of our prospective customers; and

•	respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

The development of our planned products and services and other proprietary technology involves significant technological and business risks and requires substantial expenditures and lead time. We may be unable to use new technologies effectively. Updating our technology internally and licensing new technology from third-parties may also require us to incur significant additional capital expenditures.

Our business greatly depends on the development and growth of IM and VoIP.

The use of the internet for communications utilizing IM and VoIP is a recent development, and the continued demand and growth of a market for IM and VOIP services and products is uncertain. The internet may ultimately prove not to be a viable commercial marketplace for IM and VOIP services for a number of reasons, including:

•	unwillingness of consumers to shift to VoIP;

•	refusal to purchase security products;

•	perception by the licensees of unsecure communication and data transfer;

•	lack of concern for privacy by licensees and users;

•	limitations on access and ease of use;

•	congestion leading to delayed or extended response times;

•	inadequate development of internet infrastructure to keep pace with increased levels of use; and

•	increased government regulations.

While the use of IM has grown rapidly in personal and professional use, there can be no assurance that users will pay to secure their IM services.

Many services such as Microsoft, Yahoo! and AOL offer IM free of charge. However, security solutions for these services are not free, and users of IM may not want to pay for such security solutions. If users do not want to pay for the security solutions, we will have difficulty marketing and selling our products and technologies.

If the market for VoIP service does not develop as anticipated, our business would be adversely affected.

The success of our products that secure enterprise VoIP service depends on the growth in the number of VoIP users, which in turn depends on wider public acceptance of VoIP telephony. The VoIP communications medium is in its early stages and may not develop a broad audience. Potential new users may view VoIP as unattractive relative to traditional telephone services for a number of reasons, including the need to purchase computer headsets or the perception that the price advantage for VoIP is insufficient to justify the perceived inconvenience. Potential users may also view more familiar online communication methods, such as e-mail or IM, as sufficient for their communications needs. There is no assurance that VoIP will ever achieve broad public acceptance.

If our products do not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our planned products or any other products we develop or acquire, including, among others:

•	the price of our products relative to other products that seek to secure real-time communication;

•	the perception by users of the effectiveness of our products;

•	our ability to fund our sales and marketing efforts; and

•	the effectiveness of our sales and marketing efforts.

If our products do not gain market acceptance, we may not be able to fund future operations, including the development of new product and/or our sales and marketing efforts for our current products, which inability would have a material adverse effect on our business, financial condition and operating results.

If we are not able to adequately protect our proprietary rights, our operations would be negatively impacted.

Our ability to compete largely depends on the superiority, uniqueness and value of our technology and intellectual property. To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite these efforts, any of the following may reduce the value of our intellectual property:

•	our applications for patents, trademarks and copyrights relating to our business may not be granted and, if granted, may be challenged or invalidated;

•	issued trademarks, copyrights, or patents may not provide us with any competitive advantages;

•	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

•	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop.

In addition, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. While we have numerous pending international patents, obtaining such patents will not necessarily protect our technology or prevent our international competitors from developing similar products or technologies. Our inability to adequately protect our proprietary rights would have a negative impact on our operations and revenues.

If we are forced to litigate to defend our intellectual property rights, or to defend claims by third parties against us relating to intellectual property rights, legal fees and court injunctions could adversely affect our financial condition or end our business.

Disputes regarding the ownership of technologies and intellectual property rights are common and likely to arise in the future. We have already begun legal proceedings against Microsoft to defend our intellectual property rights, and we may be forced to litigate against other competitors to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties’ proprietary rights. Any such litigation could be very costly and could distract our management from focusing on operating our business. The existence and outcome of any such litigation could harm our business. Additionally, any such costs we incur to defend or protect our intellectual property rights could greatly impact our financial condition.

Further, we can give no assurances that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products.

The laws governing online secure communications are largely unsettled, and if we become subject to various government regulations, costs associated with those regulations may materially adversely affect our business.

The current regulatory environment for our services remains unclear. We can give no assurance that our planned product offerings will be in compliance with local, state and/or U.S. Federal laws or other laws. Further, we can give no assurance that we will not unintentionally violate such laws or that such laws will not be modified, or that new laws will be enacted in the future which would cause us to be in violation of such laws.

VoIP services are not currently subject to all of the same regulations that apply to traditional telephony. It is possible that Congress and some state legislatures may seek to impose increased fees and administrative burdens on VoIP, data, and video providers. The U.S. Federal Communications Commission may seek to impose traditional telephony requirements such as disability access requirements, consumer protection requirements, number assignment and portability requirements, and other obligations. Such regulations could result in substantial costs depending on the technical changes required to accommodate the requirements, and any increased costs could erode the pricing advantage over competing forms of communication and adversely affect consumer adoption of VoIP products generally.

The use of the internet and private IP networks to provide voice, video and other forms of real-time, two-way communications services is a relatively recent development. Although the provisioning of such services is currently permitted by U.S. law and is largely unregulated within the United States, several foreign governments have adopted laws and/or regulations that could restrict or prohibit the provisioning of voice communications services over the internet or private IP networks. More aggressive domestic or international regulation of the internet in general, and internet telephony providers and services specifically, may materially and adversely affect our business, financial condition, operating results and future prospects, particularly if increased numbers of governments impose regulations restricting the use and sale of IP telephony services.

In addition to regulations addressing internet telephony and broadband services, other regulatory issues relating to the internet in general could affect our ability to provide our planned security solutions. Congress has adopted legislation that regulates certain aspects of the internet, including online content, user privacy, taxation, liability for third-party activities and jurisdiction. In addition, a number of initiatives pending in Congress and state legislatures would prohibit or restrict advertising or sale of certain products and services on the internet, which may have the effect of raising the cost of doing business on the internet generally.

Telephone carriers have petitioned governmental agencies to enforce regulatory tariffs, which, if granted, would increase the cost of online communication, and such increase in cost may impede the growth of online communication and adversely affect our business.

The growing popularity and use of secure communications has burdened the existing telecommunications infrastructures, and many high traffic areas have begun to experience interruptions in service. As a result, certain local telephone carriers have petitioned governmental agencies to enforce regulatory tariffs on IP telephony traffic that crosses over the traditional telephone networks. If any of these petitions or the relief that they seek is granted, the costs of communicating via online could increase substantially, potentially adversely affecting the growth in the use of online secure communications. Any of these developments could have an adverse effect on our business.

If we expand into international markets, our inexperience outside the United States would increase the risk that our international expansion efforts will not be successful, which would in turn limit our prospects for growth.

We may explore expanding our business to other countries. Expansion into international markets requires significant management attention and financial resources. In addition, we may face the following risks associated with any expansion outside the United States:

•	challenges caused by distance, language and cultural differences;

•	legal, legislative and regulatory restrictions;

•	currency exchange rate fluctuations;

•	economic instability;

•	longer payment cycles in some countries;

•	credit risk and higher levels of payment fraud;

•	potentially adverse tax consequences; and

•	higher costs associated with doing business internationally.

These risks could harm our international expansion efforts, which would in turn harm our business prospects.

The departure of Kendall Larsen, our Chief Executive Officer and President, and/or other key personnel could compromise our ability to execute our strategic plan and may result in additional severance costs to us.

Our success largely depends on the skills, experience and efforts of our key personnel, including Kendall Larsen, our Chief Executive Officer and President. The loss of Mr. Larsen, or our failure to retain other key personnel, would jeopardize our ability to execute our strategic plan and materially harm our business.

We will need to recruit and retain additional qualified personnel to successfully grow our business.

Our future success will depend in part on our ability to attract and retain qualified operations, marketing and sales personnel as well as engineers. Inability to attract and retain such personnel could adversely affect the growth of our business. We expect to face competition in the recruitment of qualified personnel, and we can provide no assurance that we will attract or retain such personnel.

We will incur increased costs as a result of being a public company, compared to VirnetX’s historical operations as a private company.

As a public company, we will incur significant legal, accounting and other expenses that VirnetX did not incur as a private company. We expect the laws, rules and regulations governing public companies to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Additionally, with the acquisition of VirnetX and the termination of our status as a shell company, we will incur additional costs associated with our public company reporting requirements.

In connection with an audit that was conducted of VirnetX, VirnetX’s independent auditors identified material weaknesses in VirnetX’s internal controls over financial reporting.

Prior to the merger between VirnetX Holding Corporation and VirnetX, as a development stage, privately held company, VirnetX historically did not maintain formal or documented internal controls over financial reporting of the same character as is generally maintained by public companies. Prior to its preparations for the merger, VirnetX utilized the cash basis of accounting and was not required to have its financial statements audited or reviewed. Prior to the merger, VirnetX engaged independent auditors to audit its financial statements for certain prior periods. We have been informed that during the course of that audit, VirnetX’s independent auditors concluded that VirnetX’s internal controls over financial reporting suffer from certain “material weaknesses” as defined in standards established by the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants. Since VirnetX is now our wholly-owned subsidiary, the material weaknesses in VirnetX’s internal controls over financial reporting will likely result in our having material weaknesses in our internal controls over financial reporting. We have commenced a process of developing, adopting and implementing policies and procedures to address such material weaknesses. However, that process may be time consuming and costly and there is no assurance as to when we will effectively address such material weaknesses.

Our inability to become compliant with the internal controls requirements of Section 404 of the Sarbanes Oxley Act could negatively affect our stock price and limit our ability to raise additional equity financing.

Burr, Pilger & Mayer LLP, the independent audit firm retained to audit the 2005 and 2006 financial statements for our wholly-owned subsidiary and principal operating company, VirnetX, Inc., resigned on October 26, 2007. The reason for the resignation was concern that we would not become compliant with the internal controls requirements of Section 404 of the Sarbanes Oxley Act by December 31, 2007 and due to an insufficient quantity of experienced resources involved with the financial reporting and period closing process. We are not currently compliant with these internal control requirements and there can be no assurance we will be successful in becoming compliant in time for Farber Hass Hurley & McEwen, LLP, our independent audit firm, to conclude we have no “material weaknesses” and are otherwise compliant when they perform their audit with respect to our 2007 financial statements. Our lack of compliance with internal controls requirements of Section 404 of the Sarbanes Oxley Act could negatively affect our stock price, make us less attractive to our stockholders, jeopardize our listing status and limit our ability to raise additional equity financing through sales of our stock.

Risks related to our stock

Trading in our common stock is limited and the price of our common stock may be subject to substantial volatility.

Our common stock is traded on the OTC Bulletin Board, and therefore the trading volume is more limited and sporadic than if our common stock were traded on a national stock exchange such as the American Stock Exchange. Although we have applied for listing on the American Stock Exchange, there can be no assurance that we will remain listed on such exchange if accepted. Additionally, the price of our common stock may be volatile as a result of a number of factors, including, but not limited to, the following:

•	developments in our pending litigation against Microsoft;

•	quarterly variations in our operating results;

•	large purchases or sales of common stock;

•	actual or anticipated announcements of new products or services by us or competitors;

•	general conditions in the markets in which we compete; and

•	economic and financial conditions.

Because ownership is concentrated, you and other investors will have minimal influence on stockholder decisions.

Our officers and directors will beneficially own a majority of the outstanding common stock after this offering. Our officers and directors will effectively control matters requiring stockholder approval, and you and other investors will have minimal influence over the election of directors or other stockholder actions. A group of stockholders holding 4,766,666 shares of our common stock have entered into a voting agreement with the Company that requires them to vote all of their shares of the Company’s voting stock in favor of the director nominees approved by our Board of Directors at each director election going forward, and in a manner that is proportional to the votes cast by all other voting shares as to any other matters submitted to the stockholders for a vote. As a result, our existing officers and directors could approve or cause the Company to take actions of which you disapprove or that are contrary to your interests. This ability to exercise control over all matters requiring stockholder approval could prevent or significantly delay another company from acquiring or merging with us.

A significant number of shares of our stock will be registered for resale by certain stockholders and sales of those shares may drive down the price of our stock.

Prior to the merger between VirnetX Holding Corporation and VirnetX, there were only 1,665,800 shares of VirnetX Holding Corporation common stock issued and outstanding and trading on the OTC Bulletin Board. Of the 31,217,198 shares of VirnetX Holding Corporation common stock that were issued and outstanding as of October 31, 2007, there are 5,600,000 shares (including 266,667 shares underlying outstanding warrants) that will be registered for resale upon the closing of this offering. The remaining shares will be eligible for resale under Rule 144 under the Securities Act of 1933, on the first anniversary of the closing of the merger which occurred on July 5, 2007. The SEC currently has proposed amendments to Rule 144 which could make these shares eligible for resale as early as six months after the closing of the merger. Sales of these shares may materially and adversely affect the market price of our common stock.

Our protective provisions could make it more difficult for a third party to successfully acquire us even if you would like to sell your shares to them.

We have a number of protective provisions that could delay, discourage or prevent a third party from acquiring the company without the approval of our Board of Directors. Our protective provisions include:

•	A staggered Board of Directors: this means that only one or two directors (since we have a five person Board of Directors) will be up for election at any given annual meeting. This has the effect of delaying the ability of stockholders to effect a change in control of the Board of Directors since it will take two annual meetings to effectively replace at least three directors which represents a majority of the Board of Directors.

•	Blank check preferred stock: our Board of Directors has the authority to establish the rights, preferences and privileges of our 10,000,000 authorized but unissued shares of preferred stock. Therefore, this stock may be issued at the discretion of our Board of Directors with preferences over your shares of common stock in a manner that is materially dilutive to exiting stockholders. In addition, blank check preferred stock can be used to create a “poison pill” which is designed to deter a hostile bidder from buying a controlling interest in our stock without the approval of our Board of Directors. We have not adopted such a “poison pill,” but our Board of Directors will have the ability to do so in the future very rapidly and without stockholder approval.

•	Advance notice requirements for director nominations and for new business to be brought up at stockholder meetings: stockholders wishing to submit director nominations or raise matters to a vote of the stockholders must provide notice to us within very specific date windows in order to have the matter voted on at the meeting. This has the effect of giving our Board of Directors and management more time to react to stockholder proposals generally and could also have the effect of delaying a stockholder proposal to a subsequent meeting to the extent such proposal is not raised in a timely manner for an upcoming meeting.

•	Elimination of stockholder actions by written consent: this has the effect of eliminating the ability of a stockholder or a group of stockholders representing a majority of the outstanding shares to take actions rapidly and without prior notice to our Board of Directors and management or to the minority stockholders.

Along with the advance notice requirements described above, this provision also gives our Board of Directors and management more time to react to proposed stockholder actions.

•	Super majority requirement for stockholder amendments to the By-laws: our By-laws may be altered or amended or new By-laws adopted by the affirmative vote of at least 66 2/3% of the outstanding shares. This has the effect of requiring a substantially greater vote of the stockholders to approve any changes to our By-laws.

•	Elimination of the ability of stockholders to call a special meeting of the stockholders: only the Board of Directors or management can call special meetings of the stockholders. This could mean that stockholders, even those who represent a significant block of shares, may need to wait for the annual meeting before nominating directors or raising other business proposals to be voted on by the stockholders.

“Penny stock” regulations may impose certain restrictions on the marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions (including the issuer of the securities having net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 or average revenue of at least $6,000,000 for the last three years). As a result, our common stock could be subject to these rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally persons with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a “penny stock,” unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the “penny stock” market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the “penny stock” held in the account and information on the limited market in “penny stocks.” Consequently, although the “penny stock” rules do not currently apply to our securities, if these rules do become applicable in the future, this may restrict the ability of broker-dealers to sell our securities.

Securities analysts may not cover our common stock and this may have a negative impact on our common stock’s market price.

The trading market for our common stock may depend on the research and reports that securities analysts publish about us or our business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock’s market price, if any. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You will incur immediate substantial dilution by purchasing securities in this offering.

The public offering price applicable to the common stock is expected to be substantially higher than the book value per share of the common stock before the offering. By purchasing securities in this offering you will incur immediate substantial dilution. See “Dilution.”

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock that would dilute your ownership.

We have financed our operations, and we expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of stock to decline.

We may also raise additional funds through the incurrence of debt, and the holders of any debt we may issue would have rights superior to your rights in the event we are not successful and are forced to seek the protection of the bankruptcy laws.

We have no current intention of declaring or paying any cash dividends on our common stock.

We do not plan to declare or pay any cash dividends on our common stock. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this prospectus. These risks are not exhaustive. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

USE OF PROCEEDS

We intend to use the proceeds of the offering for general corporate purposes, including working capital, funding our litigation efforts and other general and administrative expenses. We have not identified the amounts we plan to spend on each of these areas or the timing of expenditures. Pending specific application of the net proceeds, we plan to invest the net proceeds in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

We have not in the past paid, and do not expect for the foreseeable future to pay, dividends on our common stock. Instead, we anticipate that all of our earnings, if any, in the foreseeable future will be used for working capital and other general corporate purposes. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DETERMINATION OF OFFERING PRICE

The offering price for the shares to be sold in this offering was determined in discussions between the Company’s Chief Executive Officer, certain of the Company’s major stockholders and the underwriter. Because the Company’s stock is somewhat illiquid, the price was not determined with reference to the market price of the stock as quoted on the OTC Bulletin Board. The Company believes that the offering price represents a fair value for the Company’s shares of common stock.

DILUTION

All of the share and per share data presented below, unless explicitly stated otherwise, is shown on a post-split basis after giving effect to a 1 for 3 reverse stock split, which became effective on October 29, 2007. At December 31, 2006, pro forma net tangible book value was $429,512, or $0.01 per share. Pro forma net tangible book value per share represents our pro forma net tangible assets less liabilities divided by the pro forma shares of common stock outstanding.

After giving effect to our sale of 3,000,000 shares of common stock and our receipt of an estimated $10,200,000 of net proceeds from the offering, based on an assumed offering price of $4.00 per share, pro forma adjusted net tangible book value at December 31, 2006 would have been $0.31 per share. This represents an immediate increase in pro forma net tangible book value of $0.30 per share to existing stockholders and an immediate dilution of $3.69 per share of common stock to new investors purchasing units in the offering. The following table illustrates per share dilution:

Assumed public offering price per share		$4.00
Net tangible book value per share prior to the offering	$0.01
Increase attributable to new investors	0.30

Adjusted pro forma net tangible book value per share after the offering		0.31

Dilution per share to new investors in this offering		$3.69

The following table sets forth, on a pro forma basis as of December 31, 2006, the number of shares (on a post-split basis) of common stock purchased from VirnetX and VirnetX Holding Corporation, the total consideration paid to VirnetX and VirnetX Holding Corporation and the average price per share paid by existing stockholders and new investors purchasing units in the offering, before deducting underwriting discounts and estimated offering expenses:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	per Share

Existing investors	31,217,198	91.23%	$8,857,171	42%	$0.28
New investors	3,000,000	8.77%	12,000,000	58%	4.00
Total	34,217,198	100.00%	$20,857,171	100%	$4.28

The information for existing stockholders in the table above excludes shares and warrants issuable upon exercise of outstanding options and warrants, including the underwriter’s warrant to purchase shares and exercise of the underwriter’s over-allotment option. To the extent that currently outstanding options or warrants are exercised at prices below $4.00 per share, there will be further dilution to new investors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with and is qualified in its entirety by reference to our consolidated financial statements included elsewhere in this prospectus. Except for the historical information contained herein, the discussions in this section contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed below. See “Risk Factors” and “Forward-Looking Statements” for a discussion of these risks and uncertainties.

Recent Events

On July 5, 2007 VirnetX, Inc., a Delaware corporation (“VirnetX”), entered into a binding agreement and plan of merger with VirnetX Holding Corporation, a Delaware corporation (formerly, PASW, Inc.). Under the terms of the agreement, on July 5, 2007, VirnetX Holding Corporation and VirnetX consummated a reverse triangular merger in which VirnetX Holding Corporation’s wholly-owned acquisition subsidiary merged with and into VirnetX with VirnetX as the surviving corporation to the merger. As a result of the merger, VirnetX became a wholly-owned subsidiary of VirnetX Holding Corporation and the pre-merger stockholders of VirnetX exchanged their shares in VirnetX for shares of common stock of VirnetX Holding Corporation. The key terms of the merger include the following:

•	the officers and directors of VirnetX Holding Corporation, except for the chief financial officer, were replaced upon completion of the transaction so that the officers and directors of VirnetX became the officers and directors of VirnetX Holding Corporation;

•	VirnetX’s convertible notes payable of $1,000,000 and $3,000,000 of funds held in escrow were converted into VirnetX Holding Corporation common stock in July 2007;

•	VirnetX’s convertible notes payable of $500,000 were converted into VirnetX Holding Corporation common stock in July 2007; and

•	on a post-split basis, VirnetX Holding Corporation issued 29,551,398 shares of its common stock and stock options to purchase 1,743,670 shares of common stock from the pre-merger shareholders and option holders of VirnetX in exchange for 100% of the issued and outstanding capital stock and securities of VirnetX. Additionally, VirnetX Holding Corporation issued to MDB Capital Group, LLC and its affiliates, warrants to purchase an aggregate of 266,667 shares of common stock of VirnetX Holding Corporation pursuant to the provisions of the MDB Service Agreement, which was assumed by VirnetX Holding Corporation from VirnetX in connection with the merger.

In light of the foregoing, for accounting purposes, VirnetX has been treated as the acquiror of VirnetX Holding Corporation under a reverse merger.

Company Overview

VirnetX Holding Corporation’s predecessor corporation was incorporated in the State of California in November 1992. VirnetX Holding Corporation was incorporated in the State of Delaware in April 2007 and on May 30, 2007 we filed a certificate of merger in Delaware pursuant to which we changed our domicile from California to Delaware. From inception until January 2003, we engaged in the business of developing and licensing software that enabled internet and web based communications. As of January 31, 2003, we sold all of our operating assets, and since such time our only source of revenue has been derived from nominal royalties payable to our wholly-owned Japan subsidiary, Network Research Corp. Japan, Ltd. pursuant to the terms of a single license agreement. In addition to our Japan subsidiary, we have three other wholly-owned subsidiaries, two of which are California corporations and the other of which is incorporated under the laws of the United Kingdom. These other subsidiaries are currently inactive. We had substantially no day to day operations since we sold all of our operating assets on January 31, 2003.

VirnetX was incorporated in the state of Delaware on August 2, 2005. VirnetX is a development stage company that is actively developing solutions for secure real-time communications such as instant messaging, or “IM,” and voice over internet protocol, or “VoIP,” in order to commercialize its patent portfolio in this area.

VirnetX acquired certain patents in 2006 from SAIC, pursuant to an assignment by SAIC to VirnetX of all of SAIC’s right, title and interest in and to such patents. VirnetX has granted SAIC an exclusive, royalty-free and perpetual license under these patents outside of VirnetX’s field of use. VirnetX has, and retains, all right, title and interest to these patent rights within VirnetX’s field of use, which consists of secure communications in areas of virtual private networks, or “VPNs,” VoIP, e-mail, video conferencing, communications logging, dynamic URLs, denial of service, prevention of functional intrusions, IP hopping, voice messaging and unified messaging, live voice and IP PBXs, voice web video conferencing and collaboration, IM, minimized impact of viruses and secure session initiation protocol, or “SIP.” This field of use is not limited by any predefined transport mode or medium of communication (e.g., wire, fiber, wireless, or mixed medium). VirnetX’s patents embrace a set of functions relating to domain name system, or “DNS,” based security mechanisms for real-time communication.

VirnetX is in the development stage and consequently is subject to the risks associated with development stage companies, including the need for additional financings; the uncertainty of our intellectual property resulting in successful commercial products as well as the marketing and customer acceptance of such products; competition from larger organizations; dependence on key personnel; uncertain patent protection; and dependence on corporate partners and collaborators. To achieve successful operations, we will require additional capital to continue research and development and marketing efforts. No assurance can be given as to the timing or ultimate success of obtaining future funding.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

VirnetX identifies and records impairment losses on long-lived assets used in operations when events and changes in circumstances indicate that the carrying amount of an asset might not be recoverable. Recoverability is measured by comparison of the anticipated future net undiscounted cash flows to the related assets’ carrying value. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

Income Taxes

VirnetX accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Fair Value of Financial Instruments

Carrying amounts of the VirnetX’s financial instruments, including cash and cash equivalents, accounts payable, and accrued liabilities, approximate their fair values due to their short maturities.

Stock-Based Compensation

VirnetX accounts for share-based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense in the statement of operations for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. Using the modified retrospective transition method of adopting SFAS 123(R), the herein financial statements presented reflect compensation expense for stock-based awards as if the provisions of SFAS 123(R) had been applied from the date of inception.

In addition, as required by Emerging Issues Task Force Consensus No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services, VirnetX records stock and options granted to non-employees at fair value of the consideration received or the fair value of the equity investments issued as they vest over the performance period.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157 “Fair Value Measurements” (better known as “SFAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. We are currently assessing the impact that the adoption of SFAS 157 may have on our financial position, results of operations or cash flows.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” (better known as “SFAS 159”). SFAS 159 provides entities with the option to report selected financial assets and liabilities at fair value. Business entities adopting SFAS 159 will report unrealized gains and losses in earnings at each subsequent reporting date on items for which fair value option has been selected. SFAS 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 requires additional information that will help investors and other financial statement users to understand the effect of an entity’s choice to use fair value on its earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. VirnetX is currently assessing the impact that the adoption of SFAS 159 may have on our financial position, results of operations or cash flows.

Operations

The Company is in the development stage and has raised capital since its inception through the issuance of its equity securities. As of September 30, 2007, the Company had approximately $536,263 in cash and $405,384 in prepaid expenses and other current assets.

The Company has generated only nominal revenue from operations of $46,664 during the period from July 5, 2007 (the closing date of the merger between VirnetX Holding Corporation and VirnetX) to September 30, 2007. The Company had expenses for the period from August 2, 2005 (date of inception) to September 30, 2007 of $6,891,902, including research and development expenses of $1,078,427 and general and administrative expenses of $5,813,475.

Net cash used in operating activities for the period from August 2, 2005 (date of inception) to September 30, 2007 was approximately $5,336,974, which primarily reflected a net loss of $6,862,013, an increase to cash from an adjustment for stock-based compensation of $1,360,321, a decrease to cash from a change in prepaid expenses of $577,926 and an increase to cash from a change in accounts payable of $733,988. We expect net cash used in operating activities to increase going forward as we pursue additional product development and enforcement of our patent rights.

Net cash used in investing activities was approximately $52,177 for the period from August 2, 2005 (date of inception) to September 30, 2007, for the purchase of property and equipment.

Net cash provided by financing activities was approximately $5,925,414 for the period from August 2, 2005 (date of inception) to September 30, 2007, which consisted primarily of net proceeds received from the issuance of preferred stock and the issuance of convertible notes.

The process of developing new security solutions is inherently complex, time-consuming, expensive and uncertain. We must make long-term investments and commit significant resources before knowing whether our development programs will result in products that will achieve market acceptance. Product candidates that may appear to be promising at all stages of development may not reach the market for a number of reasons. Product candidates may be found ineffective or may take longer to progress through the beta trials than had been anticipated, may not be able to achieve the pre-defined endpoint due to changes in the environment, may fail to receive necessary approvals, may prove impracticable to manufacture in commercial quantities at reasonable cost and with acceptable quality, or may fail to achieve market acceptance. For these reasons, we are unable to predict the period in which material net cash inflows will commence with respect to our security products under development.

From inception, VirnetX’s development efforts have been focused on our security products.

Research and Development Expenses

Research and development costs include expenses paid to outside development consultants and compensation-related expenses for our engineering staff. Research and development costs are expensed as incurred.

VirnetX’s research and development expenses increased significantly from $56,000 for the period from August 2, 2005 (date of inception) to December 31, 2005 to $554,187 for the full year ended December 31, 2006, to $468,240 for the nine-month period ended September 30, 2007 primarily as a result of increased engineering activities for product development. We expect research and development expenses to increase significantly as employees are hired to provide in-house research and development while we continue to use outside contractors for additional product development on a limited basis.

General and Administrative Expenses

General and administrative expenses include management and administrative personnel, as well as outside legal, accounting, and consulting services.

VirnetX’s general and administrative expenses increased from $826,478 for the period from August 2, 2005 (date of inception) to December 31, 2005, to $853,488 for the full year ended December 31, 2006. VirnetX’s general and administrative expenses increased from $555,656 for the nine-month period ended September 30, 2006 to $4,103,509 for the nine-month period ended September 30, 2007. We expect general and administrative expenses to further increase significantly as outside counsel fees ramp up in connection with our patent infringement lawsuit against Microsoft Corporation and as outside counsel and accounting fees increase due to the significantly higher costs associated with becoming a public company and the associated expenses for reporting and other securities law compliance activities.

Liquidity and Capital Resources

Since inception, VirnetX has financed its operations principally through private issuances of common and preferred stock. We expect to finance future cash needs primarily through proceeds from equity or debt financings, loans, and/or collaborative agreements with corporate partners. We have used the net proceeds from the sale of common and preferred stock for general corporate purposes, which has included funding research and development, litigation efforts and working capital needs.

We anticipate that our existing cash and cash equivalents, together with the proceeds of this offering, will be sufficient to fund operations for at least the next 12 months. We expect that the net proceeds of this offering of $10,200,000, based on an assumed public offering price of $4.00 per share, will be adequate to fund our operations for approximately the next 24 months based on our projected monthly requirements. Our current cash requirement to fund our operations is approximately $350,000 per month, which we expect to gradually increase to approximately $800,000 per month by 2009. We anticipate our projected monthly requirements to increase significantly due to the following:

•	Increase in the number of employees

•	Increase in sales, marketing, engineering and administrative expenses

•	Increase in legal expenses

To obtain additional capital when needed, we will evaluate alternative financing sources, including, but not limited to, the issuance of equity or debt securities, corporate alliances, joint ventures and licensing agreements; however, there can be no assurance that funding will be available on favorable terms, if at all. We cannot assure you that we will successfully commercialize our products under development or that our products, if successfully developed, will generate revenues sufficient to enable us to earn a profit. If we are unable to obtain additional capital, management may be required to explore alternatives to reduce cash used by operating activities, including the termination of development efforts that may appear to be promising, the sale of certain assets, possibly including our patent portfolio, and the reduction in overall operating activities.

Off Balance Sheet Arrangements

At September 30, 2007, VirnetX did not have any off-balance-sheet arrangements except for operating lease commitments discussed in the notes to the financial statements.

Internal Controls

On May 4, 2007, Burr, Pilger & Mayer LLP, the independent audit firm retained to audit the 2005 and 2006 financial statements for our wholly-owned subsidiary and principal operating company, VirnetX, Inc., sent a letter to the VirnetX board identifying several significant deficiencies and material weaknesses in our internal controls noted in connection with its audit.

The material weaknesses identified were as follows:

•	Segregation of Duties — the Company’s small size and few employees resulted in a situation where the same individuals were responsible for multiple steps in the major transaction cycles such as cash receipts, cash disbursements and payroll.

•	Technical Accounting Function — the Company’s internal accounting staff didn’t have the public company experience necessary for more complicated accounting issues such as accounting for stock compensation expense under FAS 123R.

The significant deficiencies identified were as follows:

•	The need for additional documentation policies and procedures

•	The need for additional information technology (IT) organizational controls

•	The need for more security with respect to access to financial software applications

Burr, Pilger & Mayer LLP resigned on October 26, 2007 as the auditor for our wholly-owned subsidiary. The reason for the resignation was concern that we would not become compliant with the internal controls requirements of Section 404 of the Sarbanes Oxley Act by December 31, 2007 and due to an insufficient quantity of experienced resources involved with the financial reporting and period closing process. Following the resignation of Burr, Pilger & Mayer LLP, we promptly retained an implementation consultant recommended by our independent audit firm, Farber Hass Hurley & McEwen LLP, to institute the necessary controls and procedures in order to become compliant with Section 404 of the Sarbanes Oxley Act by December 31, 2007. We have committed significant financial and personnel resources to achieve this goal as well as to address any weaknesses in our financial reporting and period closing process. Accordingly, although we are not currently compliant with these internal control requirements, we and our implementation consultant are committed to becoming compliant by December 31, 2007 and to maintaining our compliance thereafter.

In addition to the implementation consultant we hired to generally help us become compliant with Section 404 of the Sarbanes Oxley Act, since the date of Burr Pilger & Mayer LLP’s letter identifying material weaknesses in our internal controls, we hired a new Chief Financial Officer with significant public company experience, as well as a new bookkeeper to operate and maintain our basic accounting programs. We have begun to segregate responsibility for major transaction cycles to address the material weakness concerning segregation of duties described above. In addition, we contracted with a consultant with significant expertise in equity accounting issues to analyze and review our equity transactions on a continuing basis.

BUSINESS

Corporate Overview and History

Our predecessor corporation was incorporated in the State of California in November 1992. We were incorporated in the State of Delaware in April 2007 and on May 30, 2007 we filed a certificate of merger in Delaware pursuant to which we changed our domicile from California to Delaware. On October 29, 2007, we changed our name from PASW, Inc. to VirnetX Holding Corporation. From our inception until January 2003, we were engaged in the business of developing and licensing software that enabled internet and web based communications. As of January 31, 2003, we sold all of our operating assets, and since such time our only source of revenue has been derived from nominal royalties payable to our wholly-owned Japan subsidiary, Network Research Corp. Japan, Ltd. pursuant to the terms of a single license agreement. In addition to our Japan subsidiary, we have three other wholly-owned subsidiaries, two of which are California corporations and the other of which is incorporated under the laws of the United Kingdom. These other subsidiaries are currently inactive. We have had substantially no day to day operations since we sold all of our operating assets on January 31, 2003. We acquired VirnetX as a wholly-owned subsidiary on July 5, 2007 and ceased being a shell company. Additionally, pursuant to the merger with VirnetX, we experienced a change in control, with the former securityholders of VirnetX acquiring control of VirnetX Holding Corporation.

VirnetX was incorporated in the State of Delaware in August 2005. It is a development stage company that was formed to commercialize a patent portfolio for providing solutions for secure real-time communications such as instant messaging, or “IM,” and voice over internet protocol, or “VoIP.” VirnetX acquired certain patents from Science Applications International Corporation, a systems, solutions and technical services company based in San Diego, California (better known as “SAIC”) and in February 2007 commenced a lawsuit against Microsoft Corporation alleging infringement of three of our patents.

Principal Products and Services

Technology and Solutions Business

Our primary strategy for our technology and solutions business is to commercialize our patented technology in the area of secure real-time communication. We are developing technology for:

•	“single-click” and “zero-click” security solutions for real-time communications; and

•	“end-to-end” security for VoIP, video conferencing and other types of peer-to-peer collaboration without degradation in quality of service.

In addition, we expect to continue to generate nominal royalties payable to our Japan subsidiary pursuant to the terms of a single license agreement. This license agreement was entered into in 1994 and, pursuant to its terms, it automatically renews on an annual basis unless either party terminates as a result of a breach by the other party or the licensee going out of business.

Contract Services Business

Our primary strategy for our contract services business is to leverage our research and development group to provide contract research, prototyping, systems integration and technical services to numerous branches of the U.S. Federal government, network service providers and other OEM partners. Our team is staffed with nationally accredited scientists who have experience with research and development projects concerning industry-wide security solutions as well as national security. We intend to provide these contract services to assist the research and development efforts of our corporate and OEM developers by providing outsourced research, deployment and testing services designed to secure and simplify networks.

We believe that the revenue generated by our contract services business will eventually partially offset the costs of our technology and solutions business and will provide us with the opportunity to generate future strategic relationships and licensing opportunities. We also anticipate that future contract services projects will enable us to develop promising new technologies that can be commercialized through our technology and solutions business.

Marketing and Sales

We do not anticipate launching any new products in the marketplace until late 2007 at the earliest. We intend to partner with hardware and software manufacturers and network operators to operationalize and commercialize our products.

Our contract services business expects to generate new customers primarily through professional relationships and referrals.

Customers and Distribution

We are a development stage company with significant investments in research and development, and we currently do not sell or distribute any of our products. We expect that our contract services customers will consist primarily of the U.S. Federal government, network service providers and other OEM companies. Our contract services business has targeted five customers who we expect will represent more than 80% of our future contract services revenue for the foreseeable future.

We have made a strategic decision to selectively limit new customers in our contract services business in order to focus on the development of new products in our technology and solutions business.

Competition

The enterprise telephony market has transitioned from being circuit-switched to packet switched in large part to eliminate the requirement of running separate voice and data networks. The IP telephony industry conceived session initiation protocol (better known as “SIP”) to improve the setup and handling of telephone calls, and computer technologists have quickly adopted SIP as a protocol to simplify all forms of real-time communications. The rapid market adoption of SIP has created the need to secure SIP before it can reach the global mainstream.

SIP is a growing protocol used for real-time communication, and we anticipate that SIP will represent a significant portion of the worldwide IP telephony market over the next five years. It has become the basis for ’next generation networks’ for unified messaging and communication. SIP uses existing protocols and services, including domain name system, or “DNS,” real-time transport protocol, or “RTP,” the session description protocol, or “SDP,” and transport layer security, or “TLS.”

A number of vendors are providing solutions for secure real-time communications. These solutions can be grouped under three main categories:

•	A session border controller, or “SBC,” is a device used in some VoIP networks to exert control over the signaling and media streams involved in setting up, conducting, and tearing down calls. SBCs are put into the signaling and/or media path between the calling and called party. In some cases, the SBC acts as the called VoIP phone and places a second call to the called party. The effect is that the signaling traffic not only crosses the SBC but the media traffic (voice, video etc.) crosses as well. We believe the security provided by SBC is limited because the SBC can extend the length of the media path (the path of media packets through the network) significantly and may break the end-to-end transparency.

•	SIP firewalls (or SIP-aware firewalls) and application layer gateways manage and protect the traffic, flow and quality of VoIP and other SIP-related communications. They perform real-time network address translation (better known as “NAT”) and dynamic firewall functions and support multiple signaling protocols and media transcoding functionality, allowing secure traversal and interconnection of IP media streams across multiple networks.

•	VPN technologies provide secure communications over unsecured networks.

We believe our technology and solutions business will compete primarily against these disparate add-on security solution providers. We believe our products will allow our OEM partners to integrate transparent and always on, end-to-end security directly into their unified messaging and communications solutions.

Our contract services business competes primarily against in-house research and development departments of network service providers and other OEM vendors.

Intellectual Property and Patent Rights

Our intellectual property is primarily comprised of trade secrets, proprietary know-how, issued and pending patents and technological innovation.

We have 10 issued U.S. and 4 issued foreign patents, and pending U.S. and foreign patent applications including certain patent applications which VirnetX originally acquired from SAIC. The term of the issued U.S. and foreign patents runs through 2019. Our patents embrace a unique set of functions relating to domain name system, or “DNS,”-based security mechanisms for real-time communication. If we believe that a third party is infringing on our intellectual property rights, we may negotiate with it in an attempt to terminate its infringement. If negotiation is unsuccessful or if we believe that legal action is more appropriate, we may bring a legal action against any party we believe to be infringing on our intellectual property rights so that we may properly protect our rights.

Assignment of Patents

Most of our issued patents were originally acquired from SAIC pursuant to the Assignment Agreement by and between VirnetX and SAIC dated December 21, 2006, and the Patent License and Assignment Agreement by and between VirnetX and SAIC dated August 12, 2005, as amended on November 2, 2006, including documents prepared pursuant to the November amendment. VirnetX recorded the assignment from SAIC with the U.S. Patent Office on December 21, 2006.

Key terms of these agreements are as follows:

Patent Assignment.  SAIC unconditionally and irrevocably conveyed, transferred, assigned and quitclaimed all its right, title and interest in and to the patents and patent applications, as specifically set forth on Exhibit A to the assignment document recorded with the U.S. Patent Office, including, without limitation, the right to sue for past infringement.

License to SAIC Outside the Field of Use.  We granted to SAIC an exclusive, royalty free, fully paid, perpetual, worldwide, irrevocable, sublicensable and transferable right and license permitting SAIC and its assignees to make, have made, import, use, offer for sale, and sell products and services covered by, and to make improvements to, the patents and patent application we acquired from SAIC, solely outside our field of use. We have, and retain, all right, title and interest to all our patents within our field of use. Our field of use is defined as the field of secure communications in the following areas: virtual private networks (or “VPNs”); secure voice over internet protocol (or “VoIP”); electronic mail (or “e-mail”); video conferencing; communications logging; dynamic uniform resource locators (or “URLs”); denial of service; prevention of functional intrusions; IP hopping; voice messaging and unified messaging; live voice and IP PBXs; voice web video conferencing and collaboration; instant messaging (or “IM”); minimized impact of viruses; and secure session initiation protocol (or “SIP”). Our field of use is not limited by any predefined transport mode or medium of communication (e.g., wire, fiber, wireless, or mixed medium).

Compensation Obligations.  As consideration for the assignment of the patents, we are required to make payments to SAIC based on the revenue generated from our ownership or use of the patents assigned to us by SAIC.

•	Our compensation obligation includes payment of royalties, in an amount equal to 15% of all gross revenues of VirnetX less (i) trade, quantity and cash discounts allowed, (ii) commercially reasonable commissions, discounts, refunds, rebates, chargebacks, retroactive price adjustments and other allowances which effectively reduce the net selling price, and which are based on arms length terms and are customary and standard in VirnetX’s industry, and (iii) actual product returns and allowances.

•	Royalty payments are calculated based on each quarter and payment is due within 30 days following the end of each quarter.

•	Beginning 18 months after January 1, 2007, we must make a minimum guaranteed annual royalty payment of $50,000.

•	The maximum cumulative royalty paid shall be no more than $35,000,000.

•	In addition to the royalties, in the circumstances and subject to the limitations specified in the November amendment, SAIC shall be entitled to receive 10% of any proceeds, revenues, monies or any other form of consideration paid for the acquisition of VirnetX by Microsoft or any other party alleged to be infringing the patents or patent applications we acquired from SAIC, up to a maximum amount of $35,000,000. Any such acquisition proceeds shall be credited against the $35,000,000 maximum cumulative royalty payable.

•	In the event that VirnetX receives any proceeds, recovery or other form of compensation (other than acquisition proceeds) as a result of any action or proceeding brought by VirnetX against Microsoft or certain other alleged infringing companies to resolve a claim of infringement or enforcement relating to the patents and patent applications we acquired from SAIC, or as a result of negotiations with such entities, as further consideration for the assignment of the patents, we must pay to SAIC 35% of the excess of such proceeds over all costs incurred in connection with any such litigation, without a cap. Any payment to SAIC of amounts with respect to such proceeds shall be credited against the $35,000,000 maximum cumulative royalty payable.

•	In the event that VirnetX receives any proceeds, recovery or other form of compensation as a result of any action or proceeding brought by VirnetX against parties other than Microsoft and certain other alleged infringing companies, with respect to which VirnetX is required to notify SAIC of infringement under the terms of the November amendment to resolve a claim of infringement or enforcement relating to the patents and patent applications we acquired from SAIC, or as a result of negotiations with such entities (other than acquisition proceeds) as further consideration for the assignment of the patents, we must pay to SAIC 25% of the excess of such proceeds over all costs incurred in connection with any such litigation, without a cap. Any payment to SAIC of amounts with respect to such proceeds shall be credited against the $35,000,000 maximum cumulative royalty payable.

Reversion to SAIC Upon Breach or Default.  We must convey, transfer, assign and quitclaim to SAIC all of our right, title and interest in and to the patents or patent applications we acquired from SAIC, upon the first occurrence of the following reversion events:

•	our failure to pay SAIC an aggregate cumulative amount of at least $7,500,000 within seven years after January 1, 2007;

•	our failure to pay the $50,000 minimum annual royalty that has not been cured within 90 days after our receipt of written notice of such failure;

•	for the period prior to the date of our full payment of the $35,000,000 maximum cumulative royalty, any breach by us of our license to SAIC outside our field of use that has not been cured within 30 days after our receipt of notice of such failure; or

•	for the period prior to the date of our full payment of the $35,000,000 maximum cumulative royalty, any termination of the August agreement with SAIC, as amended.

If a reversion event occurs due to our failure to pay SAIC an aggregate cumulative amount of at least $7,500,000 within seven years after January 1, 2007, then we will receive from SAIC a non-exclusive license to the reverting patents in our field of use.

Rights to Bring and Control Actions for Infringement and Enforcement.  In addition to the right to bring and control any action or proceeding with respect to infringement or enforcement of our patents in our field of use, we also have the first right to negotiate with or bring a lawsuit against any and all third parties for purposes of enforcing our patents, regardless of the field of use, provided, however, that we have such right to negotiate with or bring a lawsuit against certain alleged infringing companies up to and through November 2, 2007.

Security Agreement.  We granted SAIC a security interest in some of our intellectual property, including the patents and patent applications we obtained from SAIC patents, to secure our payment obligations to SAIC described above.

Litigation

We believe Microsoft Corporation is infringing certain of our patents. Accordingly, we commenced a lawsuit against Microsoft on February 15, 2007 by filing a complaint in the United States District Court for the Eastern District of Texas, Tyler Division. Pursuant to the complaint, we allege that Microsoft infringes two of our U.S. patents: U.S. Patent No. 6,502,135 B1, entitled “Agile Network Protocol for Secure Communications with Assured System Availability,” and U.S. Patent No. 6,839,759 B2, entitled “Method for Establishing Secure Communication Link Between Computers of Virtual Private Network Without User Entering Any Cryptographic Information.” On April 5, 2007, we filed an amended complaint specifying certain accused products at issue and alleging infringement of a third, recently issued U.S. patent: U.S. Patent No. 7,188,180 B2, entitled “Method for Establishing Secure Communication Link Between Computers of Virtual Private Network.” We are seeking both damages, in an amount subject to proof at trial, and injunctive relief. Microsoft answered the amended complaint and asserted counterclaims against us on May 4, 2007. Microsoft counterclaimed for declarations that the three patents are not infringed, are invalid and are unenforceable. Microsoft seeks an award of its attorneys’ fees and costs. We filed a reply to Microsoft’s counterclaims on May 24, 2007. Discovery has begun and the trial is scheduled to begin on October 12, 2009. We have served our infringement contentions directed to certain of Microsoft’s operating system and unified messaging and collaboration applications.

Because we have determined that Microsoft’s alleged unauthorized use of our patents would cause us severe economic harm and the failure to cause Microsoft to discontinue its use of such patents could result in the termination of our business, we have dedicated a significant portion of our economic resources, to date, to the prosecution of the Microsoft litigation and expect to continue to do so for the foreseeable future.

Although we believe Microsoft infringes three of our patents and we intend to vigorously prosecute this case, at this stage of the litigation the outcome cannot be predicted with any degree of reasonable certainty. Additionally, the Microsoft litigation will be costly and time-consuming, and we can provide no assurance that we will obtain a judgment against Microsoft for damages and/or injunctive relief. Should the District Court issue a judgment in favor of Microsoft, and in connection with such judgment determine that we had acted in bad faith or with fraudulent intent, or we were otherwise found to have exhibited inequitable conduct, the Court could award attorney fees to Microsoft, which would be payable by the Company.

In the near term, we will dedicate significant time and resources to the Microsoft litigation. The risks associated with such dedication of time and resources are set forth in the “Risk Factors” section of this prospectus.

One or more potential intellectual property infringement claims may also be available to us against certain other companies who have the resources to defend against any such claims. Although we believe these potential claims are worth pursuing, commencing a lawsuit can be expensive and time-consuming, and there is no assurance that we will prevail on such potential claims. In addition, bringing a lawsuit may lead to potential counterclaims which may preclude our ability to commercialize our initial products, which are currently in development.

Research and Development

We are currently involved in basic research at our office located in Scotts Valley, California and through personnel based in Sterling, Virginia. We are focused on developing new techniques for automatic and transparent real-time communication security. We have invested approximately $56,000 in 2005, $554,187 in 2006 and $268,178 for the six-month period ended June 30, 2007 on research and development relating to our proposed products.

Additionally, we conduct some of our product development through the use of outsourced development partners. Our current development projects are derived from strategic relationships with other companies. We anticipate developing other new products through a combination of licensing, acquisitions and our discovery research activities.

Products in Development

We intend for our products to be available as object libraries for easy integration into enterprise VoIP, conference calling, IM, file transfer, application sharing, whiteboard, video conference and other real-time collaboration systems solutions.

We currently have two principal products in development:

•	The VirnetX Edge Toolkit, which will be designed to allow OEM partners to integrate our proprietary technology into their private branch exchanges (better known as PBXs), call managers and client solutions. We anticipate releasing the first version of the Toolkit product in late 2007.

•	The VirnetX Secure Directory Service, which will be designed to provide secure presence and directory services to certified individual domain names based on identity verification and will be designed to enable automatic domain name system, or “DNS,” -triggered certified encrypted connections. We anticipate providing this service to initial customers in 2008.

We intend to commercialize our existing technology by designing, manufacturing and marketing products incorporating our technology and by partnering with other companies whose products incorporate our technology. In addition, we intend to leverage our outstanding team of scientists to continue to develop promising new technologies.

Government Regulation

The laws governing online secure communications remain largely unsettled, even in areas where there has been legislative action. It may take years to determine whether and how existing laws governing intellectual property, privacy and libel apply to online media. Such legislation may interfere with the growth in use of online secure communications and decrease the acceptance of online secure communications as a viable solution, which could adversely affect our business.

Due to the internet’s popularity and increasing use, new laws regulating secure communications may be adopted. These laws and regulations may cover, among other things, issues relating to privacy, pricing, taxation, telecommunications over the internet, content, copyrights, distribution and quality of products and services. We intend to comply with all new laws and regulations as they are adopted.

Employees

As of October 31, 2007, we had eight full-time employees and one part time employee.

Facilities

Our principal executive offices are located at 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066, which property we lease for $1,243.75 per month until March 31, 2008. We have no other properties.

MANAGEMENT

The following table sets forth the respective names, ages and positions of each of our directors, and executive officers as of October 31, 2007. There are no family relationships between any of the persons named below. All of our directors were elected to the Board of Directors on July 5, 2007, and their terms run until our annual meeting of stockholders in 2008.

Name	Age	Position

Executive Officers and Directors
Kendall Larsen	50	President, Chief Executive Officer and Director
William E. Sliney	69	Chief Financial Officer (Interim)
Edmund C. Munger	63	Director
Scott C. Taylor	43	Director
Michael F. Angelo	47	Director
Thomas M. O’Brien	41	Director

Kendall Larsen.  Mr. Larsen has been our President, Chief Executive Officer and a director since July 5, 2007 and has held the same positions with VirnetX since its inception in August 2005. From April 2003 to July 2005, Mr. Larsen focused on pre-incorporation activities related to VirnetX. From April 2002 to April 2003, Mr. Larsen was a Limited Partner at Osprey Ventures, L.P., a venture fund that makes investments primarily in business and consumer technology companies. From October 2000 to April 2002, he was Senior Vice President and General Manager of the Security Products Division of Phoenix Technologies Ltd., a software and firmware developer. Prior to March 2003, and for a period of over 20 years, Mr. Larsen has held senior executive positions at various leading technology companies, including RSA Security, Inc., Xerox Corporation, Rolm/International Business Machines Corporation, Novell, Inc., General Magic, Inc., and Ramp Networks. Mr. Larsen holds a B.S. in Economics from the University of Utah.

William E. Sliney.  Mr. Sliney has been our Chief Financial Officer on an interim and part-time basis since July 5, 2007. Prior to that time, Mr. Sliney served as our President from August 2001, Chief Financial Officer from April 1999 and Secretary from December 2001. He also served as our Chairman of the Board from October 2000 to August 2001 and was a member of our Board of Directors from October 2000 to July 5, 2007. He was also a director of Enterra Energy Trust (NYSE: ENT), an oil and gas trust based in Calgary, Alberta that acquires, operates, and exploits petroleum and natural gas assets in Canada and in the United States, from January 2002 to March 2006. Before joining us, Mr. Sliney was the Chief Financial Officer of Legacy Software Inc. from 1995 to 1998. From 1993 to 1994, Mr. Sliney was Chief Executive Officer of Gump’s, a high end department store retailer based in San Francisco. Mr. Sliney received an M.B.A. from the Anderson School at UCLA.

Edmund C. Munger.  Mr. Munger has been a director since July 5, 2007. He has been the Chief Technology Officer of VirnetX since July 2006 and a director of VirnetX since July 2006. From July 1987 to June 2006, Mr. Munger held various positions including Associate Division Manager, Division Manager, Chief System Architect and Assistant Vice President at Science Applications International Corporation (“SAIC”) (NYSE: SAI), a leading provider of services and solutions to all branches of the U.S. military, agencies of the Department of Defense, the intelligence community, the U.S. Department of Homeland Security and other U.S. government civil agencies, as well as to customers in selected commercial markets. Mr. Munger is named as a co-inventor on all patents in the VirnetX patent portfolio. Mr. Munger received a M.S. in Naval Architecture and Marine Engineering from MIT and a B.S. in Naval Science from the United States Naval Academy.

Thomas M. O’Brien.  Mr. O’Brien has been a director since July 5, 2007. He has been Senior Vice President of Reit Management & Research LLC, an institutional manager of real estate, public real estate investment trusts (“REITs”) and other public companies, since May 2006 and served as a Vice President of that company from May 1996 to April 2006. During the last five years, Mr. O’Brien has held various positions with public entities managed by Reit Management or its affiliates, including serving as: (i) Chief Executive Officer and President of TravelCenters of America LLC (AMEX: TA), since February 2007 and a Managing Director since October 2006; (ii) Chief Executive Officer and President of RMR Funds, a group of publicly traded closed-end investment management companies which invest in equity and fixed income securities in the U.S. and international real estate, hospitality and finance sectors, from 2003 to May 2007; and (iii) Executive Vice President of Hospitality Properties Trust (NYSE: HPT), a REIT that invests in hotels and travel centers, from 2002 to 2003 and Chief Financial Officer from 1996 to 2002. From 1988 to 1996, Mr. O’Brien was a senior manager with Arthur Andersen LLP where he served a number of public company clients. Mr. O’Brien graduated cum laude from the University of Pennsylvania, Wharton School of Business, with a B.S. in Economics.

Michael F. Angelo.  Mr. Angelo has been a director since July 5, 2007. He has been a Senior Architect at NetIQ Corporation since August 2005. From October 2003 to August 2005, Mr. Angelo was a Security Architect and Manager, Government Engagements SBU with Microsoft Corporation. From July 1989 to October 2003, Mr. Angelo was a Staff Fellow at both Hewlett Packard Company and Compaq Computer Corp. Mr. Angelo also served as Senior Systems Programmer at the John von Neumann National Supercomputer Center from September 1985 to July 1989. He was a Sub-Chairman of the National Institute of Standards and Technology Board of Assessment for Programs/National Research Council responsible for the CISD review, for fiscal years 2000-2001 and 2001-2002 fiscal years, and a technology contributor and participant on the U.S. Commerce Department’s Information Systems Technical Advisory Council (ISTAC), from 1999 to the present. Mr. Angelo was named a distinguished lecturer for 2004 and 2005 by Sigma XI, the Scientific Research Society. He currently holds 49 patents, most in the area of security and authentication, and was also named the 2003 Inventor of the Year for the City of Houston by the Houston Intellectual Property Lawyers Association.

Scott C. Taylor.  Mr. Taylor has been a director since July 5, 2007. Mr. Taylor has been the Vice President, Corporate Legal Services for Symantec Corporation (NASDAQ: SYMC), the global leader in consumer and enterprise security and availability software solutions, since February 2007. From January 2002 to February 2007, Mr. Taylor worked for Phoenix Technologies Ltd, a public (NASDAQ: PTEC) software and firmware company. Prior to 2002, Mr. Taylor has worked at Narus Inc, Symantec Corporation, Pillsbury Madison & Sutro LLP (now Pillsbury Winthrop Shaw Pittman LLP), ICF Incorporated (now ICF Consulting) and the U.S. Securities and Exchange Commission in various roles. Mr. Taylor has been admitted to practice law in the State of California since 1993 and is an advisory Board Member at Langtech (IT infrastructure consulting and outsourced management). He is the Co-chair of General Counsel Committee (and former board member) of the Silicon Valley Campaign for Legal Services and maintains a Top Secret security clearance with the U.S. government. Mr. Taylor has a B.A. in International Relations from Stanford University and a J.D. from George Washington University.

Significant Employees

Robert Dunham Short III.  Mr. Short has been the Chief Scientist for VirnetX since May 2007. From February 2000 to April 2007, Mr. Short was Assistant Vice President and Division Manager at Science Applications International Corporation (“SAIC”) (NYSE: SAI), a leading provider of services and solutions to all branches of the U.S. military, agencies of the Department of Defense, the intelligence community, the U.S. Department of Homeland Security and other U.S. government civil agencies, as well as to customers in selected commercial markets. From 1994 to February 2000, he also held various other positions at SAIC. Prior to SAIC, he has also worked at ARCO Power Technologies, Inc. (Atlantic Richfield Petroleum), Sperry Corporate Technology Center and Sperry Research Center. Mr. Short is named as a co-inventor on all the patents in the VirnetX patent portfolio. He holds a TS/SCI security clearance. He has a Ph.D in Electrical Engineering from Purdue University along with a M.S. in Mathematics and a B.S. in Electrical Engineering from Virginia Tech.

Kathleen Sheehan.  Ms. Sheehan has been the Vice President, Administration and Human Resources for VirnetX since December 2005. Ms. Sheehan was also the Treasurer and Chief Financial Officer of VirnetX from March 2006 until July 5, 2007. From September 2004 to July 2005, Ms. Sheehan focused on equity raise and pre-incorporation activities related to VirnetX. From September 2002 to September 2004, Ms. Sheehan was a Commercial Property Manager for JBD Properties, a real estate developer. Prior to September 2002, she worked for Armen and Associates as an Executive Recruiter. She has also worked at CHW Advertising (Senior Director of Human Resources), Modis/SAP (Human Resources and Office Manager) and as an executive recruiter for top level executives in the e-commerce & advertising industry.

Sameer Mathur.  Mr. Mathur has been the Vice President, Corporate Development and Marketing for VirnetX since July 5, 2007. Prior to that date, Mr. Mathur was the Vice President, Business Development of VirnetX since

April 2006. From March 2004 to April 2006, Mr. Mathur was Product Line Manager for SonicWALL Inc (NASDAQ: SNWL), a leading provider of Internet security solutions. From April 2003 to March 2004, Mr. Mathur was Senior Product Manager for Zone Labs Inc, a leading provider of Internet security software. From June 1996 to April 2003, he was Senior Product Marketing Manager of Phoenix Technologies Ltd, a public (NASDAQ: PTEC) software and firmware company. Prior to June 1996, Mr. Mathur has worked in various engineering and marketing roles for OEC Japan, IBM Japan, Pertech Computers Ltd. Mr. Mathur has a B.S. in Engineering from Gujarat University, India.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The goals of our executive compensation program are to attract, retain, motivate and reward executive officers who contribute to our success and to incentivize these executives on both a short-term and long-term basis to achieve our business objectives. This program combines cash and equity awards in the proportions that we believe will motivate our executive officers to increase shareholder value over the long-term.

Our executive compensation program is designed to achieve the following objectives:

•	align our executive compensation with our strategic business objectives;

•	align the interests of our executive officers with both short-term and long-term shareholder interests; and

•	place a substantial portion of our executives’ compensation at risk such that payouts depend on both overall company performance and individual performance.

Executive Compensation Program Objectives and Framework

Our executive compensation program has two primary components: (1) base salary, and (2) equity grants. Base salaries for our executive officers are a minimum fixed level of compensation consistent with or below competitive market practice. Equity grants awarded to our executive officers are designed to ensure that incentive compensation is linked to our long-term company performance, promote retention and align our executives’ long-term interests with shareholders’ long-term interests.

Executive compensation is reviewed annually by our Board of Directors, and adjustments are made to reflect company objectives and competitive conditions.

Role of Our Compensation Committee

Our Compensation Committee, made up of independent directors of the Board of Directors, oversees the Company’s executive compensation program. In this capacity, the individual directors review compensation levels of executive officers, evaluate performance of executive officers, and consider management succession and related matters.

Current Executive Compensation Program Elements

Our executive compensation program consists of the elements described in the following sections. The Compensation Committee determines the portion of compensation allocated to each element for each individual executive officer. Our Compensation Committee expects to continue these policies in the short-term but will reevaluate the current policies and practices as it considers advisable.

The Compensation Committee believes based on their general business and industry experience and knowledge that the use of the combination of base salary and long-term incentives (including stock option or other stock-based awards) offers the best approach to achieving our compensation goals, including attracting and retaining talented and capable executives and motivating our executives and other officers to expend maximum effort to improve the business results, earnings and overall value of our business.

Base Salaries

Base salaries for our executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation for similar positions, as well as seniority of the individual, our ability to replace the individual and other primarily judgmental factors deemed relevant by the Compensation Committee. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Base salaries for our executive officers are reviewed annually or at other appropriate times by the Compensation Committee and may be increased from time to time pursuant to such review and/or in accordance with guidelines contained in the various employment agreements in order to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Long-term Incentive Equity Awards

Our Board of Directors has adopted the VirnetX 2005 Stock Plan, which provides for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) and non-qualified stock options to eligible employees and consultants of the Company and non-employee directors of the Company. We intend to seek the approval of our stockholders for the adoption of the VirnetX 2005 Stock Plan by written consent of our stockholders, which we expect to occur within the next three months, but in no event will it occur later than July 4, 2008.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows public companies from utilizing a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and the four other most highly compensated executive officers unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program (including the stock options and other awards that may be granted to our executive officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Board of Directors will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of the Company and its stockholders.

Compensation of VirnetX Holding Corporation Executive Officers and Directors

Summary Compensation

For the three most recently completed fiscal years, no compensation was paid to any executive officer of VirnetX Holding Corporation. Between February and May 2007, William E. Sliney received $30,000 for his services as President, Chief Financial Officer and Secretary of VirnetX Holding Corporation.

Outstanding Equity Awards at Fiscal Year End

None of the VirnetX Holding Corporation executive officers held any options or other equity awards at December 31, 2006.

Director Compensation

None of the VirnetX Holding Corporation directors received any compensation for service as a director of VirnetX Holding Corporation during the fiscal year ended December 31, 2006.

Employment Contracts

None of the VirnetX Holding Corporation executive officers has an employment agreement with VirnetX Holding Corporation. VirnetX Holding Corporation intends to enter into an employment agreement with each of its key employees.

Compensation of VirnetX Executive Officers and Directors

Summary Compensation Table

In connection with the consummation of the merger with VirnetX, VirnetX’s President and Chief Executive Officer, Kendall Larsen, became the President and Chief Executive Officer of VirnetX Holding Corporation. In addition, Mr. Sliney, who served until July 5, 2007 as VirnetX Holding Corporation’s President (from August 2001), Chief Financial Officer (from April 1999), Secretary (from December 2001), and member of VirnetX Holding Corporation’s Board of Directors (from October 2000), will continue as our Chief Financial Officer on an interim basis. The following table sets forth the compensation paid for services rendered to VirnetX since inception by its President and Chief Executive Officer. There were no other executive officers during the two fiscal years ended December 31, 2006. All information relating to option awards reflects the exchange of VirnetX options for VirnetX Holding Corporation options in the merger.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
			Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year		($)	($)	($)	($)	($)	($)	Total ($)

Kendall Larsen	2006		$237,039	—	—	$7,665	—	—	$244,704
President and Chief	2005	(1)	—	—	—	—	—	$399,960 (2)	$399,960
Executive Officer

(1)	From inception of VirnetX in August 2005 until December 31, 2005.

(2)	Represents the dollar value of stock grants to Mr. Larsen during the period.

Outstanding Equity Awards at Fiscal Year End

The following table provides information as to options held by each of the executive officers of VirnetX at December 31, 2006. The figures set forth in the table reflect the exchange of VirnetX options for VirnetX Holding Corporation options pursuant to the merger on a post-split basis.

	Option Awards					Stock Awards
Equity
Incentive
Plan
								Equity	Awards:
								Incentive	Market or
								Plan	Payout
			Equity					Awards:	Value of
			Incentive Plan					Number of	Unearned
			Awards:				Market	Unearned	Shares,
	Number of	Number of	Number of			Number of	Value of	Shares,	Units or
	Securities	Securities	Securities			Shares or	Shares or	Units or	Other
	Underlying	Underlying	Underlying			Units of	Units of	Other	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested (#)	Vested (#)	Vested ($)

Kendall Larsen	41,516	0	—	$0.24087	March 22, 2016	—	—	—	—

On March 3, 2006, Kendall Larsen was granted VirnetX options, which were exchanged for fully-vested VirnetX Holding Corporation options to purchase 41,516 post-split shares of our common stock at an exercise price of $0.24087 per post-split share pursuant to the merger. In addition, Mr. Larsen held restricted shares of VirnetX common stock, purchased at $0.0003 per post-split share on October 14, 2005, all of which are fully vested, which were exchanged for 1,660,638 post-split shares of our common stock pursuant to the merger. Neither VirnetX nor VirnetX Holding Corporation has granted plan-based awards to any executive officers in fiscal 2007.

Director Compensation

VirnetX has historically not paid any of its directors for their services as directors. We intend to compensate our non-employee directors at competitive rates.

Employment Contracts

VirnetX intends to enter into employment agreements with each of its key employees.

Equity Incentive Plans

On April 17, 1998, we adopted an equity incentive program. Under this program, we may grant incentive stock options, non-statutory stock options, stock appreciation rights, stock bonuses and rights to acquire restricted stock to employees, directors and consultants (except for incentive stock options which may only be granted to employees). The number of shares of common stock reserved for issuance under this program is 150,580 post-split shares. As of December 31, 2006, there were no outstanding options or rights under this program. In connection with the merger between VirnetX Holding Corporation and VirnetX, we assumed and our Board of Directors has adopted the VirnetX 2005 Stock Plan as amended to cover awards of shares of our common stock. The total number of shares of our common stock reserved for issuance under the VirnetX Plan is 11,624,469, of which as of October 31, 2007, there were 4,028,418 shares remaining available for future grants. We intend to seek the approval of our stockholders for the adoption of the VirnetX Plan by written consent of our stockholders, which is expected to occur within the next three months, but in no event will it occur later than July 4, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND CORPORATE GOVERNANCE

In connection with the consummation of the merger between VirnetX Holding Corporation and VirnetX, we assumed certain obligations under an Advisory Service Agreement dated November 6, 2006 by and between VirnetX and MDB Capital Group LLC, as amended by the terms of that certain Release Agreement between the same parties, which was executed on July 5, 2007. MDB Capital Group was a stockholder of VirnetX prior to the merger and Christopher Marlett, a principal at MDB Capital Group, is currently one of our stockholders as a result of the merger. Christopher Marlett, as of July 5, 2007, beneficially owned approximately 6.7% of our issued and outstanding shares of common stock. MDB Capital Group’s affiliates include Anthony DiGiandomenico and Robert Levande, each of whom is one of our existing stockholders as a result of the merger.

Additionally, in connection with the consummation of the merger, we entered into the following agreements and transactions with certain of our directors, executive officers and 5% stockholders:

Indemnification Agreements

We entered into Indemnification Agreements with each person who became one of VirnetX Holding Corporation’s directors or officers in connection with the consummation of the merger, pursuant to which, among other things, we will indemnify such directors and officers to the fullest extent permitted by Delaware law, and provide for advancement of legal expenses under certain circumstances.

Registration Rights Agreement

Effective as of July 5, 2007, we entered into a Registration Rights Agreement with all of the persons who were issued shares of our common stock and securities convertible into shares of our common stock in the merger.

Pursuant to the Registration Rights Agreement, commencing six months after the closing of the merger, the securityholders have a right to request that we register for resale (a) the shares of common stock issued to such persons in the merger and (b) the shares of common stock underlying convertible notes, options and warrants issued to such persons in the merger. We are required to cause each such registration statement filed as a result of such requests to be declared effective under the Securities Act as promptly as possible after the filing thereof and to keep such registration statement continuously effective under the Securities Act until the earlier of (i) the date when all shares included in the registration statement have been sold; (ii) the date that all shares can be sold pursuant to Rule 144; and (iii) one year from the effective date of such registration statement. In addition, the San Gabriel group of investors have the right to have their 5,333,333 shares registered for resale on the registration statement filed with respect to this offering.

Additionally, the Registration Rights Agreement provides the securityholders with “piggyback” registration rights such that at any time there is not an effective registration statement covering the common stock described above and we file a registration statement relating to an offering for our own account or the account of others under the Securities Act, other than in connection with any acquisition of any entity or business or equity securities issuable in connection with stock options or other employee benefit plans and other than in connection with this offering, then we are required to send notice to the securityholders of such intended filing at least 20 days prior to filing such registration statement and we are required to automatically include in such registration statement all shares of common stock issued in the merger and all shares of common stock underlying convertible notes, options and warrants issued in the merger.

Each securityholder also has indemnified us, our directors, officers, agents, and certain other control persons against damages arising out of or based upon: (i) such securityholder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) such securityholder’s provision of any untrue or alleged untrue statement of a material fact to be contained in any registration statement or prospectus, or arising out of or relating to any such securityholder’s omission or alleged omission of a material fact required to be stated therein or necessary to make the statements contained in such registration statement or prospectus not misleading.

Lock-Up Agreements

Effective as of July 5, 2007, we entered into a Lock-Up Agreement with certain of the persons who were issued shares of our common stock in the merger and all persons who exchanged VirnetX options for VirnetX Holding Corporation options in the merger, pursuant to which we imposed certain restrictions on the sale of our common stock or any securities convertible into or which may be exercised to purchase any shares of our common stock acquired in connection with the merger for a period of at least 12 months after the consummation of the merger; provided that the lockup period may be extended under certain circumstances. In addition, all of our officers and directors, as well as those stockholders listed in the resale prospectus filed with this registration statement have entered into a Lock-Up Agreement with the underwriter for a period commencing on the date hereof and ending 12 months from the effective date of the registration statement; provided, however, that if the average closing price per share of the Company’s common stock exceeds 150% of the public offering price of the shares to be offered for 15 consecutive trading days during the lock-up period, the shares of common stock held by the San Gabriel group of investors shall be released from the lock-up by our underwriter. The San Gabriel group of investors owns 5,333,333 shares of our common stock that are subject to this release provision.

Transactions Between the Company and William E. Sliney

Until July 5, 2007, the Company utilized the office space and equipment of its then officer, William E. Sliney, at no cost. Management estimates the value thereof to be immaterial.

Promoters and Control Persons

Glenn Russell was a founder and owned approximately 60% of the outstanding shares of VirnetX Holding Corporation immediately prior to the merger between VirnetX Holding Corporation and VirnetX. Mr. Russell received no compensation in connection with the merger between VirnetX and VirnetX Holding Corporation. Mr. Russell’s historical compensation from VirnetX Holding Corporation in his capacity as its Chief Executive Officer prior to the merger has been disclosed in VirnetX Holding Corporation’s reports filed with the SEC under the Securities Exchange Act of 1934, as amended.

Director Independence

Three members of the Board of Directors, Scott C. Taylor, Michael F. Angelo and Thomas M. O’Brien, qualify as “independent” directors under the definition of “independent director” in the listing standards of the American Stock Exchange, so that a majority of the members of our Board are “independent.” Although our securities are not currently traded on a national securities exchange that would require a majority of our directors to be “independent,” we intend to comply with the independence provisions on a voluntary basis.

Voting Agreement

On December 12, 2007, we entered into a Voting Agreement with the following stockholders that collectively own 4,766,666 shares of our common stock, representing approximately 15.27% of our 31,217,198 shares outstanding as of October 31, 2007:

•	San Gabriel Fund, LLC

•	JMW Fund, LLC

•	John P. McGrain

•	The John P. McGrain Grantor Retained Annuity Trust u/t/d June 25, 2007

•	John P. McGrain, SEP IRA

•	John P. McGrain, 401K

•	The Westhampton Special Situations Fund, LLC

•	The Kirby Enterprise Fund, LLC

•	Kearney Properties, LLC

•	Kearney Holdings, LLC

•	Charles F. Kirby, Roth IRA

•	Charles F. Kirby

The Voting Agreement requires each of the above stockholders to vote all of the shares of our voting stock held by them from time to time in favor of the directors nominated by our Board of Directors and in a manner proportional to all the other votes cast by shares present and voting with respect to any other matter brought to the stockholders for a vote. This voting arrangement is an initial and continuing listing requirement for our common stock to be and remain listed on the American Stock Exchange.

DESCRIPTION OF SECURITIES

On a post-split basis, we are authorized to issue an aggregate of 110,000,000 shares of capital stock, 100,000,000 of which are shares of common stock, par value $0.0001 per share, and 10,000,000 of which are shares of preferred stock, par value $0.0001 per share. As of October 31, 2007, on a post-split basis, 31,217,198 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Common Stock

All outstanding shares of our common stock are of the same class and have equal rights and attributes.

Voting.  The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Our common stock does not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our common stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends.  Subject to the preferential dividend rights and consent rights of any series of preferred stock that we may from time to time designate, holders of our common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available.

Liquidation and Dissolution.  In the event of our liquidation, dissolution or winding up, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our common stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

The descriptions of our common stock and preferred stock above are only summaries and are qualified in their entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which are attached or referenced as exhibits to the registration statement of which this prospectus forms a part.

Warrants

On a post-split basis, warrants for the issuance of up to 266,667 shares of our common stock are outstanding, all of which are exercisable at a price of $0.75 per share, and all of which are subject to the Lock-Up Agreement described above. These warrants are exercisable for a period of five years beginning on July 5, 2007 and may be exercised on a cashless exercise basis. These warrants provide for anti-dilution protection in the event of stock splits and dividends.

In addition, on a post-split basis, we will issue warrants for the issuance of up to 300,000 shares of our common stock to the underwriter with respect to this offering, with an exercise price equal to the 120% of the price to public in this offering. These warrants are exercisable for a period commencing on the first anniversary of the closing of this offering and for a period of four years thereafter. These warrants provide for anti-dilution protection in the event of stock splits and dividends. The shares of common stock underlying these warrants are being registered in the registration statement of which this prospectus forms a part.

The descriptions of the warrants are only a summary and are qualified in their entirety by the provisions of the forms of warrant, which are attached or referenced as exhibits to the registration statement of which this prospectus forms a part.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. of Denver, Colorado.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol “VNXH.” The following table shows the price range of our common stock for each quarter ended during the last two fiscal years and for the first three quarters of fiscal 2007 on a post-split basis.

Quarter Ended	High	Low

3/31/05	$0.36	$0.24
6/30/05	$0.36	$0.30
9/30/05	$0.60	$0.39
12/31/05	$0.42	$0.30
3/31/06	$0.60	$0.36
6/30/06	$0.54	$0.21
9/30/06	$0.51	$0.30
12/31/06	$0.87	$0.36
3/31/07	$5.10	$0.75
6/30/07	$4.65	$3.75
9/30/07	$4.89	$3.96

On December 13, 2007, on a post-split basis, the average of the high ask and low bid prices, respectively, of our common stock as reported on the OTC Bulletin Board, was $6.00 per share. The source of the information provided in the table above is the OTC Bulletin Board®, Quarterly Trade and Quote Summary Report, and represents prices between dealers without adjustments for retail markups, markdowns or commissions, and may not represent actual transactions.

Holders

As of October 1, 2007, there were approximately 97 holders of record of our common stock.

Dividends

We have not paid any cash dividends on our common stock, and do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain earnings, if any, to fund operations, and the development and growth of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, operation results, capital requirements, applicable contractual restrictions, restrictions in our organizational documents, and any other factors that our Board of Directors deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

On April 17, 1998, we adopted an equity incentive program. Under this program, we may grant incentive stock options, non-statutory stock options, stock appreciation rights, stock bonuses and rights to acquire restricted stock to employees, directors and consultants (except for incentive stock options which may only be granted to employees). The number of shares of common stock reserved for issuance under this program is 150,580 shares post-split. As of December 31, 2006, there were no outstanding options or rights under this program. In connection with the merger between VirnetX Holding Corporation and VirnetX, we assumed and our Board of Directors has adopted the VirnetX 2005 Stock Plan as amended to cover awards of shares of our common stock. The total number of shares of our common stock reserved for issuance under the VirnetX Plan is 11,624,469, of which as of October 31, 2007, there were 4,028,418 shares remaining available for future grants. We intend to seek the approval of our stockholders for the adoption of the VirnetX Plan by written consent of our stockholders, which is expected to occur within the next three months, but in no event will it be held later than July 4, 2008.

LEGAL PROCEEDINGS

We believe Microsoft Corporation is infringing certain of our patents. Accordingly, we commenced a lawsuit against Microsoft on February 15, 2007 by filing a complaint in the United States District Court for the Eastern District of Texas, Tyler Division. Pursuant to the complaint, we allege that Microsoft infringes two of our U.S. patents: U.S. Patent No. 6,502,135 B1, entitled “Agile Network Protocol for Secure Communications with Assured System Availability,” and U.S. Patent No. 6,839,759 B2, entitled “Method for Establishing Secure Communication Link Between Computers of Virtual Private Network Without User Entering Any Cryptographic Information.” On April 5, 2007, we filed an amended complaint specifying certain accused products at issue and alleging infringement of a third, recently issued U.S. patent: U.S. Patent No. 7,188,180 B2, entitled “Method for Establishing Secure Communication Link Between Computers of Virtual Private Network.” We are seeking both damages, in an amount subject to proof at trial, and injunctive relief. Microsoft answered the amended complaint and asserted counterclaims against us on May 4, 2007. Microsoft counterclaimed for declarations that the three patents are not infringed, are invalid and are unenforceable. Microsoft seeks an award of its attorneys’ fees and costs. We filed a reply to Microsoft’s counterclaims on May 24, 2007. Discovery has begun and the trial is scheduled to begin on October 12, 2009. We have served our infringement contentions directed to certain of Microsoft’s operating system and unified messaging and collaboration applications.

Because we have determined that Microsoft’s alleged unauthorized use of our patents would cause us severe economic harm and the failure to cause Microsoft to discontinue its use of such patents could result in the termination of our business, we have dedicated a significant portion of our economic resources, to date, to the prosecution of the Microsoft litigation and expect to continue to do so for the foreseeable future.

Although we believe Microsoft infringes three of our patents and we intend to vigorously prosecute this case, at this stage of the litigation the outcome cannot be predicted with any degree of reasonable certainty. Additionally, the Microsoft litigation will be costly and time-consuming, and we can provide no assurance that we will obtain a judgment against Microsoft for damages and/or injunctive relief. Should the District Court issue a judgment in favor of Microsoft, and in connection with such judgment determine that we had acted in bad faith or with fraudulent intent, or we were otherwise found to have exhibited inequitable conduct, the Court could award attorney fees to Microsoft, which would be payable by the Company.

In the near term, we will dedicate significant time and resources to the Microsoft litigation. The risks associated with such dedication of time and resources are set forth in the Risk Factors section of this prospectus.

One or more potential intellectual property infringement claims may also be available to us against certain other companies who have the resources to defend against any such claims. Although we believe these potential claims are worth pursuing, commencing a lawsuit can be expensive and time-consuming, and there is no assurance that we will prevail on such potential claims. In addition, bringing a lawsuit may lead to potential counterclaims which may preclude our ability to commercialize our initial products, which are currently in development.

Currently, we are not a party to any other pending legal proceedings, and are not aware of any proceeding threatened or contemplated against us by any governmental authority or other party.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us with respect to the beneficial ownership (as defined in Instruction 4 to Item 403 of Regulation S-B under the Securities Exchange Act of 1934) of our common stock as of October 31, 2007, on a post-split basis, by (i) each person who is known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group.

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each executive officer and director, unless indicated otherwise by footnote, is c/o Kendall Larsen, 5615 Scotts Valley Drive, Suite 110, Scotts Valley, California 95066.

	Number of
	Shares
	Beneficially		Percent of
Name and Address of Beneficial Owner	Owned(1)		Class(2)

5% or Greater Stockholders:
Gregory H. Bailey	2,275,075		7.3%
4 A Chesham Street London, United Kingdom SW1X8DT
Kendall Larsen	8,344,708	(3)	26.7%
Robert M. Levande	2,084,101	(4)	6.7%
8 East 67 Street New York, New York 10021
Blue Screen LLC	1,788,463	(5)	5.7%
7663 Fisher Island Drive Miami, Florida 33109
Christopher A. Marlett	2,111,933	(6)	6.7%
420 Wilshire Boulevard, Suite 1020 Santa Monica, California 90401
San Gabriel Fund, LLC	1,600,000(7)		5.1%
4 Richland Place Pasadena, California 91103
Directors and Executive Officers:
Kendall Larsen	8,344,708	(3)	26.7%
Edmund C. Munger	435,856	(8)	1.4%
William E. Sliney	166		*
Thomas M. O’Brien	0		*
Michael F. Angelo	41,516		*
Scott C. Taylor	0		*
All directors and executive officers as a group (6 persons):	8,822,246	(3)(8)	28.1%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are exercisable or convertible at or within 60 days of October 31, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(2)	Based upon 31,217,198 shares of common stock issued and outstanding.

(3)	Includes 41,516 shares issuable pursuant to options exercisable within 60 days.

(4)	Includes 207,580 shares held by the Arthur Brown Trust FBO Carolyn Brown Levande.

(5)	Includes 130,893 shares held by Benjamin Lewin directly who has voting and investment power with respect to the shares held by Blue Screen LLC.

(6)	Includes 119,167 shares issuable pursuant to warrants directly held by Christopher A. Marlett exercisable within 60 days and 1,992,766 shares held by the Christopher A. Marlett Living Trust.

(7)	Justin Yorke has sole voting and investment authority over the shares held by San Gabriel Fund, LLC and Mr. Yorke also has sole voting and investment authority over an additional 1,200,000 shares of common stock of VirnetX Holding Corporation held by JMW Fund, Inc.

(8)	Includes 367,589 shares issuable pursuant to options exercisable within 60 days.

(*)	Less than 1%.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement, Gilford Securities Incorporated has agreed to purchase 3,000,000 shares of common stock from us. The underwriting agreement will provide that our underwriter is committed to purchase all shares offered in this offering, other than those covered by the over-allotment option described below. The resale by our stockholders of up to 5,333,333 shares of our common stock and 266,667 shares of our common stock issuable upon conversion of warrants will not be offered for sale through our underwriter but will be registered pursuant to a separate prospectus covering such securities being filed with the SEC simultaneously with the filing of the registration statement of which this prospectus is a part. In the underwriting agreement, our underwriter’s obligations are subject to approval of certain legal matters by their counsel, including, without limitation, the authorization and validity of the shares, and of various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by our underwriter of officers’ certificates and legal opinions of our counsel.

Commissions and Discounts

Our underwriter has advised us that it proposes to offer the shares directly to the public at the price set forth on the cover page of this prospectus, and to certain dealers that are members of the National Association of Securities Dealers, Inc., at such price less a concession not in excess of $           per share. Our underwriter may allow, and the selected dealers may reallow, a concession not in excess of $           per share to certain brokers and dealers. After the offering, the offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by our underwriter.

The following table sets forth the public offering price and underwriting discount to be paid by us to our underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by our underwriter of its over-allotment option.

		Without	With
	Per Share	Option(1)	Option

Public offering price	$	$	$
Discount	$	$	$
Non-accountable expense allowance(2)	$	$	$
Proceeds before expenses(3)	$	$	$

(1)	We have granted our underwriter an option, exercisable for 45 days after the date of this prospectus, to purchase a number of shares of common stock equal to 15% of the number of shares sold in this offering by us solely to cover over-allotments, if any, at the same price as the initial shares offered.

(2)	We have agreed to pay our underwriter a non-accountable expense allowance of 3% of the aggregate public offering price of the shares offered (not including upon exercise of the overallotment option). We have paid our underwriter $50,000 as an advance against the non-accountable expense allowance. In addition, we have agreed to reimburse our underwriter for its travel, due diligence and road show expenses and expenses incurred by the underwriter’s counsel for “Blue Sky” legal fees.

(3)	The offering expenses are estimated to be $600,000.

Warrants

In addition, we have agreed to issue to our underwriter at the closing of this offering, for nominal consideration, warrants to purchase a number of shares of common stock equal to 10% of the number of shares sold in this offering, exclusive of the over-allotment option. These warrants will be exercisable for a four year period commencing on the first anniversary of the closing date of this offering at an exercise price equal to 120% of the price of our common stock offered by this prospectus, or $      per share. These warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the closing of this offering by our underwriter, except to officers of our underwriter and broker-dealers participating in this offering and their bona fide officers and partners, by operation of law or by reason of our reorganization. The NASD views these warrants as underwriting compensation and requires that the warrants be locked up for 180 days following the effectiveness of this offering pursuant to NASD Conduct Rule 2710 (g)(1).

These warrants contain provisions for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The warrants do not entitle our underwriter or a permissible transferee to any rights as a shareholder until the warrants are exercised and shares of our common stock are purchased pursuant to the exercise of the warrants.

These warrants and the shares of our common stock issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of the Securities Act of 1933, as amended. We are registering the shares of our common stock issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part.

Electronic Distribution; Directed Share Program

Our underwriter has advised us that it will not engage in any electronic offer, sale or distribution of our shares. Neither we nor our underwriter will use any third party to host or provide access to our preliminary prospectus on the internet.

We will not have a directed share program for our employees or any others.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit our underwriter from bidding for and purchasing our common stock. In connection with this offering, however, our underwriter may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by our underwriter of shares in excess of the number of shares our underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by our underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. Our underwriter may close out any covered short position by either exercising its over-allotment option or purchasing shares in the open market.

•	Covering transactions involve the purchase of common stock in the open market after the distribution has been completed in order to cover short positions. In determining the source of shares to close out the short position, our underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If our underwriter sells more shares than could be covered by the over-allotment option (a naked short position) the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if our underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

•	Penalty bids permit our underwriter to reclaim a selling concession from a selected dealer when the common stock originally sold by the selected dealer is purchased in a stabilizing covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor our underwriter makes any prediction or any representation as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. Neither we nor our underwriter makes any representation that our underwriter will engage in these transactions. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued without notice at any time.

Lock-Up Arrangements

We have agreed with our underwriter not to directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of our common stock, options to acquire common shares or any related security or instrument, for a period of 13 months from the closing of this offering, without the prior written consent of our underwriter, except in limited circumstances.

Our officers and directors who beneficially own 8,822,246 shares of common stock, including 409,105 shares issuable upon exercise of stock options, and all stockholders whose securities are included in the resale prospectus included in this registration statement who own 5,600,000 shares of our common stock (including 266,667 shares of common stock underlying warrants), have agreed with our underwriter not to sell their shares of common stock for 12 months from the closing of this offering without the written consent of our underwriter; provided, however, that if the average closing price per share of the Company’s common stock exceeds 150% of the public offering price of the shares to be offered for 15 consecutive trading days during the lock-up period, the shares of common stock held by the San Gabriel group of investors shall be released from the lock-up by our underwriter. The San Gabriel group of investors owns 5,333,333 shares of our common stock that are subject to this release provision. Following the expiration of the lock-up agreement with our underwriter, shares of our common stock held beneficially by our officers and directors will remain subject to holding period restrictions on sale or other transfer under Rule 144 of the Securities Act. The shares registered in the resale prospectus may be immediately sold following the expiration of the lock-up agreement.

Our underwriter has no present intention to waive or shorten the lock-up period. The granting of any waiver of release would be conditioned, in the judgment of our underwriter, on such sale not materially adversely impacting the prevailing trading market for our common stock on the OTC Bulletin Board or the American Stock Exchange, as applicable. Specifically, factors such as average trading volume, recent price trends and the need for additional public float in the market for our common stock would be considered in evaluating such a request to waive or shorten the lockup period.

Board of Directors Observation Rights

For a period of three years after the date of this prospectus, our underwriter has the right to appoint an observer reasonably acceptable to us to attend all meetings of our board of directors. We will reimburse this person for expenses incurred in attending any meeting.

Indemnification

We have agreed to indemnify our underwriter and its controlling persons against specified liabilities, including liabilities under the Securities Act or to contribute to payments that our underwriter may be required to make for such liabilities. However, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, Menlo Park, California. Lowell Ness, a partner of Orrick, Herrington & Sutcliffe LLP is our Secretary. As of the completion of this offering, Orrick, Herrington & Sutcliffe LLP and partners in that firm beneficially own an aggregate of 124,548 shares of our common stock. Certain matters in connection with this offering will be passed upon for the underwriter by Brownstein Hyatt Farber Schreck, P.C., Denver, Colorado.

EXPERTS

The financial statements of VirnetX, Inc. as of December 31, 2006 and 2005 and for the periods then ended included in the prospectus have been audited by the independent registered public accounting firm of Burr, Pilger & Mayer LLP, to the extent and for the periods ended December 31, 2006 and 2005, and are included in reliance upon such report given upon the authority of Burr, Pilger & Mayer LLP as experts in auditing and accounting. The consolidated financial statements of VirnetX Holding Corporation as of and for the periods therein indicated included in the prospectus have been audited by the independent registered public accounting firm of Farber Hass Hurley & McEwen, LLP, to the extent and for the periods set forth in their report appearing in this prospectus, and are included in reliance upon such report given upon the authority of Farber Hass Hurley & McEwen, LLP as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the SEC of which this prospectus is a part under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement, and statements contained in this prospectus concerning the provisions of any document are not necessarily complete. For further information about us and the shares of common stock covered by this prospectus, you should read the registration statement including its exhibits.

We file annual reports on Form 10-KSB, quarterly reports of Form 10-QSB, current reports on Form 8-K, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the operation of the SEC’s Public Reference Room. The SEC also maintains an internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is www.sec.gov.

We intend to furnish our holders of common stock with annual reports containing financial statements audited by an independent accounting firm and to make available quarterly reports containing unaudited financial information for the first three quarters of each year.

PROVISION FOR INDEMNIFICATION

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and their respective controlling persons, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation

Our Certificate of Incorporation provides that the personal liability of the directors of the Company shall be eliminated to the fullest extent permitted by the provisions of Section 102(b)(7) of the Delaware General Corporation Law, as the same may be amended and supplemented.

Our Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Indemnification Agreements

We have also entered into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance.

Liability Insurance

We have also obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

FINANCIAL STATEMENTS

Financial Statements Index

Page

Report of Burr, Pilger & Mayer, LLP, Independent Accountants of VirnetX, Inc.	F-2
Balance Sheets of VirnetX, Inc. as of December 31, 2006 and December 31, 2005	F-3
Statements of Operations of VirnetX, Inc. for the year ended December 31, 2006 and for the period from August 2, 2005 (date of inception) to December 31, 2005 and for the cumulative period from August 2, 2005 (date of inception) to December 31, 2006
F-4
Statements of Stockholders’ Equity (Deficit) of VirnetX, Inc. for the period from August 2, 2005 (date of inception) to December 31, 2005 and for the year ended December 31, 2006	F-5
Statements of Cash Flows of VirnetX, Inc. for the year ended December 31, 2006 and for the period from August 2, 2005 (date of inception) to December 31, 2005 and for the cumulative period from August 2, 2005 (date of inception) to December 31, 2006
F-6
Notes to Audited Financial Statements of VirnetX, Inc.	F-7
Balance Sheets of VirnetX Holding Corporation as of September 30, 2007 and December 31, 2006 (unaudited)	F-16
Statements of Operations of VirnetX Holding Corporation for the three month periods ended September 30, 2007 and September 30, 2006 and for the cumulative period from August 2, 2005 (date of inception) to September 30, 2007 (unaudited)
F-17
Statements of Operations of VirnetX Holding Corporation for the nine month periods ended September 30, 2007 and September 30, 2006 and for the cumulative period from August 2, 2005 (date of inception) to September 30, 2007 (unaudited)
F-18
Statements of Cash Flows of VirnetX Holding Corporation for the nine month periods ended September 30, 2007 and September 30, 2006 and for the cumulative period from August 2, 2005 (date of inception) to September 30, 2007 (unaudited)
F-19
Notes to Unaudited Financial Statements of VirnetX Holding Corporation	F-20
Report of Farber Hass Hurley & McEwen, LLP, Independent Registered Accounting Firm of PASW, Inc.	F-30
Balance Sheets of PASW, Inc. as of December 31, 2006 and December 31, 2005	F-31
Statements of Operations of PASW, Inc. for the years ended December 31, 2006 and December 31, 2005	F-32
Statements of Comprehensive Income of PASW, Inc. for the years ended December 31, 2006 and December 31, 2005	F-33
Statements of Stockholders’ Equity of PASW, Inc. for the years ended December 31, 2006 and December 31, 2005	F-34
Statements of Cash Flows of PASW, Inc. for the years ended December 31, 2006 and December 31, 2005	F-35
Notes to Audited Financial Statements of PASW, Inc.	F-36
Pro Forma Balance Sheet of VirnetX, Inc. and VirnetX Holding Corporation as of June 30, 2007 (unaudited)	F-44
Pro Forma Statement of Operations of VirnetX, Inc. and VirnetX Holding Corporation for the six months ended June 30, 2007 (unaudited)	F-45
Pro Forma Statement of Operations of VirnetX, Inc. and VirnetX Holding Corporation for the year ended December 31, 2006 (unaudited)	F-46
Notes to the Unaudited Pro Forma Financial Statements of VirnetX, Inc. and VirnetX Holding Corporation	F-47

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of
VirnetX, Inc.

We have audited the accompanying balance sheets of VirnetX, Inc., (a development stage enterprise) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2006 and the period from August 2, 2005 (date of inception) to December 31, 2005, and cumulatively for the period from August 2, 2005 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VirnetX, Inc., as of December 31, 2006 and 2005, and the results of its operations and cash flows for the year ended December 31, 2006 and for the period from August 2, 2005 (date of inception) to December 31, 2005 and for the cumulative period from August 2, 2005 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses since its inception and operating cash flow deficiencies, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Burr, Pilger & Mayer, LLP

Palo Alto, CA
April 30, 2007

VirnetX, Inc.
(a development stage enterprise)

BALANCE SHEETS

	As of	As of
	December 31,	December 31,
	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$139,997	$86,552
Prepaid expenses and other current assets	26,945	61,170

Total current assets	166,942	147,722
Property and equipment, net	27,087	—
Other assets	1,094	—

Total assets	$195,123	$147,722

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$87,386	$—
Advance from preferred stockholders	—	230,000

Total current liabilities	87,386	230,000

Commitments and contingencies:
Stockholders’ equity (deficit):
Preferred stock, par value $0.0003 per share:
Authorized: 4,095,238 shares
Issued and outstanding: 468,000 and no shares at December 31, 2006 and 2005, respectively
Liquidation preference: $1,404,000	1,377,625	—
Common stock, par value $0.0003 per share:
Authorized: 20,000,000 shares
Issued and outstanding: 1,411,667 and 1,333,333 shares at December 31, 2006 and 2005, respectively	424	400
Additional paid-in capital	1,013,655	799,800
Due from stockholder	(150)	—
Deficit accumulated during the development stage	(2,283,817)	(882,478)

Total stockholders’ equity (deficit)	107,737	(82,278)

Total liabilities and stockholders’ equity (deficit)	$195,123	$147,722

The accompanying notes are an integral part of these financial statements.

VirnetX, Inc.
(a development stage enterprise)

STATEMENTS OF OPERATIONS

			Cumulative
		Period from	Period from
		August 2, 2005	August 2, 2005
	Year Ended	(Date of Inception)	(Date of Inception)
	December 31,	to December 31,	to December 31,
	2006	2005	2006

Operating expenses:
Research and development	$554,187	$56,000	$610,187
General and administrative	853,488	826,478	1,679,966

Total operating expenses	1,407,675	882,478	2,290,153

Loss from operations	(1,407,675)	(882,478)	(2,290,153)
Interest and other income (expense), net	6,336	—	6,336

Net loss	$(1,401,339)	$(882,478)	$(2,283,817)

The accompanying notes are an integral part of these financial statements.

VirnetX, Inc.
(a development stage enterprise)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

							Deficit
							Accumulated
	Series A				Additional		During	Total
	Preferred Stock		Common Stock		Paid-in	Due from	Development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stockholder	Stage	Equity (Deficit)

Balance at inception (August 2, 2005)	—	$—	—	$—	$—	$—	$—	$—
Common stock issued at $0.0001875 per share to founders in August 2005	—	—	1,066,667	320	(120)	—	—	200
Proceeds from issuance of restricted stock units to employees at $0.0003 per share in October 2005	—	—	266,666	80	—	—	—	80
Stock-based compensation from restricted stock units	—	—	—	—	799,920	—	—	799,920
Net loss	—	—	—	—	—	—	(882,478)	(882,478)

Balance at December 31, 2005	—	—	1,333,333	400	799,800	—	(882,478)	(82,278)

Proceeds from issuance of preferred stock at $3.00 per share in February 2006, net of issuance cost of $26,375	468,000	1,377,625	—	—	—	—	—	1,377,625
Proceeds from issuance of restricted stock units to employees at $0.03 per share in March and October 2006	—	—	78,333	24	2,026	(150)	—	1,900
Stock-based compensation from restricted stock units	—	—	—	—	130,210	—	—	130,210
Stock-based compensation from employee stock options	—	—	—	—	81,619	—	—	81,619
Net loss	—	—	—	—	—	—	(1,401,339)	(1,401,339)

Balance at December 31, 2006	468,000	$1,377,625	1,411,667	$424	$1,013,655	$(150)	$(2,283,817)	$107,737

The accompanying notes are an integral part of these financial statements.

VirnetX, Inc.
(a development stage enterprise)

STATEMENTS OF CASH FLOWS

			Cumulative
		Period from	Period from
		August 2, 2005	August 2, 2005
	Year Ended	(Date of Inception)	(Date of Inception)
	December 31,	to December 31,	to December 31,
	2006	2005	2006

Cash flows from operating activities:
Net loss	$(1,401,339)	$(882,478)	$(2,283,817)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	211,829	799,920	1,011,749
Depreciation and amortization	7,689	—	7,689
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	34,225	(61,170)	(26,945)
Other assets	(1,094)	—	(1,094)
Accounts payable	87,386	—	87,386

Net cash used in operating activities	(1,061,304)	(143,728)	(1,205,032)

Cash flows from investing activities:
Purchase of property and equipment	(34,776)	—	(34,776)

Net cash used in investing activities	(34,776)	—	(34,776)

Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of issuance costs	1,147,625	—	1,147,625
Proceeds from issuance of restricted stock units	1,900	280	2,180
Proceeds from advance from preferred stockholders	—	230,000	230,000

Net cash provided by financing activities	1,149,525	230,280	1,379,805

Net increase in cash and cash equivalents	53,445	86,552	139,997
Cash and cash equivalents, beginning of period	86,552	—	—

Cash and cash equivalents, end of period	$139,997	$86,552	$139,997

Supplemental disclosure of cash flow information:
Cash paid during the year for taxes	$800	$—	$800

Supplemental disclosure of noncash investing and financing activities:
Conversion of advance into preferred stock	$230,000	$—	$230,000

The accompanying notes are an integral part of these financial statements.

VirnetX, Inc.
(a development stage enterprise)

NOTES TO AUDITED FINANCIAL STATEMENTS

1.	Formation and Business of the Company

VirnetX, Inc. (“VirnetX” or the “Company”) was incorporated in the state of Delaware on August 2, 2005. VirnetX is a development stage company that is commercializing its patent portfolio to provide solutions for secure “real time” communications such as Instant Messaging (IM) and Voice over Internet Protocol (VoIP).

Most of the Company’s issued and pending patents were acquired from SAIC, a systems, solutions and technical services company based in San Diego, California, in 2006. VirnetX has granted SAIC a limited license under these patents, but retains all right title and interest within the field of secure communications in the following areas: Virtual Private Networks; Secure Voice Over Internet Protocol; Electronic Mail (E-mail); Video Conferencing; Communications Logging; Dynamic Uniform Resource Locators; Denial of Service; Prevention of Functional Intrusions; IP Hopping; Voice Messaging and Unified Messaging; Live Voice and IP PBXs; Voice Web Video Conferencing and Collaboration; Instant Messaging; Minimized Impact of Viruses; and Secure Session Initiation Protocol. The field of use is not limited by any predefined transport mode or medium of communication (e.g., wire, fiber, wireless, or mixed medium).

The Company is in the development stage and consequently, the Company is subject to the risks associated with development stage companies, including the need for additional financings; the uncertainty of the Company’s intellectual property resulting in successful commercial products as well as the marketing and customer acceptance of such products; competition from larger organizations; dependence on key personnel; uncertain patent protection; and dependence on corporate partners and collaborators. To achieve successful operations, the Company may require additional capital to continue research and development and marketing efforts. No assurance can be given as to the timing or ultimate success of obtaining future funding.

The Company completed a 1 for 3 reverse stock split of its common stock and preferred stock which became effective on October 29, 2007. The financial statements have been adjusted retroactively to reflect this 1 for 3 reverse stock split of the common stock and preferred stock.

2.	Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are prepared on a going concern basis that contemplates the realization of assets and discharged liabilities in the normal course of business. The Company has incurred net operating losses and negative cash flows from operations. At December 31, 2006, the Company had an accumulated deficit of $2,283,817. In order to continue its operations, the Company must achieve profitable operations or obtain additional financing. Management is currently pursuing financing alternatives, including private equity or debt financing, collaborative or other arrangements with corporate partners or other sources. There can be no assurance, however, that such a financing will be successfully completed on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

VirnetX, Inc.
(a development stage enterprise)

NOTES TO AUDITED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Repair and maintenance costs are charged to expense as incurred.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are primarily maintained at one financial institution in the United States. Deposits held with these financial institutions may exceed the amount of insurance provided on such deposits. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2006, the Company’s uninsured cash balances were $46,153. The Company has not experienced any losses on its deposits of cash and cash equivalents.

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) in accordance with the provisions of Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, which establishes standards for reporting comprehensive income (loss) and its components in the financial statements. Comprehensive loss was equal to net loss for the years ended December 31, 2006 and 2005 and for the cumulative period from August 2, 2005 (date of inception) to December 31, 2006.

Research and Development

Research and development costs include expenses paid to outside development consultants and compensation related expenses for our engineering staff. Research and development costs are expensed as incurred.

During 2006, 76% of research and development expenses were related to one outside design consultant.

Income Taxes

The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Fair value of Financial Instruments

Carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts payable, and accrued liabilities, approximate their fair values due to their short maturities.

Stock-Based Compensation

The Company accounts for share-based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense in the statement of operations for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values. Using

VirnetX, Inc.
(a development stage enterprise)

NOTES TO AUDITED FINANCIAL STATEMENTS — (Continued)

the modified retrospective transition method of adopting SFAS 123(R), the herein financial statements presented reflect compensation expense for stock-based awards as if the provisions of SFAS 123(R) had been applied from the date of inception.

In addition, as required by Emerging Issues Task Force Consensus No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services, the Company records stock and options granted to non-employees at fair value of the consideration received or the fair value of the equity investments issued as they vest over the performance period.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim-period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact of FIN 48 on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently assessing the potential impact that the adoption of SFAS No. 157 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”). SFAS 159 provides entities with the option to report selected financial assets and liabilities at fair value. Business entities adopting SFAS 159 will report unrealized gains and losses in earnings at each subsequent reporting date on items for which fair value option has been elected. SFAS 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 requires additional information that will help investors and other financial statement users to understand the effect of an entity’s choice to use fair value on its earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. The Company is currently assessing the impact that the adoption of SFAS 159 may have on our financial position, results of operations or cash flows.

3.	Property and Equipment, Net

		As of	As of
	Useful Life	December 31,	December 31,
	(In Years)	2006	2005

Furniture and fixtures	7	$9,150	$—
Computers and equipment	5	25,626	—

		34,776	—
Less accumulated depreciation		(7,689)	—

		$27,087	$—

VirnetX, Inc.
(a development stage enterprise)

NOTES TO AUDITED FINANCIAL STATEMENTS — (Continued)

The Company’s fixed assets are all located in the United States. Depreciation and amortization expense was $7,689 and $0 for the year ended December 31, 2006 and for the period August 2, 2005 to December 31, 2005, respectively. Depreciation and amortization expense was $7,689 for the period from August 2, 2005 (date of inception) to December 31, 2006.

4.	Commitments

Operating Lease Agreements

The Company leases its office space under a noncancelable operating lease that expires in April 2007. The Company recognizes rent expenses on a straight-line basis over the lease period.

Future minimum facility lease payments at December 31, 2006 are as follows:

2007	$3,731

Rent expense for the years ended December 31, 2006 and for the period August 2, 2005 to December 31, 2005 was $8,209 and $0, respectively. Rent expense for the period from August 2, 2005 (date of inception) to December 31, 2006 was $8,209.

Patent Assignment Agreement with SAIC

The Company’s patents are based on patents and patent applications originally acquired from SAIC. VirnetX acquired these patents and patent applications from SAIC pursuant to the Assignment Agreement by and between VirnetX and SAIC dated December 21, 2006, and the Patent License and Assignment Agreement by and between VirnetX and SAIC dated August 12, 2005, as amended on November 2, 2006. Under the terms of these agreements, the Company will pay SAIC a minimum guaranteed royalty of $50,000 annually beginning in July, 2008. In addition, the Company will pay to SAIC royalties in the amount of 15% of gross revenues up to a maximum amount of $35 million less any amounts already paid by the Company to SAIC. At March 31, 2007 no payments have been made to SAIC under the terms of these agreements.

Our business depends on our rights to and under the patents, including the patents and patent applications which were assigned to us by SAIC. Our agreements with SAIC impose obligations on us, such as payment obligations. If SAIC believes that we have failed to meet these obligations, SAIC could seek to limit or reacquire the assigned patents and patent applications, which could lead to costly and time-consuming litigation and, potentially, a loss of our rights in these patents. During the period of any such litigation, our ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If our rights in our patents were restricted or ultimately lost, our ability to continue our business based on the affected technology platform could be severely adversely affected.

The Company granted SAIC a security interest in some of our intellectual property, including our patents, to secure our payment obligations to SAIC described above.

5.	Preferred Stock

Preferred stock at December 31, 2006 consists of the following:

	Date	Original	Shares	Shares
Series	Issued	Issue Price	Authorized	Outstanding

Series A Preferred	March 27, 2006	$3.00	666,667	468,000

VirnetX, Inc.
(a development stage enterprise)

NOTES TO AUDITED FINANCIAL STATEMENTS — (Continued)

Voting

Each share of convertible preferred stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

Dividends

Holders of convertible preferred stock are entitled to receive dividends prior to and in preference to any declaration or payment of any dividends on the common stock, at the rate of $0.24 per share per annum on each outstanding share of Series A preferred stock, payable quarterly. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall not be cumulative. After payment of such dividends, any additional dividends shall be distributed among the Series A preferred stock and common stock pro rata based on the number of shares of common stock then held by each holder (assuming conversion of all such Series A preferred stock into common stock).

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A preferred stock is entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of common stock, an amount per share equal to $3.00 per share for each share of Series A preferred stock then held by them, plus any declared but unpaid dividends. The remaining assets, if any, shall be distributed among the holders of common stock and convertible preferred stock, pro rata based on the number of shares of common stock held by each holder assuming the conversion of all such redeemable convertible preferred stock. If the Company’s legally available assets are insufficient to satisfy the liquidation preferences, the funds will be distributed ratably among the holders of Series A preferred stock, in proportion to the amounts each holder would receive if the Company had sufficient assets and funds to pay the full preferential amount.

Conversion

Each share of convertible preferred stock is convertible, at the option of the holder, into a number of fully paid and nonassessable shares of common stock as is determined by dividing $3.00 by the conversion price applicable to such share, determined as hereafter provided, in effect on the due date the certificate is surrendered for conversion. The initial conversion price per share of Series A Preferred Stock shall be $3.00 and is subject to adjustments in accordance with antidilution provisions, including stock splits and stock dividends, contained in the Company’s Certificate of Incorporation.

Each share of Series A preferred stock automatically converts into shares of common stock at the conversion price at the time in effect for such share immediately upon the earlier of (1) the Company’s sale of its common stock in a firm commitment underwritten public offering which results in aggregate cash proceeds to the Company of not less than $8,000,000, (2) any reverse merger that yields working capital to the Company of at least $8,000,000 and which results in the Company’s shares being registered under Securities Exchange Act of 1934, (3) the date specified by the written consent or agreement of the holders of a majority of the then outstanding shares of Series A preferred stock.

At December 31, 2006, the Company has reserved sufficient shares of common stock for issuance upon conversion of the convertible preferred stock.

Redemption

The Series A preferred stock is not mandatorily redeemable.

VirnetX, Inc.
(a development stage enterprise)

NOTES TO AUDITED FINANCIAL STATEMENTS — (Continued)

In February 2006, the Company issued 468,000 shares of Series A preferred stock at $3.00 per share and received net proceeds of $1,377,625. A portion of the proceeds were advanced by the preferred shareholders in 2005 totaling $230,000.

6.	Common Stock

Each share of common stock has the right to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding having priority rights as to dividends. No dividends have been declared by the Board from inception through December 31, 2006. The Company’s restated Certificate of Incorporation, as amended in March 2006, authorizes the Company to issue 20,000,000 shares of $0.0003 par value common stock.

In August 2005, the Company issued 1,066,667 shares of common stock to founders at $0.0001875 per share for aggregate proceeds of $200.

The Company has also issued Restricted Stock Units (“RSUs”) to employees and consultants as discussed in Note 7.

7.	Stock Plan

In 2005, the Company adopted the 2005 Stock Plan (the “Plan”). The Plan provides for the granting of stock options and restricted stock units to employees and consultants of the Company. Stock options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company employees and consultants. The Company has reserved 933,333 shares of common stock for issuance under the Plan. The Company received proceeds of $80 and $24 from the issuance of 266,667 and 78,333 shares of restricted stock units during the years ended December 31, 2006 and 2005, respectively.

Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and the exercise price of an ISO and NSO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant.

VirnetX, Inc.
(a development stage enterprise)

NOTES TO AUDITED FINANCIAL STATEMENTS — (Continued)

Activity under the Plan is as follows:

		Options Outstanding
			Weighted
	Shares		Average
	Available	Number of	Exercise
	for Grant	Shares	Price

Shares reserved for the Plan at inception	933,333	—	—
Restricted stock units granted	(266,666)	—	—
Options granted	—	—	—
Options exercised	—	—	—
Options cancelled	—	—	—

Balance at December 31, 2005	666,667	—	—
Restricted stock units granted	(85,000)	—	—
Options granted	(150,000)	150,000	$3.00
Options exercised	—	—	—
Options cancelled	—	—	—

Balance at December 31, 2005	431,667	150,000	$3.00

The Company had during the year ended December 31, 2006 restricted stock units granted for 6,667 shares that had been approved by the Board of Directors, but not signed by the restricted stock holders. Accordingly, these shares have been reflected to reduce shares available for grant. The unamortized stock-based compensation expense related to restricted stock units at December 31, 2006 was $102,739, which will be amortized over approximately the next three years.

8.	Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of SFAS 123R which requires that such equity instruments are recorded at their fair value on the grant date. The future expensing of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest.

At December 31, 2006 and December 31, 2005, the fair value of common stock was $3.00 per share. The Company has recorded $211,829 and $799,920 in employee stock-based compensation expense for the year ended December 31, 2006 and the five month period ending December 31, 2005, respectively.

The Company elected to adopt the modified retrospective application method as provided by SFAS No. 123(R) and accordingly, financial statement amounts for the periods presented herein reflect results as if the fair value method of expensing equity awards had been applied from the date of inception. The effect of recording stock-based compensation for year ended December 31, 2006 and the five month period ended December 31, 2005 was as follows:

	Year Ended	Five Months Ended
	December 31,	December 31,
Stock-Based Compensation by Type of Award	2006	2005

Restricted stock units	$130,210	$799,920
Employee stock options	81,619	—

Total stock-based compensation	$211,829	$799,920

VirnetX, Inc.
(a development stage enterprise)

NOTES TO AUDITED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2006, the unrecorded deferred stock-based compensation balance related to stock options was $282,986 and will be recognized over an estimate weighted average amortization period of approximately 3.4 years.

The fair value of each option grant during the year ended December 31, 2006 was estimated on the date of grant using the following assumptions.

Volatility	100%
Risk-free interest rate	4.77%
Expected life	6 years
Expected dividends	0%

The expected life was determined using the simplified method outlined in Staff Accounting Bulletin No. 107 (“SAB 107”) taking the average of the vesting term and the contractual term of the option. Expected volatility of the stock options was based upon historical data and other relevant factors, such as the volatility of comparable publicly traded companies at a similar stage of life cycle. The Company has not provided an estimate for forfeitures because the Company has no history of forfeited options and believes that all outstanding options at December 31, 2006 will vest. In the future, the Company may change this estimate based on actual and expected future forfeiture rates. Based on the Black-Scholes option pricing model, the weighted average estimated fair value of employee stock option grants was $2.43 for the year ended December 31, 2006.

The following table summarizes activity under the equity incentive plans for the indicated periods:

Weighted
Average
		Weighted	Remaining
	Number of	Average	Contractual	Aggregate
	Shares	Exercise Price	Term (Years)	Intrinsic Value

Outstanding at December 31, 2005	—	$—	—	$—
Options granted	150,000	3.00	9.4	—
Options exercised	—	—	—	—
Options cancelled	—	—	—	—

Outstanding at December 31, 2006	150,000	$3.00	9.4	$—

The following table summarizes information about stock options at December 31, 2006:

Options Outstanding				Options Vested and Exerciseable
		Weighted				Weighted
		Average				Average
		Remaining	Weighted		Weighted	Remaining
	Number	Contractual Life	Average	Number	Average	Contractual Life
Range of Exercise Price	Outstanding	(Years)	Exercise Price	Exerciseable	Exercise Price	(Years)

$3.00	150,000	9.4	$3.00	13,333	$3.00	9.2

9.	Income Taxes

As of December 31, 2006, the Company had approximately $1,236,000 of federal and $1,219,000 of state net operating loss carryforwards available to offset future taxable income. Federal and state net operating losses expire in varying amounts beginning in 2025 and 2015, respectively. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

VirnetX, Inc.
(a development stage enterprise)

NOTES TO AUDITED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2006, the Company had credit carryforwards of approximately $95,000 and $112,000 available to reduce future taxable income, if any, for both federal and state income tax purposes, respectively. The federal credit carryforwards expire beginning 2025, the state credits have no expiration date.

Temporary differences and carryforwards which gave rise to significant portions of deferred tax assets are as follows:

	As of	As of
	December 31,	December 31,
Deferred Tax Asset	2006	2005

Tax benefit of net operating loss carryforwards	$542,000	$36,000
Research tax credit	207,000	—

Subtotal	749,000	36,000
Less valuation allowance	(749,000)	(36,000)

Total	$—	$—

Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded. The valuation allowance increased by $713,000 for the year ended December 31, 2006.

10.	Subsequent Events

In January 2007, the Company’s preferred stock shareholders voted to convert their shares of preferred stock to common stock upon the planned reverse merger.

In January 2007, the Company announced that it had entered into a non-binding term sheet to merge with VirnetX Holding Corporation (formerly, PASW, Inc.).

In February 2007, the Company received a loan of $500,000 from several of its Series A shareholders. The notes have an annual interest rate of 6% and will be converted into the Company’s common stock upon the close of the Merger. These preferred shareholders agreed to convert their Series A preferred shares to shares of the Company’s common stock upon the close of the Merger.

VirnetX Holding Corporation
(a development stage enterprise)

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2007	December 31, 2006
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$536,263	$139,997
Accounts Receivable	11,458	—
Prepaid expenses and other current assets	405,384	26,945

Total current assets	953,105	166,942
Property and equipment, net	33,286	27,087
Other assets	172,542	1,094

Total assets	$1,158,933	$195,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$733,988	$87,386

Total current liabilities	733,988	87,386

Commitments and contingencies:
Stockholders’ equity:
Preferred stock, par value $0.0001 and $0.0003 per share, at September 30, 2007 and December 31, 2006, respectively:
Authorized: 10,000,000 shares and 4,095,238, shares at September 30, 2007 and December 31, 2006, respectively
Issued and outstanding: 0 shares and 468,000 shares, at September 30, 2007 and December 31, 2006, respectively
Liquidation preference: $0 and $1,404,000, at September 30, 2007 and December 31, 2006, respectively	—	1,377,625
Common stock, par value $0.0001 and $0.0003 per share, at September 30, 2007 and December 31, 2006, respectively:
Authorized: 100,000,000 shares and 20,000,000 shares, at September 30, 2007 and December 31, 2006, respectively
Issued and outstanding: 32,010,000 shares and 1,411,667 shares, at September 30, 2007 and December 31, 2006, respectively	96,175	424
Additional paid-in capital	7,285,646	1,013,655
Due from stockholder	—	(150)
Deficit accumulated during the development stage	(6,862,013)	(2,283,817)
Accumulated comprehensive income	5,137	—

Total stockholders’ equity	424,945	107,737

Total liabilities and stockholders’ equity	$1,158,933	$195,123

The accompanying notes are an integral part of these condensed financial statements.

VirnetX Holding Corporation
(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

			Cumulative Period
			from
			August 2, 2005
			(Date of Inception)
	Three Months Ended	Three Months Ended	to
	September 30, 2007	September 30, 2006	September 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)

Revenue — Royalties	$46,664	$—	$46,664
Operating expenses:
Research and development	200,062	166,843	1,078,427
General and administrative	2,435,262	118,799	5,813,475

Total operating expenses	2,635,324	285,642	6,891,902

Loss from operations	(2,588,660)	(285,642)	6,845,238
Interest and other income (expense), net	22,377	1,824	(16,775)

Net loss	$(2,566,283)	$(283,818)	$6,862,013

Basic and diluted loss per share	$(.08)	$(.20)

Weighted average shares outstanding	30,580,000	1,412,000

The accompanying notes are an integral part of these condensed financial statements.

VirnetX Holding Corporation
(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

			Cumulative Period
			from
			August 2, 2005
			(Date of Inception)
	Nine Months Ended	Nine Months Ended	to
	September 30, 2007	September 30, 2006	September 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)

Revenue — Royalties	$46,664	$—	$46,664
Operating expenses:
Research and development	468,240	455,758	1,078,427
General and administrative	4,103,509	555,656	5,813,475

Total operating expenses	4,571,749	1,011,414	6,891,902

Loss from operations	(4,525,085)	(1,011,414)	(6,845,238)
Interest and other income (expense), net	(23,111)	4,646	(16,775)

Net loss	$(4,548,196)	$(1,006,768)	$(6,862,013)

Basic and diluted loss per share	$(0.41)	$(0.76)

Weighted average shares outstanding	11,135,000	1,411,000

The accompanying notes are an integral part of these condensed financial statements.

VirnetX Holding Corporation
(a development stage enterprise)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

			Cumulative Period
			from
			August 2, 2005
			(Date of Inception)
	Nine Months Ended	Nine Months Ended	to
	September 30, 2007	September 30, 2006	September 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net loss	$(4,548,196)	$(1,006,768)	$(6,862,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	348,572	182,601	1,360,321
Depreciation and amortization	12,425	1,590	20,114
Changes in operating assets and liabilities:
Accounts receivable	(11,458)	—	(11,458)
Prepaid expenses and other assets	(549,737)	62,393	(577,926)
Accounts payable	678,622)	270	733,988

Net cash used in operating activities	(4,069,772)	(759,914)	(5,336,974)

Cash flows from investing activities:
Purchase of property and equipment	(17,401)	(32,731)	(52,177)

Net cash used in investing activities	(17,401)	(32,731)	(52,177)

Cash flows from financing activities:
Proceeds for short-term note payable	50,000		50,000
Payment on short-term note	(50,000)		(50,000)
Proceeds from issuance of preferred stock, net of issuance costs		1,147,625	1,147,625
Proceeds from issuance of common stock, net	2,953,439	—	3,017,789
Proceeds from exercise of options	30,000		30,000
Proceeds from advance from preferred stockholders	—		230,000
Proceeds from convertible notes issuances	1,500,000		1,500,000

Net cash provided by financing activities	4,483,439	1,147,625	5,925,414

Net increase in cash and cash equivalents	396,266	354,980	536,263
Cash and cash equivalents, beginning of period	139,997	86,552	0

Cash and cash equivalents, end of period	$536,263	$441,532	$536,263

The accompanying notes are an integral part of these condensed financial statements.

VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.	General

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Results of operations for the interim periods presented are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. The information contained in this Form 10-QSB should be read in conjunction with audited financial statements and related notes for the year ended 2006 which are contained in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2007.

The accompanying unaudited interim financial statements include all adjustments (consisting or normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. These financial statements should be read in conjunction with the financial statements and related notes thereto on our Annual Report on Form 10-KSB for the year ended December 31, 2006.

These financial statements have been prepared under the assumption that we will be able to continue as a going concern. In the event that we are unable to achieve or sustain profitability or are otherwise unable to secure external financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our security holders losing their entire investment. Our financial statements, which have been prepared in accordance with generally accepted accounting principles, contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Our historical net losses and our 2007 cash flow from operations deficiency raise substantial doubt as to our ability to continue as a going concern. Also, changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, lower than anticipated revenues, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern.

On October 29, 2007, the Company completed a 1 for 3 reverse stock split. The financial statements have been adjusted retroactively to reflect this 1 for 3 reverse stock split.

2.	Formation and Business of the Company

VirnetX Holding Corporation (“We” “Our” or the “Company”), formerly PASW, Inc., which was formerly Pacific Softworks, Inc., was incorporated in California in November 1992. We were reincorporated in Delaware in May 2007. Prior to ceasing the last of our operations in January 2003, the Company was engaged in developing and licensing software that enabled internet- and web-based communications. As of January 31, 2003, we had sold all of our operating assets, and since such time our only source of revenue has been nominal royalties payable to us through our wholly-owned Japanese subsidiary, Network Research Corp. Japan, Ltd. (“NRCJ”) pursuant to the terms of a single license agreement. On July 5, 2007, the company consummated a merger transaction with VirnetX, Inc. pursuant to which VirnetX, Inc. became a wholly owned subsidiary of the company. VirnetX, Inc. is a development-stage company that is engaged in developing products for “real-time” communications such as instant messaging and Voice over Internet Protocol, commercializing its patent portfolio and providing contract research, prototyping, systems integration and technical services.

As of September 30, 2007 the Company had eight full-time employees and one part-time employee.

The Company’s issued and pending patents were acquired from SAIC, a systems, solutions and technical services company based in San Diego, California, in 2005. VirnetX has granted SAIC a limited license under these patents, but retains all right title and interest within the field of secure communications in the following areas: Virtual Private Networks; Secure Voice Over Internet Protocol; Electronic Mail (E-mail); Video Conferencing; Communications Logging; Dynamic Uniform Resource Locators; Denial of Service; Prevention of Functional Intrusions; IP Hopping; Voice Messaging and Unified Messaging; Live Voice and IP PBXs; Voice Web Video

VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

Conferencing and Collaboration; Instant Messaging; Minimized Impact of Viruses; and Secure Session Initiation Protocol. The Field of Use is not limited by any predefined transport mode or medium of communication (e.g., wire, fiber, wireless, or mixed medium).

The Company is in the development stage and consequently, the Company is subject to the risks associated with development stage companies, including the need for additional financings; the uncertainty of the Company’s intellectual property resulting in successful commercial products as well as the marketing and customer acceptance of such products; competition from larger organizations; dependence on key personnel; uncertain patent protection; and dependence on corporate partners and collaborators. To achieve successful operations, the Company may require additional capital to continue research and development and marketing efforts. No assurance can be given as to the timing or ultimate success of obtaining future funding.

These financial statements are prepared on a going concern basis that contemplates the realization of assets and discharged liabilities in the normal course of business. The Company has incurred net operating losses and negative cash flows from operations. At September 30, 2007, the Company had a deficit accumulated in the development stage of $6,862,013. In order to continue its operations, the Company must achieve profitable operations or obtain additional financing. Management is currently pursuing financing alternatives, including private equity or debt financing, collaborative or other arrangements with corporate partners or other sources. There can be no assurance, however, that such a financing will be successfully completed on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the VirnetX Holding Company and its wholly owned subsidiaries, VirnetX, Inc., Alera and National Research Corporation, Japan (NCRJ). All intercompany transactions have been eliminated.

These financial statements reflect the historical results of VirnetX, Inc. and subsequent to the merger date of July 5, 2007, the operations of VirnetX Holding Corporation.

Revenue Recognition

We are a licensor of software and generate revenue primarily from the one-time sales of licensed software. Generally, revenue is recognized upon shipment of the licensed software. For multiple element license arrangements, the license fee is allocated to the various elements based on fair value. When a multiple element arrangement includes rights to a post-contract customer support, the portion of the license fee allocated to each function is recognized ratably over the term of the arrangement.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

Property and Equipment

Property and equipment are stated at historical cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight line method over the estimated useful lives of the assets, which range from five to seven years. Repair and maintenance costs are charged to expense as incurred.

Concentration of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are primarily maintained at one financial institution in the United States. Deposits held with this financial institution may exceed the amount of insurance provided on such deposits. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. During the nine months ended September 30, 2007 the Company had, at times, funds that were uninsured. The Company has not experienced any losses on its deposits of cash and cash equivalents.

Impairment of Long-Lived Assets

The Company identifies and records impairment losses on long-lived assets used in operations when events and changes in circumstances indicate that the carrying amount of an asset might not be recoverable. Recoverability is measured by comparison of the anticipated future net undiscounted cash flows to the related assets’ carrying value. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset.

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) in accordance with the provisions of Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, which establishes standards for reporting comprehensive income (loss) and its components in the financial statements. Comprehensive income consists primarily of foreign currency translation gains or losses on assets denominated in Japanese yen.

Research and Development

Research and development costs include expenses paid to outside development consultants and compensation related expenses for our engineering staff. Research and development costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Effective January 1, 2007, the Company has adopted FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes. (see note 6)

Fair Value of Financial Instruments

Carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts payable, notes payable, accrued liabilities and approximate their fair values due to their short maturities.

VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

Stock-Based Compensation

The Company accounts for share-based compensation in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense in the statement of operations for all share-based payment awards made to employees and directors including employee stock-options based on estimated fair values. Using the modified retrospective transition method of adopting SFAS 123(R), the herein financial statements presented reflect compensation expense for stock-based awards as if the provisions of SFAS 123(R) had been applied from the date of inception.

Earnings Per Share

SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings per share (“Basic EPS”) and diluted earnings per share (“Diluted EPS”). Basic earnings per share is computed by dividing earnings available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share is computed by dividing net income by the weighted average number of share outstanding including potentially dilutive securities such as options, warrants and convertible debt. Since we incurred a loss for the period, any common stock equivalents have been excluded, because their effect would be anti-dilutive.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157 “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective in fiscal years beginning after November 15, 2007.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”). SFAS 159 provides entities with the option to report selected financial assets and liabilities at fair value. Business entities adopting SFAS 159 will report unrealized gains and losses in earnings at each subsequent reporting date on items for which fair value option has been elected. SFAS 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 requires additional information that will help investors and other financial statement users to understand the effect of an entity’s choice to use fair value on its earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. The Company is currently assessing the impact that the adoption of SFAS 159 may have on our financial position, results of operations or cash flows.

4.	Property and Equipment, net

	Useful Life	As of	As of
	(In Years)	September 30, 2007	December 31, 2006

Furniture and fixtures	7	$16,760	$9,150
Computers and equipment	3 to 5	39,742	25,626

		56,502	34,776
Less accumulated depreciation		(23,216)	(7,689)

		$33,286	$27,087

Depreciation and amortization expense was $12,425, and $1,590 for the nine months ended September 30, 2007 and September 30, 2006, respectively.

VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

5.	Convertible Notes Payable

During February 2007 the Company obtained bridge financing in the form of notes payable convertible into common stock upon the merger between VirnetX Holding Corporation and VirnetX, Inc.

In February 2007, VirnetX, Inc. received a loan of $500,000 from several of its Series A preferred stock shareholders. The notes had an annual interest rate of 6% and the principal and accrued interest thereon converted into shares of the Company’s common stock at $0.25 per share upon the closing of the merger between VirnetX Holding Corporation and VirnetX, Inc.

In February 2007, VirnetX, Inc. received another loan from a new investor for $1,000,000. This note had an annual interest rate of 10% payable monthly. Of the $1,000,000 proceeds, the Company was obligated to use $350,000 to be deposited as a retainer for legal counsel. This $350,000 is classified as prepaid expenses and other current assets on the Company’s September 30, 2007 balance sheet. The interest on this note was paid in cash and the principal was converted into shares of the Company’s common stock at $0.25 per share upon the closing of the merger between VirnetX Holding Corporation and VirnetX, Inc. This investor purchased an additional $3,000,000 of the Company’s common stock at $0.25 per share upon the closing of the merger between VirnetX Holding Corporation and VirnetX, Inc. This $3,000,000 was placed into escrow and subsequently remitted to the Company upon the close of the merger.

On June 28, 2007, VirnetX, Inc. borrowed $50,000 on a short-term note from the same investor who loaned VirnetX, Inc. the $1,000,000 mentioned above. This note has an annual interest rate of 10% payable monthly. This loan plus accrued interest was repaid on July 10, 2007.

6.	Income Taxes

As discussed in note 3, the Company adopted FIN 48 effective January 1, 2007. FIN 48 requires that companies recognize in their financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit. We do not believe that the Company has any material uncertain positions that require measurement or recognition in the financial statements.

The Company has had significant net operating loss carryforwards from both VirnetX and VirnetX Holding Corporation (formerly PASW). Upon the merger, the net operating losses will be limited to realized income from the subsidiary. As of September 30, 2007, all net operating loss carryforwards have been fully reserved due to doubtful realization.

7.	Commitments

Operating Lease Agreements

The Company leases its office space under a noncancelable operating lease that expires in April 2008. The Company recognizes rent expenses on a straight-line basis over the lease period.

Future minimum facility lease payments at September 30, 2007 are as follows:

2007	$3,731
2008	$3,731

Rent expense was $11,194, and $4,478 for the nine months ended September 30, 2007 and September 30, 2006, respectively.

VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

Patent Assignment Agreement with SAIC

The Company’s patents are based on patents originally acquired from SAIC. VirnetX, Inc. acquired these patents from SAIC pursuant to the Assignment Agreement by and between VirnetX, Inc. and SAIC, dated December 21, 2006, and certain other related agreements. Under the terms of these agreements, the Company will pay SAIC a minimum guaranteed royalty of $50,000 annually beginning in July, 2008. In addition, the Company will pay to SAIC royalties in the amount of 15% of gross revenues up to a maximum amount of $35,000,000 less any amounts already paid by the Company to SAIC. As of September 30, 2007 no payments had been made to SAIC under the terms of these agreements.

Our business depends on the Company’s rights to and under the patents, which were assigned to VirnetX, Inc. by SAIC. The Company’s agreements with SAIC impose obligations on them, such as payment obligations. If SAIC believes that the Company has failed to meet these obligations, SAIC could seek to limit or reacquire the assigned patent rights, which could lead to costly and time-consuming litigation and, potentially, a loss of the Company’s rights in the patents. During the period of any such litigation, the Company’s ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If the Company’s rights in their patents were restricted or ultimately lost, their ability to continue the business based on the affected technology platform could be severely, adversely affected.

The Company granted SAIC a security interest in the Company’s intellectual property, including their patents to secure their payment obligations to SAIC described above.

8.	Preferred Stock

The Company’s Amended and Restated Certificate of Incorporation, as amended in October 2007, authorizes the Company to issue 10,000,000 shares of $0.0001 par value per share preferred stock having rights, preferences and privileges to be designated by the Board of Directors of the Company. There were no shares of preferred stock outstanding at September 30, 2007. All of the VirnetX, Inc. preferred stock converted into VirnetX, Inc. common stock on a 1-for-1 basis immediately prior to the merger between VirnetX Holding Corporation and VirnetX, Inc. The VirnetX, Inc. preferred stock outstanding at December 31, 2006 consisted of the following:

	Date	Original Issue	Shares	Shares
Series	Issued	Price	Authorized	Outstanding

Series A Preferred	March 27, 2006	$3.00	666,667	468,000

9.	Common Stock

Each share of common stock has the right to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding having priority rights as to dividends. No dividends have been declared by the Board from inception through September 30, 2007. The Company’s Amended and Restated Certificate of Incorporation, as amended in October 2007, authorizes the Company to issue 100,000,000 shares of $0.0001 par value per share common stock. All share amounts have been restated to reflect a 1 for 3 reverse stock split effective October 29, 2007.

In August 2005, the Company issued 1,066,667 shares of common stock to founders at $0.0001875 per share for aggregate proceeds of $200.

The Company has also issued Restricted Stock Units (“RSUs”) to employees and consultants as discussed in Note 10.

VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

10.	Stock Plan

In 2005, VirnetX, Inc. adopted the 2005 Stock Plan (the “Plan”), which was assumed by the Company upon the closing of the merger between VirnetX Holding Corporation and VirnetX, Inc. on July 5, 2007. The Plan provides for the granting of stock options and restricted stock units to employees and consultants of the Company. Stock options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company employees and consultants. The Company has reserved 11,624,469 shares of common stock for issuance under the Plan. The Company received proceeds of $80 and $24 from the issuance of 266,667 and 78,333 shares of restricted stock units during the years ended December 31, 2006 and 2005, respectively.

Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and the exercise price of an ISO and NSO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant.

The Company had during the year ended December 31, 2006 restricted stock units granted for 6,667 shares that had been approved by the Board of Directors, but not signed by the restricted stock holders. Accordingly, these shares have been reflected to reduce shares available for grant. The unamortized stock based compensation expense related to restricted stock units at September 30, 2007 was $102,739 which will be recognized over approximately the next three years.

During May 2007, options were exercised to purchase 6,667 shares of common stock for proceeds to the Company of $20,000.

Activity under the Plan is as follows:

		Options Outstanding
	Shares Available		Weighted Average
	for Grant	Number of Shares	Exercise Price

Shares reserved for the Plan at inception	11,624,469	—	—
Restricted stock units granted	(3,321,277)
Options granted	—	—	—
Options exercised	—	—	—
Options cancelled	—	—	—

Balance at December 31, 2005	8,303,192	—	—
Restricted stock units granted	(1,058,657)	—
Options granted	(1,868,218)	1,868,218	$3.00
Options exercised	—	—	—
Options cancelled	—	—	—

Balance at December 31, 2006	5,376,317	1,868,218	$3.00
Restricted stock units granted	—	—	—
Options granted	(1,347,899)	1,347,899	4.20
Options exercised		(124,548)	0.24
Options cancelled	—	—	—

Balance at September 30, 2007	4,028,418	3,091,569	$1.98

VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

11.	Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of SFAS 123R which requires that such equity instruments are recorded at their fair value on the grant date. The future expensing of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest.

At September 30, 2007, September 30, 2006 and December 31, 2006, the fair value of common stock was $4.53 per share, $3.00 per share and $3.00 per share, respectively. The Company has recorded $348,572, $191,414, and $1,360,321 in employee stock-based compensation expense for the nine months ended September 30, 2007 and September 30, 2006 and for the period from August 2, 2005 (date of inception) to September 30, 2007, respectively.

The Company elected to adopt the modified retrospective application method as provided by SFAS No. 123(R) and accordingly, financial statement amounts for the periods presented herein reflect results as if the fair value method of expensing equity awards had been applied from the date of inception. The effect of recording stock-based compensation was as follows:

			Cumulative Period
			from
			August 2, 2005
			(Date of Inception)
Stock-Based Compensation by	Nine Months Ended	Nine Months Ended	to
Type of Award	September 30, 2007	September 30, 2006	September 30, 2007

Restricted stock units	$0	$130,210	$930,130
Employee stock options	348,572	61,214	430,191

Total stock-based compensation	$348,572	$191,414	$1,360,321

As the Company has provided for a full valuation allowance against deferred tax assets, there is no anticipated tax effect of stock-based compensation expense.

As of September 30, 2007, the unrecorded deferred stock-based compensation balance related to stock options was $4,517,813, which will be recognized over an estimate weighted average amortization period of approximately 3.5 years.

The fair value of each option grant was estimated on the date of grant using the following assumptions:

	Nine Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2006

Volatility	100%	100%
Risk-free interest rate	4.77%	4.77%
Expected life	6 years	6 years
Expected dividends	0%	0%

An aggregate of 1,347,899 options have been granted from January 1, 2007 to September 30, 2007.

The expected life was determined using the simplified method outlined in Staff Accounting Bulletin No. 107 (“SAB 107”), taking the average of the vesting term and the contractual term of the option. Expected volatility of the stock options was based upon historical data and other relevant factors, such as the volatility of comparable publicly-traded companies at a similar stage of life cycle. The Company has not provided an estimate for forfeitures because the Company has no history of forfeited options and believes that all outstanding options at September 30, 2007 will vest. In the future, the Company may change this estimate based on actual and expected future forfeiture rates. An aggregate of 1,347,899 options have been granted in 2007.

VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

The following table summarizes activity under the equity incentive plans for the indicated periods:

			Weighted
			Average
			Remaining
	Number of	Weighted Average	Contractual	Aggregate
	Shares	Exercise Price	Term (Years)	Intrinsic Value

Outstanding at December 31, 2005	—	$—	—	$—
Options granted	1,868,218	3.00	8.7	—
Options exercised	—	—	—	—
Options cancelled	—	—	—	—

Outstanding at December 31, 2006	1,868,218	3.00	8.7	—
Options granted	1,347,899	4.20	9.7	—
Options exercised	(124,548)	0.24	8.7	—
Options cancelled	—	—	—	—

Outstanding at September 30, 2007	3,091,569	$1.98	9.1	$—

The following table summarizes information about stock options at September 30, 2007:

Options Outstanding				Options Vested and Exerciseable
		Weighted				Weighted
		Average			Weighted	Average
		Remaining			Average	Remaining
	Number	Contractual	Weighted Average	Number	Exercise	Contractual
Range of Exercise Price	Outstanding	Life (Years)	Exercise Price	Exerciseable	Price	Life (Years)

$0.24-$4.20	3,091,569	9.1	$1.98	889,000	$1.98	9.1

12.	Merger between VirnetX Holding Corporation and VirnetX, Inc.

On July 5, 2007 VirnetX Holding Corporation entered into a binding agreement and plan of merger with VirnetX, Inc., a Delaware corporation. Under the terms of the agreement, on July 5, 2007, VirnetX, Inc. and the Company consummated a reverse triangular merger in which the Company’s wholly-owned acquisition subsidiary merged with and into VirnetX, Inc. with VirnetX, Inc. as the surviving corporation to the merger. As a result of the merger, VirnetX, Inc. became a wholly-owned subsidiary of the Company and the pre-merger stockholders of VirnetX, Inc. exchanged their shares in VirnetX, Inc. for shares of common stock of the Company. The key terms of the merger include the following:

•	The officers and directors of the Company, except for the chief financial officer, were replaced upon completion of the transaction so that the officers and directors of VirnetX, Inc. became the officers and directors of the Company;

•	VirnetX, Inc.’s convertible notes payable of $1,000,000 and $3,000,000 of funds held in escrow (see Note 5) were converted into the Company’s common stock in July 2007.

•	VirnetX, Inc.’s convertible notes payable of $500,000 were converted into the Company’s common stock in July 2007.

•	The Company issued 29,551,398 shares of its common stock and stock options to purchase 1,785,186 shares of common stock to the pre-merger shareholders, convertible note holders and option holders of VirnetX, Inc. in exchange for 100% of the issued and outstanding capital stock and securities of VirnetX, Inc. Additionally, the Company issued to MDB Capital Group, LLC and its affiliates, warrants to purchase an aggregate of 266,667 shares of common stock of the Company pursuant to the provisions of the MDB Service Agreement, which was assumed by the Company from VirnetX, Inc. in connection with the merger.

VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)

13.	Litigation

On February 15, 2007, the Company filed a complaint against Microsoft Corporation in the United States District Court for the Eastern District of Texas, Tyler Division. Pursuant to the complaint, the Company alleges that Microsoft infringed two of their U.S. patents: U.S. Patent No. 6,502,135 B1, entitled “Agile Network Protocol for Secure Communications with Assured System Availability,” and U.S. Patent No. 6,839,759 B2, entitled “Method for Establishing Secure Communication Link Between Computers of Virtual Private Network Without User Entering Any Cryptographic Information.” On April 5, 2007, the Company filed an amended complaint specifying certain accused products at issue and alleging infringement of a third, recently issued U.S. patent: U.S. Patent No. 7,188,180 B2, entitled “Method for Establishing Secure Communication Link Between Computers of Virtual Private Network.” The Company is seeking both damages, in an amount subject to proof at trial, and injunctive relief. Microsoft answered the amended complaint and asserted counterclaims against the Company on May 4, 2007. Microsoft counterclaimed for declarations that the three patents are not infringed, are invalid and are unenforceable. Microsoft seeks an award of its attorney’s fees and costs. The Company filed a reply to Microsoft’s counterclaims on May 24, 2007. Discovery has begun and the trial is scheduled to begin on October 12, 2009. We have served our infringement contentions directed to certain of Microsoft’s operating system and unified messaging and collaboration applications. The outcome of this litigation cannot be estimated at this time and hence the financial statements have not been adjusted for this litigation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
PASW, Inc.

We have audited the accompanying consolidated balance sheets of PASW, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PASW, Inc. as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the Company has limited sources of revenue and has incurred significant operating losses in prior years. These factors, among others, raise substantial doubt as to the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Farber Hass Hurley & McEwen, LLP

Granada Hills, California
March 28, 2007

PASW, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005

ASSETS
Current assets
Cash and cash equivalents	$306,115	$268,271
Accounts receivable	14,018	17,501

Total current assets	320,133	285,772
Property and equipment-net	1,642	1,826
Other asset	—	3,063

	$321,775	$290,661

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$52,044	$72,311

Total current liabilities	52,044	72,311

Stockholders’ equity
Preferred stock, $.03 par value; 3,333,333 shares authorized, no shares issued and outstanding	—	—
Common stock, $.003 par value; 16,666,667 shares authorized; 1,665,800 and 1,665,800 shares issued and outstanding	4,998	4,998
Additional paid-in capital	6,398,754	6,398,754
Accumulated deficit	(6,086,665)	(6,147,083)
Cumulative adjustment for foreign currency translation	(47,356)	(38,319)
Total stockholders’ equity	269,731	218,350

	$321,775	$290,661

The accompanying notes are an integral part of these consolidated financial statements.

PASW, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2006	2005

Revenue
Royalties and other	$191,287	$213,014

Operating expenses
Selling, general and administrative	144,365	135,403

Total operating expenses	144,365	135,403

Income from operations	46,922	77,611
Other income	5,035	4,915
Forgiveness of accrued expenses	8,461	37,998

Income from operations before income taxes	60,418	120,524
Provision for taxes	0	0

Net Income	$60,418	$120,524
Net income per common share — Basic and diluted

Net income per share	$0.03	$0.06

Weighted average common shares basic and diluted	1,665,800	1,665,800

The accompanying notes are an integral part of these consolidated financial statements.

PASW, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF
COMPREHENSIVE INCOME

	For the Years Ended
	December 31,
	2006	2005

COMPREHENSIVE INCOME
Net income	$60,418	$120,524
Foreign currency translation adjustment	(9,037)	(32,079)

Comprehensive income	$51,381	$88,445

The accompanying notes are an integral part of these consolidated financial statements.

PASW, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

					Cumulative
					Foreign
			Additional		Currency	Total
	Common Stock		Paid-in	Accumulated	Translation	Stockholders’
	Shares	Amount	Capital	Deficit	Adjustment	Equity

Balance at January 1, 2005	1,665,800	$4,998	$6,398,754	$(6,267,607)	$(6,240)	$129,905
Foreign currency translation adjustment					(32,079)	(32,079)
Net income				120,524		120,524

Balance at December 31 2005	1,665,800	4,998	6,398,754	(6,147,083)	(38,319)	218,350
Foreign currency translation adjustment					(9,037)	(9,037)
Net income				60,418		60,418

Balance at December 31, 2006	1,665,800	$4,998	$6,398,754	$(6,086,665)	$(47,356)	$269,731

The accompanying notes are an integral part of these consolidated financial statements.

PASW, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2006		2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income from continuing operations		$60,418		$120,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		836		703
(Increase) decrease in assets:
Accounts receivable		3,483		8,897
Prepaid expenses and other assets
Increase (decrease) in liabilities:		3,063		2,400
Accounts payable and accrued expenses		(20,267)		(19,693)

Net cash provided by operating activities		47,533		112,831

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets		(652)		(2,529)

Net cash provided by investing activities		(652)		(2,529)

CASH FLOWS FROM FINANCING ACTIVITIES:		0		0

Net cash used in financing activities

EXCHANGE RATE CHANGES		(9,037)		(32,079)

NET INCREASE IN CASH AND CASH EQUIVALENTS		37,844		78,223
CASH AND CASH EQUIVALENTS — BEGINNING		268,271		190,048

CASH AND CASH EQUIVALENTS — ENDING		$306,115		$268,271

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Interest paid	$	Nil	$	Nil
Income taxes paid	$	Nil	$	Nil

The accompanying notes are an integral part of these consolidated financial statements.

PASW, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE 1 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

PASW, Inc. (the “Company”) was incorporated in California in November 1992 as a developer and licensor of Internet and Web related software and software development tools. The Company developed and sold software development tools until August 2000. At that time the Company sold all its development activities to another company while maintaining a sales office in Japan. In December 2002 the Company closed the Japanese office but continues to receive royalty income from a single customer in Japan. The remaining administrative operations are conducted principally from an office in the San Francisco Bay Area of Northern California.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries:

•	Network Research Corp. Japan, Ltd. (“NRCJ”);

•	Alera Systems, Inc. (“Alera”), formerly iApplianceNet.com (“iAppliance”), a California Corporation;

•	Pacific Acquisition Corporation (“PAC”), a California Corporation; and

•	PASW Europe Limited (“Europe”), a United Kingdom Corporation.

All references herein to PASW, Inc. or the “Company” include the consolidated results of PASW, Inc. and its subsidiaries. All significant intercompany accounts and transactions were eliminated in consolidation.

Alera, PAC and Europe were inactive in 2006 and 2005.

Use of Estimates

Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company generates all revenue from a royalty license agreement with a single customer in Japan. Generally, income is recognized when earned.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

The Company’s accounts receivable are derived from one customer.

Accounts Receivable

For financial reporting purposes, PASW, Inc. uses the allowance method of accounting for doubtful accounts. PASW, Inc. performs ongoing credit evaluations of its customers and, if required, maintains an allowance for

PASW, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

potential credit losses. The allowance is based on an experience factor and review of current accounts receivable. Uncollectible accounts are written off against the allowance accounts when deemed uncollectible. No accounts were deemed uncollectible at December 31, 2006 or 2005.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, primarily on a straight-line basis. The estimated lives used in determining depreciation are five to seven years for furniture, fixtures and computer equipment. Purchased computer software costs are amortized over five years.

Maintenance and repairs are expensed as incurred; additions and betterments are capitalized. Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed and any resulting gain or loss is recorded.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable. The carrying amounts of cash, accounts receivable, and accounts payable approximate fair value due to the highly liquid nature of these short-term instruments at December 31, 2006 and 2005.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. Recovery of assets to be held and used is measured by comparing the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Translation of Foreign Currency

The Company translates foreign currency financial statements of NRCJ in accordance with SFAS 52, “Foreign Currency Translation.” Assets and liabilities are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders’ equity. Foreign currency transaction gains and losses are included in determining net income.

Stock-Based Compensation

PASW, Inc. has adopted SFAS 123(R) “Share-Based Payment” to account for options awarded to employees and directors.

PASW, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recent Accounting Pronouncements

In March 2005, FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations”. FIN 47 clarifies that the term “conditional asset retirement obligation” as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligation”, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. The adoption of this standard has had no impact on the Company’s consolidated financial statements.

In July 2006, FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, and also prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for financial statements issued for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

FIN 46(R), “Consolidation of Variable Interest Entities”, applies at different dates to different types of enterprises and entities, and special provisions apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of 46(R). Application of Interpretation 46 or Interpretation 46(R) is required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after March 15, 2004. Application by small business issuers to entities other than special purpose entities and by non-public entities to all types of entities is required at various dates in 2004 and 2005. In some instances, enterprises have the option of applying or continuing to apply Interpretation 46 for a short period of time before applying Interpretation 46(R). There is no impact on the Company’s consolidated financial statements.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. It clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including adjustment for risk, not just the company’s mark-to-model value. Statement No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. Fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. Statement No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.

On February 15, 2007, the FASB issued SFAS Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. This Statement permits companies and not-for-profit organizations to make a one-time election to carry eligible types of financial assets and liabilities at fair value, even if fair value measurement is not required under GAAP. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the effect of the adoption of SFAS No. 159.

PASW, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 2 —	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,
	2006	2005

Furniture, fixtures and equipment	$1,826	$2,529
Purchase of furniture	652	0

	2,478	2,529
Less: accumulated depreciation and amortization	836	703

Fixed assets — net	$1,642	$1,826

NOTE 3 —	CAPITAL STOCK

PASW, Inc. is authorized to issue 3,333,333 shares of Preferred Stock, par value $.03. Preferred shares may be issued from time to time in one or more series. The number of shares in each series and the designation of each series to be issued shall be determined from time to time by the board of directors of the Company.

NOTE 4 —	STOCK-BASED COMPENSATION

On April 17, 1998, PASW, Inc. adopted the 1998 Equity Incentive Program (the “Plan”). The Plan expires on December 31, 2008. The Plan provides for granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Non-Statutory Stock Options, (iii) Stock Appreciation Rights, (iv) Stock Bonuses, and (v) Rights to acquire Restricted Stock. Persons eligible to receive Stock Awards are the employees, directors and consultants of the Company and its Affiliates, as defined. Incentive Stock Options may be granted only to employees. Stock awards other than Incentive Stock Options may be granted to all eligible persons.

The maximum term of any options granted is ten years. Vesting requirements may vary, and will be determined by the board of directors. The number of shares reserved for issuance under the Plan is 150,580 shares. At December 31, 2006 the Company had zero outstanding options.

NOTE 5 —	WARRANTS

On September 18, 2001, PASW, Inc. issued 186,667 fully vested common stock purchase warrants as compensation for services by professionals and consultants. The warrants have an exercise price of $0.75 per share. The warrants expired on September 19, 2006.

In 2001, the Company also canceled its outstanding employee options and other warrants, and on September 18, 2001 issued 184,558 new fully vested warrants, with an exercise price of $0.75 per share. The warrants expired on September 19, 2006.

The Company valued the 400,891 warrants issued in 2001 using the Black Sholes option pricing model with the following assumptions: interest rate of 4.5%, life of 5 years, volatility of 145% and expected dividend yield of -0-%. The per warrant fair value is $0.30 and a total expense of $124,781 was recorded during 2001.

NOTE 6 —	RELATED PARTY TRANSACTIONS

One officer of the Company also manages the Company and receives management fees. Management fee expense included in the statement of operations totaled $30,000 in 2006 and 2005.

The Company occupies facilities in California provided by the same officer at no charge.

PASW, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 —	SEGMENT INFORMATION

All of the Company’s 2006 and 2005 sales were in Japan.

NOTE 8 —	INCOME TAXES

The provision for income taxes consists of the following:

	December 31,
	2006	2005

Current	$0	$0

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

	December 31,
	2006	2005

Federal income tax rate	35.0%	35.0%

Surtax exemption	(10.0)	(10.0)
Effect of valuation allowance	(25.0)	(25.0)
State taxes	0	0

Effective income tax rate	0%	0%

At December 31, 2006, the Company had a net carryforward operating loss of approximately $4,480,000. A valuation allowance equal to the tax benefit for deferred taxes was established due to the uncertainty of realizing the benefits of the tax carryforward. Any merger or acquisition by another company would significantly reduce utilization of the net operating loss carryforward.

Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components the Company’s deferred tax assets (liabilities) are as follows:

	December 31,
	2006	2005

Non-current deferred tax assets (liabilities):
Loss carryforwards	$1,000,000	$1,100,000
Less: valuation allowance	(1,000,000)	(1,100,000)

Net deferred tax assets (liabilities)	$0	$0

The net operating loss carryforwards begin to expire in 2019 and expire by 2026.

NOTE 9 —	EARNINGS PER SHARE

Securities that could potentially dilute basic earnings per share in the future, were not included in the computation of diluted earnings per share because their effect would have been antidilutive, are as follows:

	December 31,
	2006	2005

Warrants and Options	0	400,891

Total shares	0	400,891

PASW, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 10 —	ACCRUED EXPENSES

During 2001 the Company accrued certain expenses in anticipation of possible charges for goods and services. The charges did not materialize; therefore in 2005 the Company reversed certain accruals. In 2006, the Company reversed certain other accruals.

NOTE 11 —	GOING CONCERN

The accompanying financial statements were prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. Although the Company had positive cash flows in 2006 and 2005, it had net operating losses of $6,086,665 since inception. The Company’s only operating subsidiary NRCJ sold all its revenue producing assets in 2003 and there is no assurance that the remaining royalty income is sufficient to allow the Company to continue operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of the matters described above, the Company is dependent on its ability to raise sufficient capital to fund its working capital requirements until the Company can generate sufficient sales volume to cover its operating expenses. As of December 31, 2006, the Company is actively seeking a reverse merger candidate.

VirnetX, Inc. and VirnetX Holding Corporation
(a development stage enterprise)

PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Introduction

On June 12, 2007 VirnetX, Inc., a Delaware corporation (“VirnetX”), entered into a binding agreement and plan of merger with VirnetX Holding Corporation, a Delaware corporation (formerly, PASW, Inc.). Under the terms of the agreement, on July 5, 2007, VirnetX Holding Corporation and VirnetX consummated a reverse triangular merger in which VirnetX Holding Corporation’s wholly-owned acquisition subsidiary merged with and into VirnetX with VirnetX as the surviving corporation to the merger. As a result of the merger, VirnetX became a wholly-owned subsidiary of VirnetX Holding Corporation and the pre-merger stockholders of VirnetX exchanged their shares in VirnetX for shares of common stock of VirnetX Holding Corporation. At the closing date of the merger, VirnetX security holders owned approximately 95% of the combined company on a fully-diluted basis. VirnetX directors and executive management constituted a majority of the combined company’s board of directors and executive management, respectively. As a result, VirnetX is deemed to be the acquiring company for accounting purposes, and the merger transaction will be accounted for as a reverse merger and a recapitalization. The financial statements of the combined entity reflect the historical results of VirnetX prior to the merger, and do not include the historical financial results of VirnetX Holding Corporation prior to the merger except for those operations of VirnetX Holding Corporation expected to continue after the merger. Stockholders’ equity and earnings per share of the combined entity will be retroactively restated to reflect the number of shares of common stock received by VirnetX security holders in the merger, after giving effect to the difference between the par values of the capital stock of VirnetX and VirnetX Holding Corporation, offset by additional paid-in capital.

The following unaudited pro forma combined financial statements have been prepared to give effect to the merger of VirnetX and VirnetX Holding Corporation which, in accordance with accounting principles generally accepted in the United States, is considered a reverse acquisition of assets and a recapitalization with VirnetX deemed to be the acquiror of VirnetX Holding Corporation. It is assumed that VirnetX Holding Corporation does not meet the definition of a business in accordance with Statement of Financial Accounting Standards, No. 141, “Business Combinations”, “(SFAS 141)”, and Emerging Issues Task Force 98-3, “Determining Whether a Non-monetary Transaction Involves Receipt of Productive Assets or of a Business”, “(EITF 98-3)”.

For accounting purposes, VirnetX Holding Corporation is being viewed as a publicly-held shell company because it had approximately $72,000 of cash and no other material assets or liabilities at the time of the closing of the merger. VirnetX security holders own approximately 95% of the combined company on a fully-diluted basis post merger and VirnetX directors and executive management constitute a majority of the combined company’s board of directors and executive management, respectively. Based on the above and in accordance with accounting principles generally accepted in the United States, the merger is considered to be a reverse acquisition and recapitalization; and as such the cost of the proposed merger is measured as net assets acquired, and goodwill will not be recognized.

The actual amounts recorded pursuant to the merger may differ materially from the information presented in these unaudited pro forma combined condensed consolidated financial statements as a result of:

•	the impact of any sale of all or part of the operating assets of VirnetX Holding Corporation,

•	cash cost of VirnetX Holding Corporation’s operations between the signing of the merger agreement and the closing of the merger,

•	the timing of completion of the merger,

•	the cost of liquidation of any operating assets should VirnetX Holding Corporation or VirnetX fail to divest of such assets or liabilities, and

•	other changes in VirnetX Holding Corporation’s assets that occur prior to completion of the merger, which could cause material differences in the information presented below.

The unaudited pro forma combined condensed consolidated financial statements presented below are based on the historical financial statements of VirnetX and VirnetX Holding Corporation, adjusted to give effect to the merger. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma combined condensed consolidated balance sheet assumes that the merger was completed as of June 30, 2007. The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 assume that the merger was completed as of January 1, 2006.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the dates stated above, nor is it necessarily indicative of future financial position or results of operations. The unaudited pro forma combined condensed consolidated financial information has been derived from, and should be read, in conjunction with the historical consolidated financial statements and related notes of VirnetX and VirnetX Holding Corporation which are included in this Registration Statement on Form SB-2.

VirnetX, Inc. and VirnetX Holding Corporation
(a development stage enterprise)

PRO FORMA COMBINED CONDENSED CONSOLIDATED
BALANCE SHEET

	As of June 30, 2007				As of June 30, 2007
		VirnetX Holding	Pro Forma		Pro Forma
	VirnetX	Corporation	Adjustments		As Adjusted
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$86,835	$72,336	$3,000,000	C	$3,159,171
Accounts receivable	—	32,032	—		32,032
Prepaid expenses and other current assets	488,165	—	(72,336	) C	415,829
Assets held for sale	—	—	1,224	A	1,224

Total current assets	575,000	104,368	2,928,888		3,608,256
Property and equipment, net	28,742	1,224	(1,224	) A	28,742
Other assets	1,244	—	—		1,244

Total assets	$604,986	$105,592	$2,927,664		$3,638,242

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$897,297	$45,171	$—		$942,468
Accrued expenses	—	—	500,000	B	500,000
Notes payable	50,000	—			50,000
Convertible notes payable	1,500,000	—	(1,500,000	) C	—

Total current liabilities	2,447,297	45,171	(1,000,000)		1,492,468

Commitments and contingencies:
Stockholders’ equity (deficit):
Preferred stock	1,377,625	—	(1,377,625	) C	—
Common stock	426	4,998	88,055	I	93,479
Additional paid-in capital	1,075,368	6,398,754	(72,336	) C	6,848,025
			3,000,000	C
			2,877,625	C
			(6,343,331	) D
			(88,055	) I
Accumulated deficit	(4,295,730)	(6,291,391)	6,291,391	D	(4,795,730)
			(500,000	) B
Accumulated comprehensive (loss)	—	(51,940)	51,940	D	—

Total stockholders’ equity (deficit)	(1,842,311)	60,421	3,927,664		2,145,774

Total liabilities and stockholders’ equity (deficit)	$604,986	$105,592	$2,927,664		$3,638,242

The accompanying notes are an integral part of these pro forma financial statements.

VirnetX, Inc. and VirnetX Holding Corporation
(a development stage enterprise)

PRO FORMA COMBINED CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS

	Six Months Ended				Six Months Ended
	June 30, 2007				June 30, 2007
		VirnetX Holding	Pro Forma		Pro Forma
	VirnetX	Corporation	Adjustments		As Adjusted
	(Unaudited)

Revenues:
Royalties	$—	$114,381	$—	E	$114,381

Operating expenses:
Research and development	268,178	—	—		268,178
General and administrative	1,698,247	319,107	(288,212	) F	2,229,142
			500,000	B

Total operating expenses	1,966,425	319,107	211,788		2,497,320

Loss from operations	(1,966,425)	(204,726)	(211,788)		(2,382,939)
Interest and other income (expense), net	(45,488)	—	45,488	J	—

Net loss before income taxes	(2,011,913)	(204,726)	(166,300)		(2,382,939)
Income taxes	—	—	—		—

Net loss	$(2,011,913)	$(204,726)	$(166,300)		$(2,382,939)

Net income (loss) per share:
Basic and diluted	$(1.07)	$(0.12)	$—		$(0.08)
Weighted average common stock:
Shares outstanding
Basic	1,886,333	1,665,800	21,607,549	G	31,159,682
			6,000,000	H

The accompanying notes are an integral part of these pro forma financial statements.

VirnetX, Inc. and VirnetX Holding Corporation
(a development stage enterprise)

PRO FORMA COMBINED CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS

	Year Ended				Year Ended
	December 31, 2006				December 31, 2006
		VirnetX Holding	Pro Forma		Pro Forma
	VirnetX	Corporation	Adjustments		As Adjusted
	(Unaudited, derived from audited financial statements)

Revenues:
Royalties	$—	$191,287	$—	E	$191,287

Operating expenses:
Research and development	554,187	—	—		554,187
General and administrative	853,488	144,365	(136,205	)F	861,648

Total operating exepnses	1,407,675	144,365	(136,205)		1,415,835

Loss from operations	(1,407,675)	46,922	136,205		(1,224,548)
Interest and other income (expense), net	6,336	5,035	—		11,371
Forgiveness of accrued expenses	—	8,461	(8,461	)F	—

Net loss before income taxes	(1,401,339)	60,418	127,744		(1,213,177)
Income taxes	—	—	—		—

Net loss	$(1,401,339)	$60,418	$127,744		$(1,213,177)

Net income (loss) per share:
Basic and diluted	$(0.74)	$0.04	$—		$(0.04)
Weighted average common stock:
Shares outstanding
Basic	1,886,333	1,665,800	21,607,549	G	31,159,682
			6,000,000	H

The accompanying notes are an integral part of these pro forma financial statements.

VirnetX, Inc. and VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(Unaudited)

1.	Basis of Presentation

On April 18, 2007, stockholders owning a majority of the outstanding shares of VirnetX Holding Corporation acted by written consent to approve a merger which changed VirnetX Holding Corporation’s state of incorporation from the State of California to the State of Delaware.

On June 12, 2007, VirnetX Holding Corporation entered into the merger agreement with VirnetX, the terms of which provide for a change in control of VirnetX Holding Corporation. On July 5, 2007 the merger was consummated. As part of the merger, VirnetX Holding Corporation’s wholly-owned acquisition subsidiary, VirnetX Acquisition, Inc. merged with and into VirnetX, with VirnetX surviving the merger and becoming VirnetX Holding Corporation’s wholly-owned subsidiary thereafter. Additionally, the securityholders of VirnetX collectively exchanged their (i) shares of capital stock and convertible notes for shares of VirnetX Holding Corporation’s common stock; (ii) options to purchase shares of capital stock of VirnetX for similar options to purchase shares of VirnetX Holding Corporation’s common stock and (iii) warrant rights for a warrant to purchase shares of VirnetX Holding Corporation’s common stock. The existing securityholders of VirnetX owned shares of VirnetX Holding Corporation’s common stock and options or warrants to purchase shares of VirnetX Holding Corporation’s common stock, collectively constituting approximately 95% of our issued and outstanding capital stock (assuming the exercise of all outstanding options) immediately after the consummation of the merger.

More specifically, upon the consummation of the merger:

•	in exchange for each share of common stock, par value $0.00003 per share of VirnetX outstanding as of immediately prior to the consummation of the merger, VirnetX Holding Corporation issued to such VirnetX stockholders approximately 12.45479 shares of VirnetX Holding Corporation common stock, for an aggregate of approximately 23,535,398 shares of VirnetX Holding Corporation common stock;

•	upon conversion of and in exchange for the principal and accrued interest amount of convertible notes outstanding as of immediately prior to the consummation of the merger VirnetX Holding Corporation issued to such convertible note holders an aggregate of 6,016,000 shares of VirnetX Holding Corporation common stock;

•	in exchange for each VirnetX option outstanding as of immediately prior to the consummation of the merger VirnetX Holding Corporation issued to VirnetX option holders an option to purchase 12.45479 shares of VirnetX Holding Corporation common stock, for options exercisable for an aggregate of 1,743,670 shares of VirnetX Holding Corporation common stock, at a per share exercise price equal to the exercise price applicable to each such VirnetX option divided by 12.45479, and upon such other terms and conditions provided with respect to such VirnetX option; and

•	VirnetX Holding Corporation issued a warrant to purchase 266,667 shares of VirnetX Holding Corporation’s common stock to MDB Capital Group, Incorporated (“MDB”) pursuant to an Advisory Services Agreement between MDB and VirnetX, as amended to date, with an exercise price of $0.75 per share. The obligation to issue this warrant was assumed by VirnetX Holding Corporation in the merger.

Upon the closing of the merger and the conversion of all of the securities described above, VirnetX became a wholly-owned subsidiary of VirnetX Holding Corporation.

For accounting purposes, VirnetX Holding Corporation is being viewed as a publicly-held shell company because (i) it had approximately $72,000 of cash and no other material assets or liabilities at the time of closing the merger, (ii) at the closing date of the merger, VirnetX security holders owned approximately 95% of the combined company on a fully-diluted basis, (iii) VirnetX directors and executive management constituted a majority of the combined company’s board of directors and executive management, respectively. Additionally, due to the

VirnetX, Inc. and VirnetX Holding Corporation
(a development stage enterprise)

NOTES TO PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS — (Continued)

foregoing, VirnetX will be deemed to be the acquiring company for accounting purposes and the merger is considered to be a reverse acquisition and recapitalization. As a result, the cost of the proposed merger is measured as net assets acquired and goodwill will not be recognized.

2.	Pro Forma Adjustments

A) To reflect the reclassification of certain VirnetX Holding Corporation operating assets as assets held for sale and assets that are to be assumed by VirnetX at the close of the merger.

B) To reflect the accrual of estimated costs of $500,000 incurred after June 30, 2007 by VirnetX and VirnetX Holding Corporation in connection with the consummation of the merger. Merger costs include fees payable for investment banking services, legal, accounting, printing, and other consulting services.

C) To reflect the exchange of all outstanding common stock of VirnetX and convertible notes payable for an estimated 29,500,000 shares of VirnetX Holding Corporation common stock, par value of $0.003, which represents the total of (i) 23,535,398 shares of VirnetX Holding Corporation common stock that were issued to the stockholders of VirnetX at the closing of the merger, which equals approximately twelve times the number of fully diluted shares of VirnetX Holding Corporation common stock issued and outstanding immediately prior to the closing of the merger, and (ii) 6,016,000 shares of VirnetX Holding Corporation common stock that were issued to the holders of convertible debt based on the written consent to convert the debt to stock upon the merger. The adjustments also include the release of $3,000,000 held in escrow from San Gabriel Fund LLC that were released as part of the reverse merger in exchange for VirnetX Holding Corporation common stock. In addition the adjustments include $72,336 of deferred merger expenses that will be reclassified to additional paid-in capital upon closing of the reverse merger.

D) To reflect the elimination of VirnetX Holding Corporation’s common stock, additional paid in capital, accumulated comprehensive loss and accumulated deficit.

E) Royalties paid to the Company pursuant to a contract that is renewed annually, but may be cancelled by either party at the renewal date, will continue until December 31, 2007, but are not assured beyond this date.

F) To reflect the elimination of expenses of VirnetX Holding Corporation, excluding costs related to being a public company, expenses related to the merger and the expenses that are expected to remain in the consolidated company.

G) Holders of VirnetX common stock (including shares of VirnetX preferred stock converted to VirnetX common stock immediately prior to the closing of the merger) will receive 12.45479 newly-issued shares of VirnetX Holding Corporation common stock for each share of VirnetX common stock exchanged in connection with the merger.

H) The holders of the convertible debt of VirnetX, in an aggregate principal and accrued interest amount of $4,512,000, will receive a total of 6,016,000 shares of VirnetX Holding Corporation common stock in exchange for the entire aggregate principal amount of such convertible debt and shall be paid any and all interest accrued thereon in cash.

I) To adjust common stock and additional paid-in capital for common shares outstanding at June 30, 2007 at the par value of $0.003 per share.

J) To eliminate interest expense paid on the convertible notes payable that were converted to common stock when the merger closed.

PRELIMINARY PROSPECTUS

VIRNETX HOLDING CORPORATION

3,000,000 Shares
Common Stock

Gilford Securities Incorporated

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the company have not changed since the date of this prospectus.

Until          , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade the common stock offered hereby, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

          , 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 17, 2007

PRELIMINARY PROSPECTUS

VIRNETX HOLDING CORPORATION

5,600,000 Shares
Common Stock

The security holders named in this prospectus may sell for their accounts 5,600,000 shares of our common stock, including 266,667 shares of common stock underlying warrants held by the selling stockholders.

The securities described in this prospectus are not being sold by any underwriter. VirnetX Holding Corporation will not receive any proceeds from the sale of these securities, except in connection with the exercise of warrants, in which case we will receive the exercise price thereof.

Our common stock is quoted on the OTC Bulletin Board under the symbol “VNXH.” On December 13, 2007, the last reported sales price of our common stock as reported on the OTC Bulletin Board was $6.00 per share (on a post-split basis). We have applied for listing on the American Stock Exchange with the ticker symbol “VHC” to take effect prior to the closing of the offering.

Investing in our common stock involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 5 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF COMMON STOCK OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2007

SALE OF SECURITIES DESCRIBED IN THIS PROSPECTUS

The sale of the securities described in this prospectus may be made from time to time in transactions, which may include block transactions by or for the account of the holders, in the over-the-counter market or in negotiated transactions through a combination of these methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

A post-effective amendment to the registration statement that includes this prospectus must be filed and declared effective by the Securities and Exchange Commission before a holder may:

•	sell any securities described in this prospectus according to the terms of this prospectus either at a fixed price or a negotiated price, either of which is not the prevailing market price,

•	sell securities described in this prospectus in a block transaction to a purchaser who resells,

•	pays compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions, or

•	makes any arrangements, either individually or in the aggregate, that would constitute a distribution of the securities described in this prospectus.

Information contained in this prospectus, except for the cover page, the back cover page and the information under the heading “Selling security holders”, is a part of that separate prospectus relating to a concurrent initial public offering by VirnetX Holding Corporation. This prospectus contains information, including all information relating to the concurrent underwritten offering and the underwriter, that may not be pertinent to the sale of the securities offered in this prospectus by the named holders.

Except as noted below, the securities described in this prospectus may be sold by the named holders or their transferees starting on the date of this prospectus. The named holders have agreed with VirnetX Holding Corporation and with Gilford Securities Incorporated not to sell any of their securities for a period of 12 months from the date of this prospectus without the prior written consent of the underwriter; provided, however, that if the average closing price per share of the Company’s common stock exceeds 150% of the public offering price of the shares to be offered for 15 consecutive trading days during the lock-up period, the shares of common stock held by the San Gabriel group of investors shall be released from the lock-up by Gilford Securities Incorporated. Sales of these securities may depress the price of the common stock in any market that may develop for these securities.

SELLING SECURITY HOLDERS

This prospectus relates to the sale of 5,600,000 shares of common stock of VirnetX Holding Corporation by the security holders named below, including 266,667 shares of common stock underlying warrants held by the selling stockholders. VirnetX Holding Corporation will not receive any of the proceeds of the sale of the securities by the selling security holders, except in connection with the exercise of warrants, in which case we will receive the exercise price thereof.

The following table sets forth information regarding the shares of common stock owned beneficially as of October 31, 2007 on a post-split basis by each selling security holder. The selling security holders are not required, and may choose not, to sell any of their shares of common stock. The selling security holders have agreed with VirnetX Holding Corporation and with Gilford Securities Incorporated not to sell any of their securities for a period of 12 months from the date of this prospectus without the prior written consent of the underwriter; provided, however, that if the average closing price per share of the Company’s common stock exceeds 150% of the public offering price of the shares to be offered for 15 consecutive trading days during the lock-up period, the shares of common stock held by the San Gabriel group of investors shall be released from the lock-up by Gilford Securities Incorporated. None of the selling security holders is an officer, director or other affiliate of VirnetX Holding Corporation except as indicated below.

	Shares Owned	Shares Being	Shares Owned
Name of Selling Securityholder	Prior to Offering	Offered	After Offering

San Gabriel Fund, LLC*†	1,600,000	1,600,000	—
JMW Fund, LLC†	1,200,000	1,200,000	—
John P. McGrain†	820,000	820,000	—
John P. McGrain Grantor Trust†	300,000	300,000	—
John P. McGrain, SEP IRA†	26,666	26,666	—
John P. McGrain, 401K†	26,667	26,667	—
Aaron A. Grunfeld†**	86,667	86,667	—
Underwood Family Partners, LTD†	16,667	16,667	—
The Elevation Fund, LLC†	266,667	266,667	—
The West Hampton Special Situations Fund, LLC†	200,000	200,000	—
The Kirby Enterprise Fund, LLC†	133,333	133,333	—
Thomas E. Manoogian†	16,667	16,667	—
Patrick Reidy†	53,333	53,333	—
Arthur Kassoff†	23,333	23,333	—
Lisa Kirby, custodian for Kelsey Kirby†	44,444	44,444	—
Lisa Kirby, custodian for Charles Kirby†	44,444	44,444	—
Chad K. Kirby†	44,445	44,445	—
Kearney Properties, LLC†	100,000	100,000	—
Amy Atkinson†	3,333	3,333	—
Charles F. Kirby, Roth IRA†	26,667	26,667	—
Kearney Holdings, LLC†	333,333	333,333	—
Christopher A. Marlett††	119,167	119,167	—
Anthony DiGiandomenico††	75,833	75,833	—
Dyana Marlett††	21,667	21,667	—
David Byrne††	16,667	16,667	—

Total	5,600,000	5,600,000

*	Indicates a 5% stockholder prior to the issuance of the shares in this offering.

†	Indicates a member of the San Gabriel group of investors.

††	All of this holder’s shares are shares of common stock underlying a warrant.

**	33,333 of this holder’s shares are shares of common stock underlying a warrant.

The selling security holders indicated in the table above as members of the San Gabriel group of investors received their shares of common stock of VirnetX Holding Corporation pursuant to the conversion of convertible bridge notes upon consummation of the merger between VirnetX, Inc. and VirnetX Holding Corporation.

Christopher A. Marlett and Anthony DiGiandomenico are registered broker-dealers affiliated with MDB Capital Group LLC. David Byrne is a service provider to MDB Capital Group LLC. Anthony DiGiandomenico and MDB Capital Group LLC were among the founding group of stockholders that received shares of common stock of VirnetX, Inc. at inception. In addition, MDB Capital Group LLC had an investment banking relationship with VirnetX, Inc. as compensation for which it was given a right to receive a warrant to purchase shares of the common stock of VirnetX Holding Corporation upon consummation of the merger between VirnetX Holding Corporation and VirnetX, Inc. The right to receive this warrant was assigned to the individual selling security holders indicated in the table above as holders of shares underlying a warrant.

With respect to the selling security holders that are entities:

•	Justin Yorke has sole voting and investment power with respect to the shares of common stock of VirnetX Holding Corporation held by San Gabriel Fund, LLC and JMW Fund, LLC;

•	John P. McGrain has sole voting and investment power with respect to the shares of common stock of VirnetX Holding Corporation held by the John P. McGrain Grantor Trust, the John P. McGrain, SEP IRA and the John P. McGrain, 401K;

•	Michael Underwood has sole voting and investment power with respect to the shares of common stock of VirnetX Holding Corporation held by Underwood Family Partners;

•	the voting and investment power with respect to the shares of common stock of VirnetX Holding Corporation held by The Elevation Fund, LLC are shared by the following individual partners: Lance J. Baller, Dr. Paul Dragul, Paulette Dragul, Stephen D. Garland, Arthur Kassoff, Charles F. Kirby (indirectly, through Kearney Holdings, LLC), Cynthia Kirby, Justin Yorke (indirectly, through JMW Fund, LLC), Barbara Ann Bobbi Norris, Jeffrey P. Ploen, Patrick Reidy, LA Walker and Linda Walker;

•	the voting and investment power with respect to the shares of common stock of VirnetX Holding Corporation held by The West Hampton Special Situations Fund, LLC are shared by the following individual partners: Amy Atkinson, Lance J. Baller, Lisa Bingaman Kirby, Robert Burg, Stephen Case, Dr. Paul Dragul, Paulette Dragul, Stephen D. Garland, Arthur Kassoff, Gary Keogh, Charles Kirby (indirectly, through Kearney Holdings, LLC), Cynthia Kirby, Heather Evans, Deborah Lombardi, Thomas Manoogian, Gary McAdam, Douglas Moreland, Barbara Ann Bobbi Norris, Clarence Osborn, John Paulson, John Paulson Jr., Jeff Ploen, Patrick Reidy, Daniel Rudden; Gerald Rudden, Meredith Rudden, L. Michael Underwood, Frank Visciano, Lorraine Visciano, LA Walker, Linda Walker, Justin Yorke (indirectly, through San Gabriel Fund, LLC), Robin Young and Stewart Young;

•	the voting and investment power with respect to the shares of common stock of VirnetX Holding Corporation held by The Kirby Enterprise Fund, LLC are shared by the following individual partners: Robert Burg, David Culberson, William Gordica, Arthur Kassoff, Gary Keogh, Charles Kirby (indirectly, through Kearney Holdings, LLC), Earnest Mathis, Gary McAdam, Justin Yorke (indirectly, through JMW Fund, LLC), W. Douglas Moreland, Barbara Ann Bobbi Norris, Clarence Osborn, Jeff Ploen, Gail Ploen, Frank Visciano, Lorraine Visciano, LA Walker, Linda Walker, Jim Waters and Cora Waters; and

•	Charles Kirby III has sole voting and investment power with respect to the shares of common stock of VirnetX Holding Corporation held by Kearney Properties, LLC and Kearny Holdings, LLC.

PLAN OF DISTRIBUTION

No underwriting arrangements exist as of the date of this prospectus for the selling security holders to sell their securities. Upon being advised of any underwriting arrangements that may be entered into by a selling security holder after the date of this prospectus, VirnetX Holding Corporation will prepare a supplement to this prospectus to disclose those arrangements. We anticipate that the selling price for the common stock and warrants will be at or between the “bid” and “asked” prices for these securities, as quoted in the over-the-counter market immediately preceding the sale.

To the extent that the selling security holders intend to sell their securities directly, through agents, dealers, or through Gilford Securities Incorporated, in the over-the-counter market or otherwise, on terms and conditions that they determine at the time of sale or that they determine in private negotiations between buyer and seller, their sales of the shares of common stock may be made in accordance with this prospectus and under the provisions of Rule 144 adopted under the Securities Act.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation

Our Certificate of Incorporation provides that the personal liability of the directors of the company shall be eliminated to the fullest extent permitted by the provisions of Section 102(b)(7) of the Delaware General Corporation Law, as the same may be amended and supplemented.

Our Certificate of Incorporation provides that the company shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Indemnification Agreements

We have also entered into indemnification agreements with our directors and officers. The indemnification agreements provide indemnification to our directors and officers under certain circumstances for acts or omissions which may not be covered by directors’ and officers’ liability insurance.

Liability Insurance

We have also obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.

Item 25.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by us, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates other than the registration fee.

Amount to be Paid

SEC registration fee	$1,149
NASD filing fee	$1,880
Printing and engraving	$50,000
Legal fees and expenses	$400,000
Accounting fees and expenses	$40,000
Blue sky fees and expenses (including legal fees)	$10,000
Transfer agent and registrar fees	$10,000
Miscellaneous	$86,971

Total	$600,000

Item 26.	Recent Sales of Unregistered Securities.

On July 5, 2007, on a post-split basis, we issued an aggregate of 29,551,398 shares of our common stock and options to purchase an aggregate of 1,743,670 shares of our common stock to the former securityholders of VirnetX in the merger in exchange for 100% of the issued and outstanding capital stock and securities of VirnetX. The offer, sale and exchange of securities to existing securityholders of VirnetX, was pursuant to the exemption from registration provided by Regulation D of the Securities Act and Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On July 5, 2007, on a post-split basis, we issued to MDB Capital Group LLC and its affiliates warrants to purchase an aggregate of 266,667 shares of our common stock at $0.75 per share pursuant to the provisions of the MDB Capital Group Service Agreement, as amended, which obligation we assumed from VirnetX in the merger. The issuance of the warrant was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

On July 25, 2007, on a post-split basis, we granted to recently hired employees of VirnetX options to purchase 1,347,899 shares of our common stock at $4.20 per share pursuant to the VirnetX 2005 Stock Plan. The issuance of the options was pursuant to the exemption from registration provided by Rule 701 under the Securities Act.

In each of the fiscal years ended December 31, 2004, 2005 and 2006, we did not issue any other securities.

ITEM 27.	EXHIBITS.

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
2.1	Agreement and Plan of Merger of PASW, Inc. (a Delaware corporation) and PASW, Inc. (a California corporation) dated May 25, 2007(1)
2.2	Certificate of Merger filed with the Secretary of State of the State of Delaware on May 30, 2007(1)
2.3	Agreement and Plan of Merger and Reorganization among PASW, Inc., VirnetX Acquisition, Inc. and VirnetX, Inc. dated as of June 12, 2007(1)
3.1	Certificate of Incorporation of the Company(1)
3.2	By-Laws of the Company(1)
4.1	Form of Warrant Issued to affiliates of MDB Capital Group LLC(1)
4.2	Form of Warrant To Be Issued to Gilford Securities Incorporated*
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP*
10.1	Form of Registration Rights Agreement, dated as of July 5, 2007, by and among the Company and all securityholders(1)
10.2	Form of Lock-Up Agreement, dated as of July 5, 2007, by and between the Company and all securityholders(1)
10.3	Form of Indemnification Agreement, dated as of July 5, 2007, by and between the Company and each of Kendall Larsen, Edmund C. Munger, Scott C. Taylor, Michael F. Angelo, Thomas M. O’Brien and William E. Sliney(1)
10.4	Patent License and Assignment Agreement by and between the Company and Science Applications International Corporation, dated as of August 12, 2005(1)
10.5	Security Agreement by and between the Company and Science Applications International Corporation, dated as of August 12, 2005(1)
10.6	Amendment No. 1 to Patent License and Assignment Agreement by and between the Company and Science Applications International Corporation, dated as of November 2, 2006(1)
10.7	Assignment Agreement between the Company and Science Applications International Corporation, dated as of December 21, 2006(1)
10.8	Professional Services Agreement by and between the Company and Science Applications International Corporation, dated as of August 12, 2005(1)
10.9	Lease Agreement by and between the Company and Granite Creek Business Center, dated as of March 15, 2006, as amended on April 1, 2007(1)
10.10	Consulting Agreement by and between the Company and Magenic Technologies, Inc, dated as of February 23, 2006(1)
10.11	Voting Agreement among the Company and certain of its stockholders, dated as of December 12, 2007
21.1	Subsidiaries of VirnetX Holding Corporation*
23.1	Consent of Burr, Pilger & Mayer LLP, Independent Accountants
23.2	Consent of Farber Hass Hurley & McEwen, LLP, Independent Auditors
23.3	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1)*
24.1	Power of Attorney (contained in the signature pages hereto)*

(1)	Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 12, 2007.

*	Previously filed.

Item 28.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to (a) include any prospectus required by Section 10(a)(3) of the Securities Act; (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (c) include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant ;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant issuer has been advised that, in the opinion of the Securities and Exchange SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned registrant hereby further undertakes that:

For determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to any purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Scotts Valley, State of California, on December 17, 2007.

VIRNETX HOLDING CORPORATION

By:	/s/ Kendall Larsen

Name:	Kendall Larsen

Title:	President and Chief Executive
Officer

In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature and Name	Capacity	Date

/s/ Kendall Larsen Kendall Larsen	President, Chief Executive Officer (Principal Executive Officer) and Director	December 17, 2007

/s/ William E. Sliney* William E. Sliney	Chief Financial Officer (Principal Accounting and Financial Officer)	December 17, 2007

/s/ Edmund C. Munger* Edmund C. Munger	Director	December 17, 2007

/s/ Scott C. Taylor* Scott C. Taylor	Director	December 17, 2007

/s/ Michael F. Angelo* Michael F. Angelo	Director	December 17, 2007

/s/ Thomas M. O’Brien* Thomas M. O’Brien	Director	December 17, 2007

* By Kendall Larsen as his attorney-in-fact

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
2.1	Agreement and Plan of Merger of PASW, Inc. (a Delaware corporation) and PASW, Inc. (a California corporation) dated May 25, 2007(1)
2.2	Certificate of Merger filed with the Secretary of State of the State of Delaware on May 30, 2007(1)
2.3	Agreement and Plan of Merger and Reorganization among PASW, Inc., VirnetX Acquisition, Inc. and VirnetX, Inc. dated as of June 12, 2007(1)
3.1	Certificate of Incorporation of the Company(1)
3.2	By-Laws of the Company(1)
4.1	Form of Warrant Issued to affiliates of MDB Capital Group LLC(1)
4.2	Form of Warrant To Be Issued to Gilford Securities Incorporated*
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP*
10.1	Form of Registration Rights Agreement, dated as of July 5, 2007, by and among the Company and all securityholders(1)
10.2	Form of Lock-Up Agreement, dated as of July 5, 2007, by and between the Company and all securityholders(1)
10.3	Form of Indemnification Agreement, dated as of July 5, 2007, by and between the Company and each of Kendall Larsen, Edmund C. Munger, Scott C. Taylor, Michael F. Angelo, Thomas M. O’Brien and William E. Sliney(1)
10.4	Patent License and Assignment Agreement by and between the Company and Science Applications International Corporation, dated as of August 12, 2005(1)
10.5	Security Agreement by and between the Company and Science Applications International Corporation, dated as of August 12, 2005(1)
10.6	Amendment No. 1 to Patent License and Assignment Agreement by and between the Company and Science Applications International Corporation, dated as of November 2, 2006(1)
10.7	Assignment Agreement between the Company and Science Applications International Corporation, dated as of December 21, 2006(1)
10.8	Professional Services Agreement by and between the Company and Science Applications International Corporation, dated as of August 12, 2005(1)
10.9	Lease Agreement by and between the Company and Granite Creek Business Center, dated as of March 15, 2006, as amended on April 1, 2007(1)
10.10	Consulting Agreement by and between the Company and Magenic Technologies, Inc, dated as of February 23, 2006(1)
10.11	Voting Agreement among the Company and certain of its stockholders, dated as of December 12, 2007
21.1	Subsidiaries of VirnetX Holding Corporation*
23.1	Consent of Burr, Pilger & Mayer LLP, Independent Accountants
23.2	Consent of Farber Hass Hurley & McEwen, LLP, Independent Auditors
23.3	Consent of Orrick, Herrington & Sutcliffe LLP (contained in Exhibit 5.1)*
24.1	Power of Attorney (contained in the signature pages hereto)*

(1)	Incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 12, 2007.

*	Previously filed.